AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 1998
                                                      REGISTRATION NO. 333-48215

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 4
                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                               LANDCARE USA, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

              DELAWARE                                  0780                                 76-0562801
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                IDENTIFICATION NUMBER)

                                WILLIAM F. MURDY
                            CHIEF EXECUTIVE OFFICER
                                 THREE RIVERWAY
                                   SUITE 630
                              HOUSTON, TEXAS 77056
                                 (800) 492-1101

      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
 AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES AND AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

        WILLIAM D. GUTERMUTH                           RICHARD C. TILGHMAN, JR.
    BRACEWELL & PATTERSON, L.L.P.                       PIPER & MARBURY L.L.P.
     SOUTH TOWER PENNZOIL PLACE                         36 SOUTH CHARLES STREET
  711 LOUISIANA STREET, SUITE 2900                     BALTIMORE, MARYLAND 21201
      HOUSTON, TEXAS 77002-2781                             (410) 539-2530
           (713) 221-1316

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

******************************************************************************
*                                                                            *
*   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*   REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*   WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*   BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*   REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*   CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*   SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*   OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*   QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*                                                                            *
******************************************************************************

                                                           SUBJECT TO COMPLETION
                                                                    JUNE 1, 1998

                                5,000,000 SHARES
                                     (LOGO)

                               LANDCARE USA, INC.
                                  COMMON STOCK
                            ------------------------
         All of the 5,000,000 shares of Common Stock offered hereby are being offered by LandCare USA, Inc. (the "Company"). The Company was founded in 1997 and has conducted no operations to date. Prior to this offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price for the Common Stock will be between $9.00 and $11.00 per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Underwriters have agreed to offer 750,000 of the 5,000,000 shares of Common Stock to the directors, officers and employees of the Company and the Founding Companies (as herein defined), to the officers of Notre Capital Ventures II, L.L.C. ("Notre") and to various other persons designated by the Company. See "Underwriting." An aggregate of $34.3 million of the proceeds of this offering will be used to pay the cash portion of the purchase price for the Founding Companies and to repay debt of the Founding Companies borrowed from or guaranteed by affiliates of the Company. See "Use of Proceeds." The Common Stock has been approved for listing on the New York Stock Exchange under the symbol "GRW," subject to official notice of issuance.
                            ------------------------
         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                SEE "RISK FACTORS" COMMENCING ON PAGE 11 HEREOF.
                            ------------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=============================================================================================
                           PRICE                  UNDERWRITING                PROCEEDS
                             TO                  DISCOUNTS AND                   TO
                           PUBLIC                 COMMISSIONS                COMPANY(1)
---------------------------------------------------------------------------------------------
Per Share.......        $                         $                         $
---------------------------------------------------------------------------------------------
Total(2)........     $                         $                         $
=============================================================================================

(1) Before deducting expenses of the offering payable by the Company, estimated at $4,000,000.

(2) The Company has granted the Underwriters a 30-day option to purchase up to 750,000 additional shares of Common Stock solely to cover over-allotments, if any. To the extent that the option is exercised, the Underwriters will offer the additional shares at the Price to Public as shown above. If such option is exercised in full, the total Price to Public, Underwriting
    Discounts and Commissions and Proceeds to Company will be $      , $
    and $     , respectively. See "Underwriting."
                            ----------------------------
     The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, and if delivered to and accepted by them, subject to the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the shares of Common Stock will be made at the offices of BT Alex. Brown Incorporated, Baltimore, Maryland, on or about
                           , 1998.

BT ALEX. BROWN
                   NATIONSBANC MONTGOMERY SECURITIES LLC
                                                            SANDERS MORRIS MUNDY

         THE DATE OF THIS PROSPECTUS IS                         , 1998.

                         [Map of United States Showing
                          Founding Company Locations]

     LandCare USA was founded in 1997 to be a national provider of comprehensive landscape and tree services to the commercial and institutional markets. LandCare USA has entered into agreements to acquire seven founding companies, which have been in business an average of 25 years, had pro forma combined 1997 revenues of $116.2 million and served more than 2,500 customers.

                        LANDCARE USA FOUNDING COMPANIES

               COMPANY                       LOCATION                               YEAR FOUNDED
               -------                       --------                               ------------
Trees, Inc.                            Houston, Texas (Operations in 13 States)          1953

Four Seasons Landscape and
  Maintenance, Inc.                    Foster City, California                           1973

Southern Tree & Landscape Co., Inc.    Charlotte, North Carolina                         1977

D.R. Church Landscape Co., Inc.        Lombard, Illinois                                 1963

Ground Control Landscaping, Inc.       Orlando, Florida                                  1978

Arteka Corporation                     Eden Prairie, Minnesota                           1973

Desert Care Landscaping, Inc.          Phoenix, Arizona                                  1992

THE COMPANY INTENDS TO FURNISH ITS STOCKHOLDERS WITH ANNUAL REPORTS CONTAINING FINANCIAL STATEMENTS AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND WITH QUARTERLY REPORTS CONTAINING UNAUDITED SUMMARY FINANCIAL INFORMATION FOR EACH OF THE FIRST THREE QUARTERS OF EACH FISCAL YEAR.
                            ------------------------
CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THIS OFFERING AND MAY BID FOR AND PURCHASE SHARES OF THE COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                              [Photograph of bush]

                               SERVICES PROVIDED
                              AND CUSTOMERS SERVED

                              COMMERCIAL LANDSCAPE
                          MAINTENANCE AND INSTALLATION

The Company provides comprehensive landscape maintenance and installation services to:

    o   regional and national property owners and managers

    o   real estate developers

    o   corporations

    o   universities

    o   governmental entities

Properties served by the Company include:

    o   office buildings

    o   multi-family residential complexes

    o   shopping centers

    o   corporate and university campuses

    o   parks

    o   resorts and hotels

    o   governmental facilities

                             UTILITY LINE CLEARING
                                 AND TREE CARE

Line clearing services comprised approximately 40% of the Company's 1997 pro forma combined revenues and was generated through contracts with 16 public utilities in 13 states.

The Company also provides comprehensive tree care services which include regular pruning and fertilizing to maintain the tree's health and appearance.

                           [Photograph of Trees, Inc.
                              cherry-picker truck]

                         [Photograph of office building
                           at which LandCare performs
                        landscape maintenance services]

                                MARKET DYNAMICS
                                AND SERVICE MIX

                      [Photograph of LandCare sales agent]

                                 MARKET FACTORS

                     o   CONSOLIDATION OF REAL ESTATE OWNERSHIP

                             o   INCREASED OUTSOURCING

                        o   GROWING RECOGNITION OF ECONOMIC
                              VALUE OF LANDSCAPING

                     o   MORE THAN 10,000 SMALL, OWNER OPERATED
                     LANDSCAPE AND TREE SERVICE COMPANIES.

                        [Photograph of LandCare employee
                       performing landscape maintenance]

                                  MARKET SIZE
                                  [PIE CHART]

$15 Billion
Commercial Landscape

$5 Billion Tree Care

The commercial and institutional segment of the landscape and tree service industry generated approximately $20 billion in revenues in 1996.

                                  SERVICE MIX
                                  [PIE CHART]

75% Maintenance

25% Installation

Approximately 75% of the Company's pro forma combined revenues in 1997 were attributable to maintenance services, including tree services.

       [Photographs presented depict typical landscape and tree services performed for representative customers of the Company.]

                               PROSPECTUS SUMMARY

     SIMULTANEOUSLY WITH AND AS A CONDITION TO THE CONSUMMATION OF THE OFFERING MADE BY THIS PROSPECTUS (THE "OFFERING"), LANDCare USA, INC. WILL ACQUIRE, IN SEPARATE MERGER TRANSACTIONS (THE "MERGERS") IN EXCHANGE FOR CASH AND SHARES
OF ITS COMMON STOCK, SEVEN COMPANIES (EACH A "FOUNDING COMPANY" AND, COLLECTIVELY, THE "FOUNDING COMPANIES") ENGAGED IN COMPREHENSIVE LANDSCAPE AND TREE SERVICES. UNLESS OTHERWISE INDICATED, ALL REFERENCES TO THE "COMPANY" HEREIN INCLUDE THE FOUNDING COMPANIES, AND REFERENCES HEREIN TO "LANDCARE"
MEAN LANDCare USA, INC. PRIOR TO THE CONSUMMATION OF THE MERGERS.

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE PRO FORMA COMBINED AND INDIVIDUAL HISTORICAL FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, (i) ALL SHARE, PER SHARE AND FINANCIAL INFORMATION SET FORTH HEREIN (a) HAVE BEEN ADJUSTED TO GIVE EFFECT TO THE MERGERS; (b) ASSUME AN INITIAL PUBLIC OFFERING PRICE OF $11.00 PER SHARE, AND (c) ASSUME NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION; AND (ii) ALL REFERENCES TO COMMON STOCK INCLUDE BOTH COMMON STOCK, $0.01 PAR VALUE, AND RESTRICTED VOTING COMMON STOCK, $0.01 PAR VALUE (THE "RESTRICTED COMMON STOCK"), OF THE COMPANY.

                                  THE COMPANY

     LandCare was founded in 1997 to be a national provider of comprehensive landscape and tree services to the commercial and institutional markets. The Company offers a full range of landscape maintenance, landscape installation and tree services capabilities, including trimming trees and other plant growth away from power lines, generally known as "line clearing." The Company serves a diverse set of customers, including regional and national property owners and managers, real estate developers, corporations, utilities, universities and governmental entities. Properties served by the Company include office buildings, multi-family residential complexes, shopping centers, corporate and university campuses, parks, hotels, resorts and governmental facilities. Approximately 75% of the Company's pro forma combined revenues in 1997 were attributable to maintenance services, which include line clearing for utility customers, and 25% were attributable to installation services. Upon consummation of this Offering, LandCare will acquire the seven Founding Companies, which have been in business an average of 25 years. Pro forma combined revenues of the Founding Companies were $116.2 million in 1997 and $26.6 million in the first three months of 1998. Historical combined revenues increased at a compound annual growth rate of approximately 10% from 1995 through 1997. In addition to emphasizing internal growth, the Company intends to implement an aggressive acquisition program.

     According to data published by LAWN AND LANDSCAPE magazine, the commercial and institutional segment of the landscape and tree services industry generated approximately $20 billion in revenues in 1996. The Company estimates that approximately $15 billion of this amount represented landscape maintenance and installation and $5 billion represented tree services. Most of the more than 10,000 participants in this industry are small, owner-operated companies operating in a limited geographic area. During recent years, this industry has experienced significant growth due to the consolidation of the commercial real estate market, the trend towards outsourcing of landscape and tree services and a growing recognition of the economic and aesthetic benefits of landscaping.

     In recent years, ownership of commercial real estate throughout the United States has become increasingly consolidated. Commercial property owners and managers, as well as governmental entities and institutions such as universities and hospitals, are increasingly outsourcing their landscape and tree services needs. As a result, regional and national property owners and management companies are seeking providers with the capacity to service all of their properties in a particular region. The Company believes, therefore, that a landscape and tree services provider with a multi-regional or national presence and greater scale will have a significant advantage over its competitors. Moreover, the Company believes that its combination of landscape and tree services capabilities will prove attractive to property owners and managers as they seek to reduce the number of vendors with which they do business. The Company performs services for properties owned or managed by a number of leading property owners and managers, including Trammell Crow, Marriott and CB Commercial. Trees, Inc., one of the Founding Companies, has line clearing contracts with large utilities, including PacifiCorp, Houston Lighting & Power and Texas Utilities.

     The Company's landscape maintenance services consist primarily of general upkeep and minor upgrades of a customer's property, including grass cutting, weeding, pruning, leaf removal, trimming and edging, mulching, grass reseeding, fertilization and replacement of plants providing seasonal color. Landscape installation consists of installing ornamental and shade trees, plants, shrubbery and grasses, as well as installing walkways, exterior lighting, fountains and drainage and irrigation systems. The Company's tree services consist primarily of line clearing for utilities, as well as commercial and residential tree maintenance services. The Company plans to offer periodic tree maintenance to many of its commercial customers as part of an overall landscape maintenance agreement, thereby reducing the number of required vendors and reducing its customers' need for emergency tree services.

     OPERATING STRATEGY. The Company believes that there are significant opportunities to increase the profitability of the Founding Companies and any subsequently acquired businesses. The key elements of the Company's operating strategy are:

          FOCUS ON COMMERCIAL AND INSTITUTIONAL MARKETS. The Company believes that the commercial and institutional markets are attractive because of (i) the potential for preferred relationships with regional and national property owners and managers, real estate developers, corporations, general contractors and landscape architects, (ii) the diverse types of properties served, such as office buildings, multi-family residential complexes, shopping centers, corporate and university campuses, parks, hotels, resorts and governmental facilities, (iii) the opportunity to generate recurring revenue through maintenance contracts, and (iv) the recognition by building owners and managers of the importance of landscaping in enhancing the value and marketability of their properties.

          OPERATE ON DECENTRALIZED BASIS. The Company intends to manage the Founding Companies and subsequently acquired companies on a decentralized basis with local management retaining responsibility for the day-to-day operations, profitability and internal growth of the business. Although the Company intends to maintain strong central operating and financial controls, without which inconsistent operating and financial practices could result, its decentralized operating structure will allow it to capitalize on the considerable local and regional market knowledge and customer relationships possessed by local management.

          ACHIEVE OPERATING EFFICIENCIES. The Company believes there are significant opportunities to achieve operating efficiencies and cost savings through purchasing economies and the adoption of "best practices" operating programs. The Company intends to use its increased purchasing power to gain volume discounts in areas such as materials, equipment, spare parts and vehicle purchases and workers' compensation and other insurance coverage. The Company believes that its operating efficiency also can be enhanced by implementing, on a Company-wide basis, selected business practices used by one or more of the Founding Companies which have proven successful (also known as "best practices"), in areas such as management information systems, recruiting and training programs, safety and risk management programs, sales training and materials and human resource management, and can also be enhanced by expanding branch networks to increase route density and improve labor utilization.

          ATTRACT AND RETAIN QUALITY LABOR AND SUPERVISORY PERSONNEL. Most companies in the landscape and tree services industry experience high labor turnover and difficulty in attracting sufficient numbers of supervisory personnel. The Company believes it can better attract and retain supervisory and management level employees, the lack of which could adversely limit the Company's growth and scope of operations, because it will offer (i) an enhanced career path from working for a multi-branch, public company, including the opportunity to gain increased responsibility at a branch office, (ii) the opportunity to realize a more stable income and (iii) improved health insurance, retirement, profit sharing and other benefits, which the Company believes it will be able to offer at little or no additional cost to the Company due to its ability to negotiate with benefit providers on a higher-volume basis.

     INTERNAL GROWTH. A principal component of the Company's strategy is to continue its internal growth. The key elements of the Company's internal growth strategy are:

          BUILD MARKET DENSITY. The Company intends to develop its branch network in each of the markets it serves to enable it to serve more commercial and institutional properties efficiently, to improve labor and equipment utilization and to attract employees who live near newly-established branches.

          ESTABLISH REGIONAL AND NATIONAL MARKET COVERAGE. The Company intends to provide comprehensive landscaping and tree services on a multi-regional and ultimately a national basis. This will enable the Company to capitalize on existing and future relationships with major regional and national property owners and managers. The Company believes it can establish preferred provider relationships with these regional and national property owners and managers to service all or a significant number of their properties.

          BECOME SINGLE SOURCE PROVIDER. The Company intends to provide its customers with both landscape and tree services in order to become the single source for all of its customers' installation and maintenance requirements. The Company believes that becoming a single source provider will allow it to take advantage of the trend toward vendor consolidation in the commercial real estate market and the developing trend toward outsourcing by institutions and state and local governments.

          DEVELOP ENHANCED SALES AND MARKETING PROGRAM. The Company intends to establish a national account sales and marketing program, which will emphasize the Company's full service capabilities. This program will target large regional and national property owners as well as large corporations. The Company also intends to establish a sales and marketing program targeted toward institutions and governmental entities beginning to outsource their landscape and tree services requirements. The Company expects that its sales force, which currently includes twenty full-time sales and/or marketing personnel, will expand as the Company increases in size.

     Although the Company believes that this strategy will prove successful, no assurance can be given of continued internal growth among the Founding Companies and subsequently acquired businesses. See "Risk Factors -- Risks Related to Operating and Internal Growth Strategy."

     ACQUISITION PROGRAM. In addition to emphasizing internal growth, the Company intends to implement an aggressive acquisition program. Although the Company expects to face competition for acquisition candidates, it believes that it will be viewed as an attractive acquiror by other landscape and tree services companies due to its: (i) strategy for creating a national company, (ii) increased financial strength and visibility as a public company, (iii) increased opportunities to cross-market to regional and national property owners and managers, (iv) decentralized operations, which leverage the strengths of local management and (v) ability to achieve operating efficiencies. The Company's acquisition program will focus both on entering new markets through significant acquisitions, as well as expanding within existing markets through acquisitions of smaller companies. Although there are various risks related to the Company's acquisition strategy and no acquisitions, other than the Founding Companies, have been made to date, the Company believes that its strategy will enable it to compete successfully for landscape and tree services companies and increase its geographic coverage, customer base and range of services offered. See "Risk Factors -- Risks Related to the Company's Acquisition Strategy."

                     ACQUISITION OF THE FOUNDING COMPANIES

     Simultaneously with and as a condition to the consummation of this Offering, LandCare will acquire the seven Founding Companies for an aggregate of $27.2 million and 5,162,645 shares of Common Stock. The Founding Companies will become wholly-owned subsidiaries of LandCare, and the Company's operations will be conducted through the Founding Companies and any subsequently acquired businesses.

Following the consummation of the Offering and the Mergers, the Company's executive officers and directors, former stockholders of the Founding Companies and entities affiliated with them will beneficially own approximately 58.8% of the outstanding shares of Common Stock (55.5% if the Underwriters' over-allotment option is exercised in full).

                                  RISK FACTORS

     The Common Stock offered hereby involves a high degree of risk. See "Risk Factors."

                                DIVIDEND POLICY

     The Company intends to retain all of its future earnings, if any, to finance the expansion of its business and for general corporate purposes and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. See "Dividend Policy."

                                  THE OFFERING

Common Stock offered by the
  Company............................   5,000,000 shares

Common Stock to be outstanding after
  the Offering.......................  12,722,043 shares(1)(2)

Use of proceeds......................  To pay the cash portion of the purchase price for the Founding Companies, to
                                       repay expenses incurred in connection
                                       with the organization of LandCare and
                                       the Offering, to repay the existing debt of the Founding Companies and for working capital and future acquisitions. See "Use of Proceeds."

NYSE symbol..........................  GRW
------------
(1) Includes (i) 5,162,645 shares of Common Stock to be issued in connection with the Mergers, (ii) 5,000,000 shares of Common Stock offered hereby, and
    (iii) 994,240 shares of Common Stock issued to management and directors of, and consultants to, the Company, but excludes 100,000 shares of Common Stock subject to an option granted at an exercise price of $6.00 per share and 1,377,819 shares of Common Stock subject to options to be granted in connection with this Offering at an exercise price equal to the initial public offering price. See "Management -- 1998 Long-Term Incentive Plan" and "-- 1998 Non-Employee Directors' Stock Plan."

(2) Includes 268,750 shares of Common Stock and 1,296,408 shares of Restricted Common Stock held by Notre Capital Ventures II, L.L.C. ("Notre"). Each share of Restricted Common Stock is entitled to 0.3 of one vote on all matters submitted to stockholders. Restricted Common Stock is convertible into Common Stock under certain circumstances. See "Description of Capital Stock -- Common Stock and Restricted Common Stock."

                              RECENT DEVELOPMENTS

     During 1997 and 1998, members of the management team and certain consultants were assembled by Notre to pursue the consolidation of the Founding Companies. Notre, a consolidator of highly-fragmented industries, provided the Company with expertise regarding the consolidation process and advanced the Company the funds needed to pay organizational and Offering expenses. Mr. Ronald
L. Stanfa, a director of the Company, is a Managing Director of Notre. See "Certain Transactions." In connection with the organization of LandCare, during the fourth quarter of 1997 and the first quarter of 1998, LandCare sold an aggregate of 994,240 shares of Common Stock to management and directors of, and consultants to, the Company for $0.01 per share. As a result, LandCare has recorded non-recurring, non-cash compensation charges of $7.9 million in the fourth quarter of 1997 and $1.9 million in the first quarter of 1998, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale, as if the Founding Companies had then been combined (collectively, the "Compensation Charge"). LandCare also issued an option to purchase 100,000 shares of Common Stock at an exercise price of $6.00 per share to Mr. Harold D. Cranston, its Chief Operating Officer. The compensation charge of $0.4 million representing the difference between the exercise price and the estimated fair value of the option on the date of grant will be amortized over the five year vesting period.

     The aggregate consideration to be paid by LandCare in the Mergers consists of approximately $27.2 million in cash and 5,162,645 shares of Common Stock. The consideration to be paid by LandCare for each Founding Company was determined by negotiations between LandCare and representatives of each Founding Company and was based primarily on the pro forma adjusted net income of each Founding Company. Prior to the Mergers, two of the Founding Companies, both S Corporations, will distribute a total of up to $1.4 million to their stockholders, representing substantially all of their previously taxed undistributed earnings and tax payments on current earnings (the "S Corporation Distributions"). In order to fund the S Corporation Distributions, these two Founding Companies will borrow a total of $1.2 million from existing sources, which borrowings will be included in the debt to be repaid by LandCare from the net proceeds of the Offering. For a more detailed description of these transactions, see "Certain Transactions -- Organization of the Company."

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     LandCare will acquire the Founding Companies simultaneously with and as a condition to the consummation of this Offering. For financial statement presentation purposes, however, Trees, Inc. ("Trees"), one of the Founding Companies, has been identified as the "accounting acquiror." The following table presents summary pro forma combined financial data for the Company, as adjusted for (i) the effects of the Mergers, (ii) the effects of certain pro forma adjustments to the historical financial statements described below and
(iii) the consummation of this Offering and the application of the net proceeds therefrom. See "Selected Financial Data," the Unaudited Pro Forma Combined Financial Statements and the Notes thereto and the historical Financial Statements of the Founding Companies and the Notes thereto included elsewhere in this Prospectus.

                                                   PRO FORMA COMBINED
                                        ----------------------------------------
                                            YEAR ENDED        THREE MONTHS ENDED
                                        DECEMBER 31, 1997       MARCH 31, 1998
                                        ------------------    ------------------
STATEMENT OF OPERATIONS DATA(1):
     Revenues(2).....................      $    116,177           $    26,639
     Cost of services................            91,920                22,028
                                        ------------------        -----------
     Gross profit....................            24,257                 4,611
     Selling, general and
       administrative expenses(3)....            13,609                 3,500
     Goodwill amortization(4)........             1,620                   405
                                        ------------------        -----------
     Operating income................             9,028                   706
     Interest and other income
       (expense), net(5).............               871                    54
                                        ------------------        -----------
     Income before income taxes......             9,899                   760
     Income tax provision(6).........             4,612                   351
                                        ------------------        -----------
     Net income......................      $      5,287           $       409
                                        ==================        ===========
     Net income per share............      $       0.43           $      0.03
                                        ==================        ===========
     Shares used in computing pro
       forma net income per
       share(7)......................        12,319,865               12,319,865

                                                 MARCH 31, 1998
                                        --------------------------------
                                        PRO FORMA
                                         COMBINED        AS ADJUSTED(8)
                                        ----------       ---------------
BALANCE SHEET DATA(9)
     Working capital (deficit)(11)...    $(26,223)(10)      $  14,076
     Total assets....................     112,209             113,794
     Long-term debt, including
       current maturities(11)........      11,359                  --
     Stockholders' equity(11)........      50,618              97,768
------------
 (1) Assumes that the Mergers and the Offering were closed on January 1, 1997 and is not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

 (2) Reflects a pro forma reduction in revenues of $0.2 million and $10,000 for the year ended December 31, 1997 and for the three months ended March 31, 1998, respectively, associated with the nursery operations of Church, which will not be acquired in the Mergers.

 (3) Reflects an aggregate of approximately $2.6 million and $1.1 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, in pro forma reductions in salary, bonuses and benefits to the owners of the Founding Companies to which they have agreed prospectively (the "Compensation Differential") and $0.1 million for the year ended December 31, 1997 in

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)
     reductions in lease expense as a result of renegotiation of certain leases (the "Rent Differential"). These data do not include the non-recurring portion of the non-cash Compensation Charge of $7.9 million and $1.8 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively.

 (4) Consists of the amortization of goodwill to be recorded as a result of the Mergers, computed on the basis described in Notes to the Unaudited Pro Forma Combined Financial Statements.

 (5) Reflects $1.1 million and $0.3 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, in pro forma reductions in interest expense as the result of the planned repayment of the Founding Companies' existing debt (the "Interest Differential").

 (6) Assumes all income is subject to an annual effective corporation tax rate of 40%, and the non-deductibility of goodwill amortization.

 (7) Includes (i) 5,162,645 shares to be issued to owners of the Founding Companies, (ii) 994,240 shares issued to the management, consultants and directors of LandCare, (iii) 1,565,158 shares issued to Notre, (iv) 25,000 shares (determined to be common stock equivalents for purposes of computing earnings per share) of the 100,000 shares issuable upon the exercise of an outstanding option, and (v) 4,572,822 of the 5,000,000 shares to be sold in the Offering necessary to pay the cash portion of the Merger consideration, pay expenses of this Offering and to repay the Founding Companies' existing debt. Excludes options to purchase 1,377,819 shares of Common Stock to be granted upon consummation of this Offering at the initial public offering price.

 (8) Adjusted for the sale of the 5,000,000 shares of Common Stock offered hereby and the application of the net proceeds therefrom. See "Use of Proceeds."

 (9) The Pro Forma Combined Balance Sheet Data assume that the Mergers were consummated on March 31, 1998.

(10) Includes a $27.2 million payable, representing the cash portion of the Merger consideration and borrowings related to the S Corporation Distributions of $1.2 million, to be paid from a portion of the net proceeds of this Offering.

(11) Arteka Nurseries, Inc. and Desert Care are S Corporations. Prior to the Mergers, these Founding Companies will make the S Corporation Distributions to their stockholders totaling up to $1.4 million. In order to fund the S Corporation Distributions, these two Founding Companies will borrow a total of $1.2 million from existing sources, all of which will be repaid from the net proceeds of this Offering. Additionally, prior to the Mergers, Trees, Four Seasons and Ground Control will distribute to their stockholders certain real estate, equipment and vehicles and associated liabilities, and Church will distribute its nursery operations, having an aggregate net book value of $0.7 million (the "Other Assets"). Accordingly, pro forma long-term debt has been decreased by $1.5 million, pro forma stockholders' equity has been reduced by $0.7 million, and pro forma net income has been increased by $0.2 million and $0.1 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively.

               SUMMARY INDIVIDUAL FOUNDING COMPANY FINANCIAL DATA

     The following table presents summary financial data for each of the individual Founding Companies for each of their three most recent fiscal years and for each of the three months ended March 31, 1997 and 1998. Operating income has not been adjusted for the anticipated increase in income attributable to the Compensation Differential and Rent Differential, or to take into account increased costs associated with the Company's new corporate management and with being a public company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Introduction."

                                                                         THREE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31(1)           MARCH 31
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                          (IN THOUSANDS)
TREES:
     Revenues........................  $  47,142  $  44,847  $  50,085  $  11,321  $  13,840
     Gross profit....................      6,088      5,801      6,517      1,420      1,481
     Operating income(2).............      2,864      1,537      2,829        255        763
FOUR SEASONS:
     Revenues........................     12,000     13,367     16,066      3,529      3,830
     Gross profit....................      2,745      3,261      4,999      1,062      1,283
     Operating income (loss)(2)......        (84)       (58)     1,245         97       (102)
SOUTHERN TREE:
     Revenues........................     12,639     13,263     14,176      3,368      3,502
     Gross profit....................      2,320      1,809      2,559        717        827
     Operating income(2).............        708        263        793        242        313
CHURCH:
     Revenues........................      9,141     10,951     13,257        946        963
     Gross profit....................      3,020      3,327      4,351        143        176
     Operating income (loss)(2)......        884       (264)     1,487       (447)      (485)
GROUND CONTROL:
     Revenues........................      5,574      8,409      8,979      2,654      2,324
     Gross profit....................      1,371      1,827      2,316        967        467
     Operating income (loss)(2)......       (122)       225        806        570         78
ARTEKA:
     Revenues........................      6,117      7,052      7,366        245        893
     Gross profit....................      2,049      1,997      2,139        (73)       275
     Operating income (loss)(2)......        188        275          3       (456)      (451)
DESERT CARE:
     Revenues........................      4,350      5,598      6,481      1,492      1,297
     Gross profit....................        817      1,201      1,362        313         97
     Operating income (loss)(2)......        266        334        690        158        (78)

------------
(1) The financial data presented for Trees is for the fiscal years ended March 31, 1996 and 1997 and for the twelve months ended December 31, 1997.

(2) Operating income has not been adjusted for the Compensation Differential and Rent Differential. The Compensation Differential was $2.6 million and $1.1 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, and the Rent Differential was $0.1 million for the year ended December 31, 1997.

                                  RISK FACTORS

     AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK.

     ABSENCE OF COMBINED OPERATING HISTORY; RISKS OF INTEGRATING FOUNDING COMPANIES. LandCare was founded in 1997 but has conducted no operations and generated no revenues to date. LandCare has entered into definitive agreements to acquire the Founding Companies simultaneously with, and as a condition to, the closing of this Offering. The Founding Companies have been operating as separate independent entities, and there can be no assurance that the Company will be able to integrate the operations of these businesses successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis and to report the results of the operations of the combined entities on a timely basis. The Company's management team has been assembled only recently, and there can be no assurance that the management team will be able to manage the combined entity or to implement effectively the Company's acquisition and internal growth strategies as its operating strategy. The pro forma combined historical financial results of the Founding Companies cover periods when the Founding Companies and LandCare were not under common control or management and may not be indicative of the Company's future financial or operating results. The inability of the Company to integrate the Founding Companies successfully would have a material adverse effect on the Company's business, financial condition and results of operations and would make it unlikely that the Company's acquisition strategy will be successful. See "Business -- Strategy" and "Management."

     RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY. The Company intends to grow significantly through the acquisition of additional commercial landscape and tree service companies. Because most participants in the commercial landscape and tree services industry are small, owner-operated companies, the Company expects that its acquisition strategy will primarily involve the acquisition of numerous, relatively small companies. The Company expects to face competition for these acquisition candidates, particularly from a few relatively large public or private companies that have begun or may begin to pursue the acquisition of landscape and tree service companies. Some of these companies have greater financial resources and name recognition in the industry than the Company. This competition may limit the number of acquisitions that the Company is able to consummate and may lead to higher acquisition prices. There can be no assurance that the Company will be able to identify, acquire or manage profitably additional businesses or to integrate successfully any acquired businesses into the Company without substantial costs, delays or other operational or financial problems. Furthermore, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Founding Companies or other businesses acquired in the future will achieve anticipated revenues and earnings. See "Business -- Strategy."

     RISKS RELATED TO ACQUISITION FINANCING. The timing, size and success of the Company's acquisition efforts and the associated capital requirements cannot be readily predicted. The Company currently intends to finance future acquisitions by using shares of its Common Stock, which may comprise a significant portion of the acquisition consideration. If the Common Stock does not maintain a sufficient market value, if potential acquisition candidates are unwilling to accept Common Stock as part of the consideration for the sale of their businesses or if the Company's competitors offer acquisition candidates substantially more cash than equity or debt securities, the Company may be required to utilize more of its cash resources, if available, in order to initiate and maintain its acquisition strategy. Upon completion of this Offering, the Company will have $4.7 million of net proceeds from the offering ($12.4 million if the Underwriters' over-allotment option is exercised in full) remaining for future acquisitions and working capital after payment of Merger and Offering expenses, the cash portion of the purchase price for the Founding Companies and repayment of Founding Company debt. If the Company's cash resources after the Offering are insufficient to effect its acquisition strategy, its growth will be limited unless it is able to obtain additional capital through debt or equity financings. The Company has received a commitment for a bank line of credit of $50.0 million for working capital and acquisitions which is expected to be available upon consummation of the Offering. However, there can be no assurance that the Company will be able to obtain this line of credit or additional financing it will need for its acquisition strategy on terms that the Company deems acceptable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     RISKS RELATED TO OPERATING AND INTERNAL GROWTH STRATEGY. Key components of the Company's strategy are to increase the profitability and continue the internal growth of the Founding Companies and subsequently acquired businesses. The Company intends to operate on a decentralized basis and attract and retain quality labor and supervisory personnel. Without proper overall business controls, the Company's decentralized operating strategy could result in inconsistent operating and financial practices at the Founding Companies and subsequently acquired businesses. This, in turn, could adversely affect the Company's business, financial condition and results of operations, as could the Company's failure to attract and retain a sufficient number of hourly and supervisory personnel to meet its staffing needs. The continued internal growth of the Founding Companies and subsequently acquired businesses will be affected by various factors, including the demand for landscaping and tree services as well as the Company's ability to establish relationships with regional and national property owners and managers, expand the range of services offered to meet its customers' exterior maintenance requirements and establish regional and national account sales and marketing programs. Customer dissatisfaction or performance problems at a single acquired company could have an adverse effect on the reputation of the Company and hinder the Company's sales and marketing initiatives. Some of these factors are beyond the Company's control, and there can be no assurance that the Company's operating and internal growth strategies will be successful or that the Company will be able to generate sufficient cash flow to support both its operations and its continued internal growth. See "Business -- Strategy."

     NEED FOR EFFECTIVE CONTROLS ON COMPANY'S EXPANSION. The Company expects to expand its business principally through the acquisition of other companies. Management expects to expend significant time and effort in evaluating, completing and integrating acquisitions and opening new branches. To manage its expansion, promptly after this Offering the Company must establish accounting, financial reporting, financial control and other operating systems and procedures. Thereafter, management must continually evaluate the adequacy of those systems, procedures and controls and its management structure. There can be no assurance that the Company's systems, procedures and controls or its management structure will be adequate to support the Company's operations as they expand. Failure to manage its growth efficiently and effectively would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business --Strategy."

     DEPENDENCE ON REVENUES FROM TREES, INC. In calendar year 1997 and in the three months ended March 31, 1998, Trees, Inc., one of the Founding Companies, had revenues of $50.1 million and $13.8 million, respectively, and operating income of $2.8 million and $0.8 million, respectively, accounting for 43.1% and 31.3% of the Company's 1997 pro forma combined revenues and operating income, respectively, and 52.0% and 108.0% of the Company's first quarter 1998 pro forma combined revenues and operating income, respectively. The Company will be dependent on Trees for a significant portion of its revenues and operating income. Trees derives most of its revenues from line clearing services, which typically have lower gross margins than landscape maintenance and installation services. During calendar year 1997, Trees derived approximately 96% of its revenues from 20 utility customers, three of which accounted for approximately 54% of its total revenues. As a result, the loss of any one of Trees' large customers could have a material adverse effect on the overall revenues and profitability of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Trees -- Results of Operations."

     DEPENDENCE ON LABOR FORCE. The landscape and tree services industry is labor intensive, and industry participants, including the Founding Companies, experience high turnover rates among hourly workers and intense competition for qualified supervisory personnel. In addition, several of the Founding Companies, like many landscape service providers in colder climates, employ all or most of their labor force for only part of the year, which decreases their ability to maintain a stable, experienced work force. To the extent that the Company is unable to re-employ seasonal employees during annual peak employment periods, it will encounter increased recruiting, training and other employment costs. If the Company were unable to recruit a sufficient number of hourly workers and qualified supervisory personnel, it would be forced to limit growth or reduce the scope of its operations. See "Business -- Employees."

     RELIANCE ON IMMIGRANT EMPLOYEES. Immigrants comprise a significant portion of the workforce in the landscape and tree services industry. Any change to existing U.S. immigration policy that restricts the ability of foreign workers to obtain employment in the United States is likely to contribute to a shortage of available labor. Immigration laws require the Company to confirm the legal status of its immigrant labor force. From time to time, the Company may unknowingly employ illegal immigrants. The Company, as a significant employer of immigrant laborers, is subject to periodic, random searches by the Immigration and Naturalization Service ("INS"). If the INS finds illegally employed immigrants, the Company would suffer the loss of a portion of its labor force and possibly fines, which could be substantial in amount. Any violation of immigration laws by the Company could have a material adverse affect on the Company. See "Business -- Regulation."

     COMPETITION. The landscape and tree services markets are highly competitive and are served by numerous small, owner-operated companies operating in limited geographic areas. The Company also competes with a few large, private landscape service companies operating in multiple markets which, to date, have acquired a small number of landscape companies. TruGreen-ChemLawn, a division of ServiceMaster Co., recently acquired several commercial landscape service companies, although it continues to focus primarily on residential lawn spraying. Because a significant portion of the Company's landscape and tree service business is competitively bid, price is an important competitive factor. Some of the Company's competitors may have lower overhead cost structures and could outbid the Company for landscape and tree service contracts by offering their services at a lower price than is profitable for the Company. Competition in the line clearing market is characterized by a small number of large companies, led by Asplundh Tree Expert Company ("Asplundh"), that have the financial resources necessary to meet the significant capital requirements of this industry segment. The Company may face competition for acquisition targets from the small number of large companies in both the landscape and tree services segments. These companies may have greater name recognition and greater financial resources than the Company with which to finance acquisition and development opportunities and the ability to pay higher prices, which could limit the Company's acquisition program. See "Business -- Competition."

     SEASONALITY OF THE LANDSCAPE SERVICES INDUSTRY, Landscape maintenance and installation services are subject to weather-related seasonal variations. Since the Company recognizes revenues from the monthly payments from its landscape maintenance services in full when they are due, rather than in proportion to costs expected to be incurred over annual terms, the Company generally reports higher profit margins from landscape maintenance services during winter months and lower profit margins during peak service periods in late spring and summer. In markets served by the Founding Companies that do not have a year-round growing season, the demand for landscape services decreases significantly during winter months. Although those Founding Companies operating in colder climates offer snow removal services during the winter, these services do not compensate for the decrease in landscape maintenance revenues during winter months. Accordingly, the Company may have lower revenues and operating results in the first and fourth quarters of each year. See "Management's Discussion and Analysis -- Seasonality and Cyclicality."

     INCLEMENT WEATHER RISKS. Extended periods of inclement weather can have an adverse effect on the Company's ability to initiate or complete landscape installation projects and perform maintenance services, typically resulting in inefficient utilization of labor and duplication of work. As a result, inclement weather may have an adverse effect on the Company's revenues and profitability.

     CYCLICAL NATURE OF LANDSCAPE INSTALLATION. The landscape installation business is highly cyclical and reflects the trends of the commercial real estate construction industry. Factors influencing the level of commercial real estate construction include interest rates and the availability of financing, inflation, local occupancy rates, demand for commercial space and general economic conditions. As a result, the installation segment of the Company's business will be adversely affected by a decline in commercial real estate construction activity in the markets it serves. In addition, on installation projects for which there is inadequate project financing or cost overruns, the Company may have difficulty in obtaining payment for all or a portion of its services. See "Management's Discussion and Analysis -- Seasonality and Cyclically."

     RISKS ASSOCIATED WITH MAINTENANCE CONTRACTS. A significant portion of the Company's landscape maintenance and line clearing contracts are terminable at will by either party on 30 to 90 days' notice, with terms generally ranging from one to two years for landscape maintenance contracts and three to five years for line clearing contracts. In the past, the Company has experienced non-renewal rates on its maintenance contracts ranging from 10% to 20%. Termination or non-renewal of a landscape maintenance contract occurs primarily because of turnover of property ownership or management or because of a competitor's bidding the job at a lower price than the Company. Because of the relatively large size of the Company's line clearing contracts with utilities, the termination or non-renewal of a large contract could have a material adverse effect on the Company's results of operations. There can be no assurance that the Company's customers will not terminate their contracts or renew their contracts upon expiration. Termination or non-renewal of contracts by a significant number of the Company's customers would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Operations."

     CLAIMS EXPOSURE; INSURANCE. Many of the services provided by the Company pose the risk of serious personal injury to the Company's site employees. The Company's employees regularly use dangerous equipment, such as lawn mowers, edgers, tractors and chain saws, and work in hazardous areas, such as in trees or near power lines. As a result, there is a significant risk of work-related injury and workers' compensation claims. Workers' compensation insurance has been a significant operating expense at each Founding Company. The Founding Companies currently maintain workers' compensation insurance with deductibles of as much as $350,000 per claim. The Founding Companies also operate large numbers of vehicles on public roads and, therefore, are subject to claims for personal injury or property damage. The Founding Companies also maintain liability insurance for bodily injury and property damage with deductibles of as much as $350,000 per claim. The Company could become subject to one or more as yet unasserted claims which, if decided adversely to the Company, could have a material adverse effect on the Company's operating results. To the extent that the Company experiences a material increase in the frequency or severity of accidents or workers' compensation claims, or unfavorable developments on existing claims, the Company's operating results and financial condition could be materially adversely affected. Significant increases in the Company's claim and insurance costs, to the extent not offset by revenue increases, would reduce the Company's profitability. See "Business -- Risk Management, Insurance and Litigation."

     REGULATION. The Company is subject to various federal, state and local laws and regulations relating to the employment of immigrants, workplace health and safety in the landscape and tree services industry, the application of fertilizers, herbicides, pesticides and other chemicals, noise and air pollution from power equipment and local zoning regulations requiring improved water management techniques. Although the Company believes it is in substantial compliance with applicable laws and regulations and has all licenses required to operate its business, there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future. The Company's failure to comply with applicable laws and regulations could subject it to the temporary loss of a portion of its labor force, substantial fines or the loss of its licenses and/or some of its employees which, in turn, would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Regulation."

     RISK OF UNIONIZATION. Most of the Company's operations are non-union. There can be no assurance, however, that some or all of the Company's labor force will not unionize in the future. Because of its size and increased visibility as a public company, the Company believes that the risk of unionization may increase upon consummation of the Offering. Due to the highly labor intensive and price competitive nature of the landscape and tree services industry, the cost to the Company of unionization of its labor force could be substantial. Unionization would likely increase the Company's wage scale, which in turn could adversely affect the Company's profitability and ability to bid jobs competitivity with smaller, non-unionized companies. Union activity or a union workforce could increase the risk to the Company of a strike, which would adversely affect the Company's results of operations and relationships with its customers. Furthermore, if the Company's workforce were to unionize, it could adversely affect the Company's acquisition strategy for a variety of reasons, including a reluctance of non-union acquisition targets to become affiliated with a unionized company. See "Business -- Employees."

     RELIANCE ON KEY PERSONNEL. The Company will be highly dependent on the continuing efforts of its executive officers and the senior management of the Founding Companies, and the Company likely will depend on the senior management of any significant business it acquires in the future. The business or prospects of the Company could be adversely affected if any of these persons does not continue in his or her management role until the Company is able to attract and retain qualified replacements. See "Management."

     CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS. Following the completion of the Mergers and this Offering, the Company's executive officers and directors, former stockholders of the Founding Companies and entities affiliated with them will beneficially own approximately 58.8% of the outstanding shares of Common Stock (55.5% if the Underwriters' over-allotment option is exercised in full). These persons, if acting in concert, will be able to exercise control over the Company's affairs, to elect the entire Board of Directors and to control the outcome of any matter submitted to a vote of stockholders. See "Principal Stockholders."

     SUBSTANTIAL PROCEEDS OF OFFERING PAYABLE TO STOCKHOLDERS OF FOUNDING COMPANIES. Of the net proceeds of this Offering, $27.2 million, or 57.7%, will be paid as the cash portion of the purchase price for the Founding Companies. Some of the recipients of these funds will become directors of the Company or holders of more than 5% of the Common Stock. Additionally, Notre has advanced to LandCare funds to cover certain organization expenses and Offering costs and will be reimbursed up to $3.0 million from the proceeds of this Offering. See "Use of Proceeds" and "Certain Transactions."

     NO PRIOR PUBLIC MARKET AND DETERMINATION OF OFFERING PRICE. Prior to this Offering, there has been no public market for the Common Stock. Therefore, the initial public offering price for the Common Stock will be determined by negotiation between the Company and the Representatives of the Underwriters and may bear no relationship to the price at which the Common Stock will trade after the Offering. See "Underwriting" for the factors to be considered in determining the initial public offering price. The Common Stock has been approved for listing on the New York Stock Exchange ("NYSE") under the symbol "GRW," subject to official notice of issuance. However, there can be no assurance that an active trading market will develop subsequent to this Offering or, if developed, that it will be sustained. After this Offering, the market price of the Common Stock may be subject to significant fluctuations in response to numerous factors, including the timing of any acquisitions by the Company, variations in the Company's annual or quarterly financial results or those of its competitors, changes by financial research analysts in their estimates of the future earnings of the Company, conditions in the economy in general or in the Company's industry in particular, unfavorable publicity or changes in applicable laws and regulations (or judicial or administrative interpretations thereof) affecting the Company or the landscape and tree services industry generally. From time to time, the stock market experiences significant price and volume volatility, which may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

     POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK. Upon consummation of the Mergers and this Offering, 12,722,043 shares of Common Stock will be outstanding. The 5,000,000 shares sold in this Offering (other than shares that may be purchased by affiliates of the Company) will be freely tradable. The remaining outstanding shares may be resold publicly only following their registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an available exemption from registration
(such as provided by Rule 144 following a one year holding period for previously unregistered shares). The holders of these remaining shares have certain rights to have their shares registered in the future under the Securities Act, but may not exercise such registration rights, and have agreed with the Company that they will not sell, transfer or otherwise dispose of any of their shares, for two years following the consummation of this Offering. See "Shares Eligible for Future Sale." Upon consummation of this Offering, the Company also will have outstanding options to purchase up to a total of 1,477,819 shares of Common Stock. The Company intends to register all the shares subject to these options under the Securities Act for public resale. The Company intends to register 5,000,000 additional shares of Common Stock under the Securities Act within 90 days after completion of its offering for issuance in connection with future acquisitions. These shares generally will be freely tradeable after their issuance by persons not affiliated with the Company unless the Company contractually restricts their resale.

     POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS. LandCare's Certificate of Incorporation (the "Certificate of Incorporation"), authorizes the Board of Directors to issue, without stockholder approval, one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends and distributions and voting rights) as the Board of Directors may determine. The existence of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, the Certificate of Incorporation provides for a classified Board of Directors, which may also have the effect of inhibiting or delaying a change in control of the Company. Certain provisions of the Delaware General Corporation Law may also discourage takeover attempts that have not been approved by the Board of Directors. See "Description of Capital Stock."

     IMMEDIATE AND SUBSTANTIAL DILUTION. Purchasers of Common Stock in this Offering will experience immediate, substantial dilution in the pro forma net tangible book value of their stock of $8.41 per share and may experience further dilution in that value from issuances of Common Stock in connection with future acquisitions. See "Dilution."

     SIGNIFICANT MATERIALITY OF GOODWILL. The Company's balance sheet immediately following the Offering and consummation of the acquisition of the Founding Companies will include an amount designated as "goodwill" that represents 57.0% of total assets and 66.3% of stockholders' equity. Goodwill arises when an acquiror pays more for a business than the fair value of the tangible and separately measurable intangible net assets. Generally accepted accounting principles require that this and all other intangible assets be amortized over the period benefited. Management has determined that the period benefited by the goodwill will be no less than 40 years. If management were not to separately recognize a material intangible asset having a benefit period less than 40 years, or were not to give effect to shorter benefit periods of factors giving rise to a material portion of the goodwill, earnings reported in periods immediately following the acquisition would be overstated. In later years, the Company would be burdened by a continuing charge against earnings without the associated benefit to income valued by management in arriving at the consideration paid for the businesses. Earnings in later years also could be significantly affected if management determined then that the remaining balance of goodwill was impaired. Management has reviewed with its independent accountants all of the factors and related future cash flows which it considered in arriving at the amount incurred to acquire each of the Founding Companies. Management concluded that the anticipated future cash flows associated with intangible assets recognized in the acquisitions will continue indefinitely, and there is no persuasive evidence that any material portion will dissipate over a period shorter than 40 years.

                                  THE COMPANY

     LandCare was founded in 1997 to be a national provider of comprehensive landscape and tree services to the commercial and institutional markets. The Company serves a diverse set of customers including regional and national property owners and managers, real estate developers, corporations, utilities, universities and governmental entities. Properties served by the Company include office buildings, multi-family residential complexes, shopping centers, corporate and university campuses, parks, hotels and resorts. The Company is also a national provider of line clearing services to utilities. Approximately 75% of the Company's pro forma combined revenues in 1997 were attributable to maintenance services, which include line clearing for utility customers, and 25% were attributable to installation services. Upon consummation of this Offering, LandCare will acquire seven Founding Companies, which have been in business an average of 25 years. Pro forma combined revenues of the Founding Companies were $116.2 million in 1997 and $26.6 million for the three months ended March 31, 1998. Historical combined revenues increased at a compound annual growth rate of approximately 10% from 1995 through 1997. For a description of the transactions pursuant to which these businesses will be acquired, see "Certain
Transactions -- Organization of the Company." The following is a description of the Founding Companies:

     TREES, INC. -- Trees, headquartered in Houston, Texas, was founded in 1953 and serves customers in 13 states. Trees provides line clearing services primarily to utility customers and provides commercial and residential tree services to customers in Houston. Trees had calendar year 1997 revenues of $50.1 million and currently has approximately 1,325 year-round employees. In calendar year 1997, line clearing services accounted for approximately 96% of Trees' revenues. Linda T. Benge, the President and Chief Executive Officer of Trees, has been employed by Trees for over 17 years. Following the consummation of this Offering, she will sign a five-year employment agreement with Trees to continue her present position and will become a director of the Company.

     FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC. -- Four Seasons Landscape and Maintenance, Inc. ("Four Seasons"), headquartered in Foster City, California, was founded in 1973 and operates in northern California, with six branches in the Bay Area and two branches in Sacramento. Four Seasons provides commercial landscape maintenance and commercial tree services but does not provide landscape installation services. Four Seasons had revenues of $16.1 million in 1997 and had approximately 440 employees at peak season. James R. Marcus, the founder and Chairman of Four Seasons, has been employed by Four Seasons for over 25 years. Harold D. Cranston has been employed by Four Seasons for 10 years. Following the consummation of this Offering, Mr. Marcus will sign a five-year employment agreement with Four Seasons to continue his present position and will become a Director of Corporate Development of the Company; Mr. Cranston will sign a five-year employment agreement with the Company to serve as its Chief Operating Officer and will become a director the Company.

     SOUTHERN TREE & LANDSCAPE CO., INC. -- Southern Tree & Landscape Co., Inc. ("Southern Tree"), headquartered in Charlotte, North Carolina, was founded in 1977 and operates in North Carolina and South Carolina with four branches in North Carolina and one branch in South Carolina. Southern Tree provides commercial landscape installation and maintenance services, as well as commercial tree services. Southern Tree had revenues of $14.2 million in 1997 and had over 300 employees at peak season. In 1997, landscape maintenance and installation each accounted for 44% of Southern Tree's revenues, with the remaining 12% attributable to tree sales. Roger S. Braswell, the founder of Southern Tree, has been employed by Southern Tree for over 20 years and has approximately 30 years of industry experience. Following consummation of this Offering, Mr. Braswell will sign a five-year employment agreement with Southern Tree to serve as a Vice President and will become a Director of Corporate Development and a director of the Company.

     D.R. CHURCH LANDSCAPE CO., INC. -- D.R. Church Landscape Co., Inc. ("Church"), headquartered in Lombard, Illinois, was founded in 1963 and operates in the greater Chicago and Milwaukee areas, with branches in Lombard and Wadsworth, Illinois and Milwaukee, Wisconsin. Church provides commercial landscape installation and maintenance services, as well as snow removal. Church had revenues of $13.3 million in 1997 and had approximately 250 employees at peak season. In 1997, landscape maintenance and installation services accounted for 49% and 51% of Church revenues, respectively. Bruce A. Church, the

President of Church, has been employed by Church for over 20 years and has over 24 years of industry experience. Following the consummation of this Offering, he will sign a five-year employment agreement with Church to continue his present position and will become a director of the Company.

     GROUND CONTROL LANDSCAPING, INC. -- Ground Control Landscaping, Inc. ("Ground Control"), headquartered in Orlando, Florida, was founded in 1978 and operates branches in Tampa and Orlando. Ground Control provides commercial landscape installation and maintenance services. Ground Control had revenues of $9.0 million in 1997 and had approximately 175 employees at peak season. In 1997, landscape maintenance and installation services accounted for 43% and 57% of Ground Control's revenues, respectively. Mark S. Yahn, the founder and Chief Executive Officer of Ground Control, has been employed by Ground Control for over 20 years. Following the consummation of this Offering, he will sign a five-year employment agreement with Ground Control to continue his present position and will become a director of the Company.

     ARTEKA CORPORATION -- Arteka Corporation, Arteka Natural Green Corporation and Arteka Nurseries, Inc. (collectively, "Arteka"), headquartered in Eden Prairie, Minnesota, were founded beginning in 1973 and operate in four locations in the Twin Cities area. Arteka provides commercial landscape installation and maintenance services, operates a tree nursery which primarily provides trees for its own operations and provides snow removal. Arteka had revenues of $7.4 million in 1997 and had approximately 115 employees at peak season. Arteka purchased two landscape maintenance service companies on December 31, 1997, with combined 1997 revenues of $2.6 million. On a pro forma combined basis for these two acquisitions made in December 1997, landscape maintenance and installation services accounted for 44% and 56% of Arteka's revenues, respectively. David K. Luse, the founder of Arteka, has been employed by Arteka for 25 years. Following the consummation of this Offering, Mr. Luse will sign a five-year employment agreement with Arteka to serve as Vice-President, and will become a Director of Corporate Development and a director of the Company.

     DESERT CARE LANDSCAPING, INC. -- Desert Care Landscaping, Inc. ("Desert Care"), was founded in 1992 and operates two branches in Phoenix. Desert Care provides commercial landscape installation and maintenance services. Desert Care also provides native plant reclamation, which consists of temporarily removing native plants, maintaining them during a construction period and replacing them following construction. Desert Care had revenues of $6.5 million in 1997 and had approximately 165 employees at peak season. In 1997, landscape maintenance and installation services accounted for 41% and 59% of Desert Care's revenues, respectively. Jeff A. Meyer, the founder, President and Chief Executive Officer of Desert Care, has been employed by Desert Care for over five years and has over 17 years of industry experience. Following the consummation of this Offering, he will sign a five-year employment agreement with Desert Care to continue his present position and will become a director of the Company.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 5,000,000 shares of Common Stock offered hereby, after deducting underwriting discounts and commissions and estimated Offering and Merger expenses, are estimated to be $47.2 million ($54.8 million if the Underwriters' over-allotment option is exercised in full).

     Of the net proceeds, $27.2 million will be used to pay the cash portion of the purchase price for the Founding Companies, approximately $11.7 million of which will be paid to persons who will become officers or directors of the Company or will become holders of 5% or more of the Common Stock. See "Certain Transactions -- Organization of the Company."

     A portion of the remaining net proceeds from this Offering will be used to repay all of the $15.2 million of indebtedness of the Founding Companies, of which $6.1 million was personally guaranteed by stockholders of the Founding Companies or entities controlled by those stockholders. The indebtedness to be repaid includes revolving credit facilities and equipment and vehicle loans, which mature at various dates through 2013. The revolving credit facilities bore interest at rates ranging from 9.25% to 9.75% as of December 31, 1997. The equipment and vehicle loans bore interest at rates from 4.9% to 21.0% as of December 31, 1997. Borrowings under these revolving credit facilities were used for working capital requirements. The Company will use the remaining net proceeds of the Offering and borrowings under the credit facility described below to fund the cash requirements of its acquisition program, for working capital and for general corporate purposes.

     The Company has received a commitment for a credit facility of $50.0 million, which is expected to be available upon the consummation of this Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- Combined Liquidity and Capital Resources."

                                DIVIDEND POLICY

     The Company intends to retain all of its future earnings, if any, to finance the expansion of its business and for general corporate purposes, including future acquisitions and, therefore, does not anticipate paying any cash dividends on its Common Stock for the foreseeable future. In addition, the Company expects that its credit facility will include restrictions on the ability of the Company to pay cash dividends without the consent of the lender.

     Prior to the Mergers, certain of the Founding Companies will make S Corporation Distributions of up to $1.4 million and certain Founding Companies will make distributions of the Other Assets having a net book value of approximately $0.7 million to their former stockholders. To fund the S Corporation Distributions, the Founding Companies will borrow approximately $1.2 million from existing sources, which will be repaid from the net proceeds of the Offering.

                                 CAPITALIZATION

     The following table sets forth the capitalization at March 31, 1998, (i) on a pro forma combined basis to give effect to the Mergers, the S Corporation Distributions and the distribution of the Other Assets, and (ii) pro forma combined, as adjusted, to give effect to the Mergers, the S Corporation Distributions, the distribution of the Other Assets, this Offering and the application of a portion of the estimated net proceeds therefrom. This table should be read in conjunction with the Company's Unaudited Pro Forma Combined Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                             MARCH 31, 1998
                                        -------------------------
                                        PRO FORMA
                                         COMBINED     AS ADJUSTED
                                        ----------    -----------
                                             (IN THOUSANDS)
Long-term obligations, including
  current maturities(1)..............    $ 11,359       $    --
Stockholders' equity:
     Preferred Stock: $0.01 par
       value, 5,000,000 shares
       authorized;
       none issued...................          --            --
     Common Stock: $0.01 par value,
       100,000,000 shares authorized;
       7,722,043 issued and
       outstanding pro forma
       combined; and 12,722,043
       shares issued and outstanding,
       pro forma as adjusted(2)......          77           127
Additional paid-in capital...........      41,758        88,858
Retained earnings....................       8,783         8,783
                                        ----------    -----------
     Total stockholders' equity......      50,618        97,768
                                        ----------    -----------
          Total capitalization.......    $ 61,977       $97,768
                                        ==========    ===========
------------
(1) Does not include amounts outstanding under the Founding Companies' short term lines of credit which totaled $3.9 million at March 31, 1998. These short term lines of credit will be repaid with the net proceeds of this Offering. For a description of the Company's long-term obligations, see Notes to the Founding Companies' Financial Statements.

(2) Excludes 100,000 shares of Common Stock subject to options with an exercise price of $6.00 per share granted to the Company's Chief Operating Officer in February 1998 and 1,377,819 shares of Common Stock subject to options to be granted upon consummation of this Offering with an exercise price equal to the initial public offering price. See "Management -- 1998 Long-Term Incentive Plan" and "-- 1998 Non-Employee Directors' Stock Plan."

                                    DILUTION

     The deficit in pro forma net tangible book value of the Company at March 31, 1998 was approximately $14.2 million, or $1.84 per share of Common Stock. The deficit in net tangible book value per share represents the amount of the Company's stockholders' equity, less intangible assets, divided by the number of shares of Common Stock issued and outstanding after giving effect to the Mergers. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in the Offering and the pro forma net tangible book value per share of Common Stock immediately after completion of the Offering. After giving effect to the sale of 5,000,000 shares of Common Stock by the Company in the Offering and the application of the estimated net proceeds therefrom, the pro forma net tangible book value of the Company as of March 31, 1998 would have been $33.0 million, or $2.59 per share. This represents an immediate increase in pro forma net tangible book value of $4.43 per share to stockholders as of March 31, 1998, and an immediate dilution in pro forma net tangible book value of $8.41 per share to purchasers of Common Stock in the Offering. The following table illustrates the dilution per share:

Assumed initial public offering price
  per share..........................             $   11.00
     Pro forma deficit in net
      tangible book value per share
      before the Offering............  $   (1.84)
     Increase in pro forma net
      tangible book value per share
      attributable to new
      investors......................       4.43
                                       ---------
Pro forma net tangible book value per
  share after the Offering...........                  2.59
                                                  ---------
Dilution per share to new
  investors..........................             $    8.41
                                                  =========

     The following table sets forth, on a pro forma basis to give effect to the Mergers as of March 31, 1998, the number of shares of Common Stock purchased from the Company, the aggregate cash consideration paid and the average price per share paid to the Company:

                                           SHARES PURCHASED                               AVERAGE
                                       -------------------------          TOTAL            PRICE
                                           NUMBER       PERCENT     CONSIDERATION(1)     PER SHARE
                                       --------------   --------    -----------------    ----------
Existing stockholders................       7,722,043      60.7%      $ (14,188,000)       $(1.84)
New investors........................       5,000,000      39.3          55,000,000        $11.00
                                       --------------   --------    -----------------
          Total......................      12,722,043     100.0%      $  40,812,000
                                       ==============   ========    =================

------------
(1) Total consideration paid by existing stockholders represents the pro forma net tangible book value of the Company, after giving effect to the Mergers.

                            SELECTED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     LandCare will acquire the Founding Companies simultaneously with and as a condition to the consummation of this Offering. For financial statement presentation purposes, Trees has been identified as the "accounting acquiror." The following selected financial data for Trees as of March 31, 1997 and 1998 and for the years ended March 31, 1996, 1997 and 1998 have been derived from audited financial statements of Trees included elsewhere in this Prospectus. The selected historical financial data for Trees as of March 31, 1994, 1995 and 1996 and for the years ended March 31, 1994 and 1995 have been derived from audited financial statements not included in this Prospectus. The selected Unaudited Pro Forma Combined Financial Data present data for the Company, adjusted for (i) the effects of the Mergers, (ii) the effects of certain pro forma adjustments to the historical financial statements described below and (iii) the consummation of this Offering and the application of the net proceeds therefrom. See the Unaudited Pro Forma Combined Financial Statements and the Notes thereto and the historical Financial Statements of LandCare and certain of the Founding Companies and the Notes thereto included elsewhere in this Prospectus.

                                                        YEAR ENDED MARCH 31
                                       -----------------------------------------------------
                                         1994       1995       1996       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
STATEMENTS OF OPERATIONS DATA:
  TREES
     Revenues........................  $  43,753  $  42,024  $  47,142  $  44,847  $  52,604
     Cost of services................     39,873     38,775     41,054     39,046     46,025
                                       ---------  ---------  ---------  ---------  ---------
     Gross profit....................      3,880      3,249      6,088      5,801      6,579
     Selling, general and
       administrative expenses.......      3,502      2,791      3,224      4,264      3,241
                                       ---------  ---------  ---------  ---------  ---------
     Operating income................        378        458      2,864      1,537      3,338
     Interest and other income
       (expense), net................       (678)      (476)      (448)      (101)       455
                                       ---------  ---------  ---------  ---------  ---------
     Income before income taxes......       (300)       (18)     2,416      1,436      3,793
     Income tax provision
       (benefit).....................       (137)       (31)       896        553      1,454
                                       ---------  ---------  ---------  ---------  ---------
     Net income......................  $    (163) $      13  $   1,520  $     883  $   2,339
                                       =========  =========  =========  =========  =========

                                                        THREE MONTHS
                                         YEAR ENDED         ENDED
                                        DECEMBER 31,      MARCH 31,
                                            1997            1998
                                        ------------    -------------
  PRO FORMA COMBINED(1)
     Revenues(2).....................      $116,177      $    26,639
     Cost of services................        91,920           22,028
                                        ------------    -------------
     Gross profit....................        24,257            4,611
     Selling, general and
      administrative expenses(3).....        13,609            3,500
     Goodwill amortization(4)........         1,620              405
                                        ------------    -------------
     Operating income................         9,028              706
     Interest and other income
      (expense), net(5)..............           871               54
                                        ------------    -------------
     Income before income taxes......         9,899              760
     Income tax provision(6).........         4,612              351
                                        ------------    -------------
     Net income......................      $  5,287      $       409
                                        ============    =============
     Net income per share............      $   0.43      $      0.03
                                        ============    =============
     Shares used in computing pro
      forma net income per
      share(7).......................    12,319,865       12,319,865

                                                   (FOOTNOTES ON FOLLOWING PAGE)

                                                             MARCH 31
                                       -----------------------------------------------------
                                         1994       1995       1996       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
  TREES
     Working capital.................  $   2,200  $   1,122  $   3,191  $   3,480  $   3,417
     Total assets....................     19,875     18,491     18,700     17,586     20,722
     Long-term debt, net of current
       maturities....................      2,077      1,384        750      3,160      2,819
     Stockholders' equity............      8,184      7,963      9,305      7,178      9,517

------------
(1) Assumes that the Mergers and the Offering were consummated on January 1, 1997 and is not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

(2) Reflects a pro forma reduction in revenues of $0.2 million and $10,000 for the year ended December 31, 1997 and for the three months ended March 31, 1998, respectively, associated with the nursery operations of Church, which will not be acquired in the Mergers.

(3) Reflects the Compensation Differential of approximately $2.6 million and $1.1 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, and the Rent Differential of approximately $0.1 million for the year ended December 31, 1997. These data do not include the non-recurring portions of the non-cash Compensation Charge of $7.9 million and $1.8 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively.

(4) Consists of the amortization of goodwill to be recorded as a result of the Mergers, computed on the basis described in Notes to the Unaudited Pro Forma Combined Financial Statements.

(5) Reflects $1.1 million and $0.3 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, in pro forma reductions in interest expense of the Founding Companies as the result of the planned repayment of the Founding Companies' existing debt (the "Interest Differential").

(6) Assumes all income is subject to an annual effective corporation tax rate of 40%, and the non-deductibility of goodwill amortization.

(7) Includes (i) 5,162,645 shares to be issued to owners of the Founding Companies, (ii) 994,240 shares issued to the management and directors of and consultants to LandCare, (iii) 1,565,158 shares issued to Notre, (iv) 25,000 shares (determined to be Common Stock equivalents for purposes of computing earnings per share) of the 100,000 shares issuable upon the exercise of an outstanding option, and (v) 4,572,822 of the 5,000,000 shares to be sold in the Offering necessary to pay the cash portion of the Merger consideration expenses of this Offering and to repay the Founding Companies' existing debt. Excludes options to purchase 1,377,819 shares of Common Stock to be granted upon consummation of this Offering at the initial public offering price.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with "Selected Financial Data" and the Founding Companies' Financial Statements and related Notes thereto appearing elsewhere in this Prospectus.

     There are a number of statements in this Prospectus which address activities, events or developments which the Company expects or anticipates will or may occur in the future, including such matters as the Company's strategy for internal growth and improved profitability, additional capital expenditures (including the amount and nature thereof), acquisitions of assets and businesses, industry trends and other such matters. These statements are based on certain assumptions and analyses made by the Company in light of its perception of historical trends, current business and economic conditions and expected future developments as well as other factors it believes are reasonable or appropriate. However, whether actual results and developments will conform with the Company's expectations and predictions is subject to a number of risks and uncertainties, including the Risk Factors discussed in this Prospectus; general economic, market or business conditions; the business opportunities (or lack thereof) that may be presented to and pursued by the Company; and changes in laws or regulations and other factors, most of which are beyond the control of the Company. Consequently, there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations.

INTRODUCTION

     The Company's revenues are derived from providing landscape and tree services to the commercial and institutional markets. The Company offers a full range of landscape maintenance, landscape installation and tree services capabilities, including trimming trees and other plant growth away from power lines, generally known as "line clearing." The Company serves a diverse set of customers, including regional and national property owners and managers, real estate developers, corporations, utilities, universities and governmental entities. Properties served by the Company include office buildings, multi-family residential complexes, shopping centers, corporate and university campuses, parks, hotels, resorts and governmental facilities. Approximately 75% of the Company's pro forma combined revenues in 1997 were attributable to maintenance services, which include line clearing for utility customers, and 25% were attributable to installation services. LandCare was founded in 1997 but has conducted no operations and generated no revenues to date. Upon consummation of this Offering, LandCare will acquire the seven Founding Companies, which have been in business an average of 25 years. Pro forma combined revenues of the Founding Companies were $116.2 million in 1997 and $26.6 million for the three months ended March 31, 1998. Historical combined revenues increased at a compound annual growth rate of approximately 10% from 1995 through 1997. In addition to emphasizing internal growth, the Company intends to implement an aggressive acquisition program.

     The Founding Companies operated throughout the periods presented as independent, privately-owned entities, and their results of operations reflect this and their varying tax structures (S Corporations or C Corporations) which have influenced the historical level of owners' compensation. Selling, general and administrative expenses as a percentage of revenue may not be comparable among the individual Founding Companies because the levels of owners' compensation may differ among them. The owners of the Founding Companies have contractually agreed to certain reductions in both their compensation and benefits. The Compensation Differential of $2.6 million for 1997 and $1.1 million for the three months ended March 31, 1998 have been reflected as pro forma adjustments in the accompanying Unaudited Pro Forma Combined Statement of Operations presented elsewhere in this Prospectus.

     The Company has received a commitment for a credit facility of $50.0 million, which is expected to be available upon the consummation of this Offering. This credit facility will be used for working capital and acquisitions. In addition, the Company intends to repay, from the net proceeds of the Offering, $15.2 million of the Founding Companies' debt, representing all of their outstanding debt. Accordingly, the

Interest Differential of $1.1 million for 1997 and $0.3 million for the three months ended March 31, 1998 have been reflected as pro forma adjustments in the Unaudited Pro Forma Combined Statements of Operations presented elsewhere in this Prospectus. The Company also believes that following the Mergers, opportunities will exist to increase its profitability through implementation of the Company's operating strategy, as well as internal growth and expansion through acquisitions. It is the Company's objective that the potential increase in profitability associated with the Company's operating strategy will at least offset the costs related to the Company's new corporate management and by the costs attributable to being a public company. However, because these costs cannot be accurately quantified at this time, they have not been considered in the pro forma financial information included herein.

     From November 1997 through March 1998, the Company sold an aggregate of 994,240 shares of Common Stock to management, directors and certain consultants of the Company for $0.01 per share. As a result, LandCare has recorded non-recurring, non-cash compensation charges of $7.9 million and $1.9 million during 1997 and the first quarter of 1998, respectively, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of the sale. LandCare also issued options to purchase 100,000 shares of Common Stock at an exercise price of $6.00 per share to its Chief Operating Officer. The compensation charge of $0.4 million related to these options will be amortized over the five year vesting period.

     The Mergers will be accounted for using the purchase method of accounting. Trees has been designated as the "accounting acquiror" in the Mergers. Accordingly, the Company will record goodwill of $64.8 million, representing the excess of the fair value of the Merger consideration paid over the fair value of the net assets acquired from the other Founding Companies, plus the fair value of shares issued to Notre and consultants and a portion of the shares issued to management. The goodwill will be amortized over its estimated useful life of 40 years as a non-cash charge to operating income. The pro forma effect of this amortization expense, which is not deductible for tax purposes, is expected to be approximately $1.6 million per year. The amount of goodwill to be recorded and the related amortization expense will depend on the actual Offering price. See "Certain Transactions -- Organization of the Company."

     A brief description of the accounting classifications used to present the results of operations of the Founding Companies is as follows.

     REVENUES. The Founding Companies' revenues consist of maintenance revenues and installation revenues. Generally, the Company's landscape maintenance contracts are for terms of one to two years and payments to the Company are remitted monthly over the term of the contract. In colder climates, most landscape maintenance contracts cover seven to nine months of the year. Revenues from maintenance contracts are recognized as monthly bills are rendered. Generally, the Company's line clearing contracts are for terms of three to five years, and payments to the Company are remitted monthly based on work performed during the month. Revenues from the Company's landscape installation projects are recognized when the services are performed and billable under the terms of the applicable contract. Revenues include only the net profit realized by the Company from the use of subcontractors. This net profit has historically been approximately 1% of the Company's revenues.

     COST OF SERVICES. Cost of services represents direct labor and associated costs (such as benefits and workers' compensation expense), materials, supervisory personnel, operating facilities' rent and equipment and vehicle costs, such as fuel, insurance and depreciation. The Company's landscape and tree services businesses are labor intensive, and accordingly, a substantial portion of the costs incurred to complete a project are labor related. As a result, fluctuations in the cost of labor will have a significant effect on the Founding Companies' profitability.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses include owners' compensation, selling and other administrative costs. In addition, the costs of training and safety programs are included in this category.

SEASONALITY AND CYCLICALITY

     The Company has experienced and expects to continue to experience variability in revenue and net income as a result of the seasonal nature of the Company's business. Generally, the Company's revenues from installation projects are concentrated during the warmer months of April to October. Revenues from maintenance contracts remain relatively constant throughout the year, except in colder climates, where landscape maintenance contracts typically do not generate revenues in the winter unless snow removal is contracted for by the customer. As a result, the gross margin from landscape maintenance contracts can vary seasonally because the Company recognizes revenues from the monthly payments from its landscape maintenance services in full when they are due, rather than in proportion to the work performed. The Company generally reports higher profit margins from landscape maintenance services during winter months and lower profit margins during peak service periods in late spring and summer. Most line clearing contracts are not affected by seasonality. Line clearing contracts typically have a lower profit margin than landscape maintenance and installation services. Historically, the Founding Companies' maintenance services have not been cyclical and have not been significantly affected by changes in economic conditions. However, the Founding Companies' landscape services operations have experienced significant fluctuations based on weather, economic conditions, the commercial real estate market and other factors beyond the control of the Company. The Founding Companies collectively have a geographically broad customer mix which may tend to mitigate regional seasonal and cyclical trends. There can be no assurance, however, that period-to-period differences will not occur in the future or that pronounced cyclical or seasonal patterns will not emerge.

RESULTS OF OPERATIONS -- COMBINED

     The historical combined results of operations of the Founding Companies for the periods presented do not represent historical combined results of operations presented in accordance with generally accepted accounting principles, but are only a summation of the revenue, cost of services, selling, general and administrative expenses, other income and expense and net income of the individual Founding Companies. The historical combined results also exclude the effect of pro forma adjustments and, therefore, may not be indicative of the Company's post-combination results of operations for a number of reasons, including the following: (i) the Founding Companies were not under common control or management during the periods presented, (ii) the Founding Companies used different tax structures (S Corporations or C Corporations) during the periods presented, (iii) the Company will incur incremental costs related to its new corporate management and the costs of being a publicly-traded company, (iv) the Company will use the purchase method of accounting to record the Mergers, resulting in the recording and amortization of goodwill and (v) the historical combined data do not reflect the Compensation Differential or the potential benefits and cost savings the Company expects to realize once LandCare and the Founding Companies begin operating as a combined entity.

     The following table sets forth selected combined statement of operations data of the Founding Companies on a historical basis and as a percentage of total revenue for the periods indicated:

                                                            YEAR ENDED DECEMBER 31
                                       ----------------------------------------------------------------
                                            1995(1)(2)            1996(1)(2)            1997(1)(2)
                                       --------------------  --------------------  --------------------
                                                             (DOLLARS IN THOUSANDS)
Revenues.............................  $  96,963      100.0% $ 103,487      100.0% $ 116,410      100.0%
Cost of services.....................     78,553       81.0     84,264       81.4     92,167       79.2
                                       ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................     18,410       19.0     19,223       18.6     24,243       20.8
                                       =========  =========  =========  =========  =========  =========

                                                    THREE MONTHS ENDED
                                                         MARCH 31
                                       --------------------------------------------
                                             1997(2)                 1998(2)
                                       --------------------    --------------------
                                                 (DOLLARS IN THOUSANDS)
Revenues.............................  $  23,555      100.0%   $  26,649      100.0%
Cost of services.....................     19,006       80.7       22,043       82.7
                                       ---------  ---------    ---------  ---------
Gross profit.........................      4,549       19.3        4,606       17.3
                                       =========  =========    =========  =========

------------
(1) The financial data included for Trees is for the fiscal years ended March 31, 1996 and 1997 and the year ended December 31, 1997.

(2) Includes the results associated with the nursery operations of Church, which will not be acquired in Mergers.

COMBINED RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     REVENUES. Revenues increased by $3.0 million, or 13.1%, from $23.6 million for the three months ended March 31, 1997 to $26.6 million for the corresponding period of 1998 primarily due to an increase of $2.5 million in maintenance revenues for utility line clearing at Trees resulting from the addition of a new contract with a major utility during 1998 and expansion of several other contracts by utility customers. Landscape maintenance revenues increased by $0.8 million due to the acquisition by Arteka of two companies during the fourth quarter of 1997, which have extensive snow removal operations and the addition of landscape maintenance contracts at Four Seasons and Southern Tree. Landscape installation revenues decreased by $0.4 million between the periods due to unusually high levels of rainfall resulting in delays on installation projects at Ground Control and Desert Care.

     GROSS PROFIT. Gross profit increased by $0.1 million, or 1.3%, from $4.5 million for the three months ended March 31, 1997 to $4.6 million for the corresponding period of 1998. As a percentage of revenues, gross profit decreased from 19.3% for the three months ended March 31, 1997 to 17.3% for the corresponding period of 1998. This decrease in gross margin was primarily due to
(i) startup costs associated with new contracts at Trees, (ii) the inclusion of two large high margin installation jobs at Ground Control during the first quarter of 1997 and (iii) lower gross margins realized on installation projects in 1998 at Ground Control and Desert Care due to inefficiencies experienced due to unusually high levels of rainfall. These margin decreases were partially offset by higher gross margins at Four Seasons, Southern Tree and Arteka.

COMBINED RESULTS FOR 1997 COMPARED TO 1996

     REVENUES. Combined revenues increased by $12.9 million, or 12.5%, from $103.5 million in 1996 to $116.4 million in 1997, primarily due to an increase in maintenance revenues of $11.7 million. This increase in maintenance revenues was primarily attributable to a $5.2 million increase at Trees resulting from the addition of a new contract with a major utility during 1997 and expansion of several other contracts by utility customers. Landscape maintenance revenues also increased by $6.5 million due to the addition of new maintenance contracts at the other Founding Companies. Landscape installation revenues increased by $1.2 million primarily at Desert Care, Church and Arteka.

     GROSS PROFIT. Combined gross profit increased by $5.0 million, or 26.1%, from $19.2 million in 1996 to $24.2 million in 1997. Approximately $4.2 million of the increase in combined gross profit was related to increased revenues at Trees, Four Seasons, Church and Southern Tree. As a percentage of revenues, gross profit increased from 18.6% in 1996 to 20.8% in 1997. This margin increase was primarily due to improved operating efficiencies at Four Seasons resulting from increased revenues at two new branches opened in 1996 and, to a lesser extent, margin improvement programs including (i) elimination of less profitable maintenance contracts, (ii) institution of cost saving programs, including the bulk purchasing of fertilizer and irrigation parts and (iii) initiation of higher margin commercial tree maintenance services. The gross margin was also positively affected by higher margins on larger installation projects at Church and Ground Control.

COMBINED RESULTS FOR 1996 COMPARED TO 1995

     REVENUES. Combined revenues increased by $6.5 million, or 6.7%, from $97.0 million in 1995 to $103.5 million in 1996. This increase in combined revenues was principally due to an increase of $3.3 million in landscape maintenance revenues at the Founding Companies. Landscape installation revenues increased by $3.6 million, primarily at Desert Care, Church and Ground Control. These increases were partially offset by a $3.4 million reduction in revenues at Trees resulting from the loss of two line clearing contracts in a competitive bidding process, the reduction in scope of another contract and a $1.2 million decrease from a one-time project completed in 1995. These declines at Trees were partially offset by budget increases by utility customers on several other contracts.

     GROSS PROFIT. Combined gross profit increased by $0.8 million, or 4.4%, from $18.4 million in 1995 to $19.2 million in 1996. As a percentage of revenues, gross profit was 19.0% in 1995 compared to 18.6% in 1996.

COMBINED LIQUIDITY AND CAPITAL RESOURCES

     On a combined basis, the Founding Companies generated $2.6 million of net cash from operating activities for the three months ended March 31, 1998. Combined net cash used in investing activities totaled $2.5 million due primarily to the purchase of vehicles and equipment. Combined net cash used in financing activities totaled $0.1 million, due primarily to repayments on long-term debt totaling $1.5 million and S corporation distributions totaling $0.7 million at Desert Care. These repayments were offset by $2.2 million of additional borrowings used to fund equipment purchases and working capital by several of the Founding Companies. As of March 31, 1998, the Founding Companies had combined working capital of $1.7 million and combined long-term debt of $7.1 million.

     On a combined basis, the Founding Companies generated $6.0 million of net cash from operating activities during 1997. Combined net cash used in investing activities totaled $5.9 million due primarily to the purchase of vehicles and equipment totaling $5.9 million. Combined net cash provided by financing activities totaled $0.5 million, due primarily to borrowings totaling $6.9 million used to fund equipment purchases and working capital by several of the Founding Companies. These borrowings were partially offset by repayments on long-term debt totaling $6.4 million by the Founding Companies. As of December 31, 1997, the Founding Companies had combined working capital of $4.7 million and combined long-term debt of $7.8 million.

     The Company intends to pursue an aggressive acquisition program. The Company expects to fund future acquisitions through the issuance of additional Common Stock, borrowings under the proposed credit facility discussed below and with cash flows from operations.

     The Company has received a commitment for a three-year credit facility of $50.0 million from The First National Bank of Chicago, which is expected to be available upon consummation of the Offering. The credit facility, which is guaranteed by each of the Founding Companies, will be used to fund acquisitions and working capital requirements. It is anticipated that the credit facility will be subject to various loan covenants including (i) maintenance of certain financial ratios, (ii) restrictions on additional indebtedness, and (iii) restrictions on liens, guarantees, advances and dividends, and will be subject to customary drawing conditions and the consummation of the Offering.

TREES -- RESULTS OF OPERATIONS

     Trees, headquartered in Houston, Texas, was founded in 1953 and serves customers in 13 states. Trees provides line clearing services primarily to utility customers and commercial and residential tree services to customers in Houston.

     The following table sets forth the selected statement of operations data and such results as a percentage of total revenue for the periods indicated:

                                                             YEAR ENDED MARCH 31
                                       ----------------------------------------------------------------
                                               1996                  1997                  1998
                                       --------------------  --------------------  --------------------
                                                            (DOLLARS IN THOUSANDS)
Revenues.............................  $  47,142      100.0% $  44,847      100.0% $  52,604      100.0%
Cost of services.....................     41,054       87.1     39,046       87.1     46,025       87.5
                                       ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      6,088       12.9      5,801       12.9      6,579       12.5
Selling, general and administrative
  expenses...........................      3,224        6.8      4,264        9.5      3,241        6.2
                                       ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............      2,864        6.1      1,537        3.4      3,338        6.3
Interest and other income (expense),
  net................................       (448)      (1.0)      (101)      (0.2)       455        0.9
                                       ---------  ---------  ---------  ---------  ---------  ---------
Income before income
  taxes..............................  $   2,416        5.1% $   1,436        3.2% $   3,793        7.2%
                                       =========  =========  =========  =========  =========  =========

TREES' RESULTS FOR THE YEAR ENDED MARCH 31, 1998 COMPARED TO THE YEAR ENDED MARCH 31, 1997

     REVENUES. Revenues increased by $7.8 million, or 17.3%, from $44.8 million for the year ended March 31, 1997 to $52.6 million for the year ended March 31, 1998. This increase in revenues was attributable to the addition of several new contracts and budget increases by utility customers on several other contracts, partially offset by the loss of a line clearing contract in a competitive bidding process.

     GROSS PROFIT. Gross profit increased by $0.8 million, or 13.4%, from $5.8 million for the year ended March 31, 1997 to $6.6 million for the year ended March 31, 1998. As a percentage of revenues, gross profit decreased from 12.9% for the year ended March 31, 1997 to 12.5% for the year ended March 31, 1998. This decrease in gross margin was primarily due to startup costs and inefficiencies associated with new contracts.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased by $1.1 million, or 24.0%, from $4.3 million for the year ended March 31, 1997 to $3.2 million for the corresponding period of 1998. As a percentage of revenues, selling, general and administrative expenses decreased from 9.5% for the year ended March 31, 1997 to 6.2% for the year ended March 31, 1998 due to a decrease in owners' compensation. Owners compensation at Trees has been determined by the principal stockholder based upon various factors including the recent operating results and available cash balances.

     INTEREST AND OTHER INCOME (EXPENSE), NET. Interest and other income, net, increased by $0.6 million, from a net expense of $0.1 million for the year ended March 31, 1997 to net income of $0.5 million for the corresponding period of 1998, due primarily to the receipt of a $0.5 million insurance settlement.

TREES' RESULTS FOR THE YEAR ENDED MARCH 31, 1997 COMPARED TO THE YEAR ENDED MARCH 31, 1996

     REVENUES. Revenues decreased by $2.3 million, or 4.9%, from $47.1 million for the year ended March 31, 1996 to $44.8 million for the year ended March 31, 1997. The decrease in revenues was primarily due to a $3.4 million reduction resulting from the loss of two line clearing contracts in a competitive bidding process, the reduction in scope on another contract and a $1.2 million reduction from a one-time project completed in 1995. These declines were partially offset by budget increases from utility customers on several other contracts.

     GROSS PROFIT. Gross profit decreased by $0.3 million, or 4.7%, from $6.1 million in March 31, 1996 to $5.8 million in March 31, 1997 due to the decrease in revenues. As a percentage of revenues, gross profit remained constant at 12.9% during both periods.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $1.1 million, or 32.3%, from $3.2 million for the year ended March 31, 1996 to $4.3 million for the corresponding period of 1997, due to a $1.0 million increase in owners' compensation. As a percentage of revenues, selling, general and administrative expenses increased from 6.8% in 1996 to 9.5% in 1997.

     INTEREST AND OTHER INCOME (EXPENSE), NET. Interest and other expense, net decreased by $0.3 million, from $0.4 million of expense, net for the year ended March 31, 1996 to $0.1 million of expense, net for the corresponding period of 1997. The primary reason for the decrease was a reduction in interest expense resulting from lower average outstanding debt during the year ended March 31, 1997.

TREES' LIQUIDITY AND CAPITAL RESOURCES

     As of March 31, 1998, Trees' working capital was $3.4 million, compared to $3.5 million at March 31, 1997. Trees' principal capital requirements are to fund its working capital and the purchase of vehicles and equipment. Historically, these requirements have been met by cash flow from operations and, to a lesser extent, borrowings under Trees' credit facility and notes payable to equipment manufacturers and distributors.

     Net cash provided by operating activities totaled $3.7 million, $3.0 million and $4.0 million for the years ended March 31, 1996, 1997 and 1998, respectively. Net cash used in investing activities totaled $0.3 million, $0.9 million and $4.1 million for the years ended March 31, 1996, 1997 and 1998, respectively. Capital expenditures for these periods consisted primarily of vehicle and equipment purchases.

During fiscal year 1998, Trees invested more heavily in vehicles and equipment than in prior periods in order to support its new contracts. Net cash used in financing activities for the years ended March 31, 1996, 1997 and 1998 totaled $1.7 million, $2.0 million and $0.3 million, respectively. The primary component of cash used in financing activities related to the repayment of long-term debt. During the years ended March 31, 1996, 1997 and 1998, Trees repaid $2.6 million, $2.0 million and $0.3 million, respectively, of outstanding borrowings.

     Trees has a revolving credit facility which provides for borrowings up to the lesser of $0.5 million or the loan limit defined by the credit agreement. Accounts receivable and equipment secure borrowings under the credit facility. As of March 31, 1997 and 1998, there were no borrowings outstanding under the credit facility.

FOUR SEASONS -- RESULTS OF OPERATIONS

     Four Seasons, headquartered in Foster City, California, was founded in 1973 and operates in northern California, with six branches in the Bay Area and two branches in Sacramento. Four Seasons provides commercial landscape maintenance and commercial tree maintenance services but does not provide landscape installation services.

     The following table sets forth the selected statement of operations data and such results as a percentage of total revenue for the periods indicated:

                                                            YEAR ENDED DECEMBER 31
                                       ----------------------------------------------------------------
                                               1995                  1996                  1997
                                       --------------------  --------------------  --------------------
                                                            (DOLLARS IN THOUSANDS)
Revenues.............................  $  12,000      100.0% $  13,367      100.0% $  16,066      100.0%
Cost of services.....................      9,255       77.1     10,106       75.6     11,067       68.9
                                       ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,745       22.9      3,261       24.4      4,999       31.1
Selling, general and administrative
  expenses...........................      2,829       23.6      3,319       24.8      3,754       23.4
                                       ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............        (84)      (0.7)       (58)      (0.4)     1,245        7.7
Interest and other income (expense),
  net................................        (46)      (0.4)       (31)      (0.2)       (46)      (0.2)
                                       ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes....  $    (130)      (1.1)% $     (89)      (0.6)% $   1,199       7.5%
                                       =========  =========  =========  =========  =========  =========

                                                 THREE MONTHS ENDED
                                                       MARCH 31
                                      ---------------------------------------------
                                              1997                     1998
                                      --------------------     --------------------
                                                 (DOLLARS IN THOUSANDS)
Revenues............................. $   3,529      100.0%    $   3,830      100.0%
Cost of services.....................     2,467       70.0         2,547       66.5
                                      ---------  ---------     ---------  ---------
Gross profit.........................     1,062       30.0         1,283       33.5
Selling, general and administrative
  expenses...........................       965       27.3         1,385       36.2
                                      ---------  ---------     ---------  ---------
Income from operations...............        97        2.7          (102)      (2.7)
Interest and other income (expense),
  net................................       (27)      (0.7)            2        0.1
                                      ---------  ---------     ---------  ---------
Income (loss) before income taxes....  $      70       2.0%    $    (100)      (2.6)%
                                      =========  =========     =========  =========

FOUR SEASONS' RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998, COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     REVENUES. Revenues increased by $0.3 million, or 8.5%, from $3.5 million for the three months ended March 31, 1997 to $3.8 million for the corresponding period of 1998. This increase in revenues was attributable to the addition of several maintenance contracts and an increase in commercial tree maintenance services.

     GROSS PROFIT. Gross profit increased by $0.2 million, or 20.8%, from $1.1 million for the three months ended March 31, 1997 to $1.3 million for the corresponding period of 1998. As a percentage of revenues, gross profit increased from 30.0% for the three months ended March 31, 1997 to 33.5% for the corresponding period of 1998 due to lower labor utilization in the first quarter of 1998.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $0.4 million, or 43.5%, from $1.0 million for the three months ended March 31, 1997 to $1.4 million for the corresponding period of 1998. As a percentage of revenues, selling, general and administrative expenses increased from 27.3% for the three months ended March 31, 1997 to 36.2% for the corresponding period of 1998 primarily due to a $0.5 million increase in owners' compensation.

FOUR SEASONS' RESULTS FOR 1997 COMPARED TO 1996

     REVENUES. Revenues increased by $2.7 million, or 20.2%, from $13.4 million for the year in 1996 to $16.1 million in 1997. This increase was attributable to the addition of new maintenance contracts, the addition of two branches during 1996, and, to a lesser extent, the initiation of commercial tree maintenance services in late 1996.

     GROSS PROFIT. Gross profit increased by $1.7 million, or 53.3%, from $3.3 million for 1996 to $5.0 million for 1997. As a percentage of revenues, gross profit increased from 24.4% in 1996 to 31.1% in 1997. Four Seasons improved its gross margin due to higher revenues at the two new branches opened during 1996 and, to a lesser extent, margin improvement programs including (i) the elimination of less profitable maintenance contracts, (ii) the institution of cost savings programs, including the bulk purchase of fertilizer and irrigation parts and (iii) the initiation of a higher margin commercial tree maintenance service.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $0.5 million, or 13.1%, from $3.3 million for 1996 to $3.8 million for 1997, primarily due to the addition of administrative personnel associated with the opening of the two new branch locations during 1996 and the expansion of Four Seasons' corporate headquarters in 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 24.8% for 1996 to 23.4% for 1997 due to the increase in revenues at the two new branches.

FOUR SEASONS' RESULTS FOR 1996 COMPARED TO 1995

     REVENUES. Revenues increased by $1.4 million, or 11.4%, from $12.0 million for 1995 to $13.4 million for 1996. This increase in revenues resulted from the addition of new maintenance contracts at existing branches and, to a lesser extent, the addition of two new branches during 1996.

     GROSS PROFIT. Gross profit increased by $0.6 million, or 18.8%, from $2.7 million for 1995 to $3.3 million for 1996. As a percentage of revenues, gross profit increased from 22.9% in 1995 to 24.4% in 1996 due to implementation of the cost savings programs, which began in 1996.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $0.5 million, or 17.3%, from $2.8 million for 1995 to $3.3 million for 1996. As a percentage of revenues, selling, general and administrative expenses increased from 23.6% for 1995 to 24.8% for 1996, primarily due to an increase in payroll and related benefits in connection with the addition of administrative personnel associated with the opening of the two new branches during 1996 and the relocation and expansion of the Company's headquarters during 1996.

FOUR SEASONS' LIQUIDITY AND CAPITAL RESOURCES

     As of March 31, 1998, Four Seasons' working capital was $0.4 million, compared to working capital of $0.5 million at December 31, 1997. Net cash provided by operating activities for the three months ended March 31, 1997 and 1998 was $0.2 million and $0.4 million, respectively. Net cash used in investing activities was $0.0 million and $0.1 million for the three months ended March 31, 1997 and 1998, respectively. Net cash used in investing activities was primarily related to the purchase of vehicles and equipment. Net cash provided by (used in) financing activities totaled $(0.2) million and $0.1 million for the three months ended March 31, 1997 and 1998, respectively. During the three months ended March 31, 1997, Four Seasons incurred additional borrowings related to the purchase of equipment, vehicles and commercial tree service equipment.

     As of December 31, 1997, Four Seasons' working capital was $0.5 million, compared to a working capital deficit of $0.2 million at December 31, 1996. Four Seasons' principal capital requirements are to fund its working capital and the purchase and improvement of facilities, vehicles and equipment. Four Seasons has historically satisfied these requirements with cash flow from operations and, to a lesser extent, with borrowings under its credit facility and notes payable to a financial institution.

     Net cash provided by operating activities for 1995, 1996 and 1997 was $0.2 million, $0.5 million and $1.0 million, respectively. Net cash used in investing activities was $0.3 million, $0.6 million and $0.4 million for 1995, 1996 and 1997, respectively. Cash used in investing activities was primarily related to the purchase of vehicles and equipment. Net cash provided by (used in) financing activities was $0.1 million, $0.1 million and $(0.3) million for 1995, 1996 and 1997, respectively. In 1995, 1996 and 1997,
Four Seasons repaid outstanding long-term borrowings of $0.1 million, $0.1 million and $0.3 million, respectively. In 1995 and 1996, Four Seasons incurred additional borrowings of $0.2 million related to the purchase of equipment, vehicles and commercial tree services equipment and the establishment of new branches.

     Four Seasons has a line of credit which provides for borrowings up to $0.6 million. Borrowings under the line of credit are secured by accounts receivable, inventory and equipment. The line of credit is guaranteed by the shareholders of the company. Borrowings outstanding on the line of credit as of December 31, 1996 were $0.2 million. There were no borrowings outstanding on the line of credit as of December 31, 1997.

SOUTHERN TREE -- RESULTS OF OPERATIONS

     Southern Tree, headquartered in Charlotte, North Carolina, was founded in 1977 and operates in North Carolina and South Carolina, with four branches in North Carolina and one branch in South Carolina. Southern Tree provides commercial landscape installation and maintenance and also offers commercial tree services.

     The following table sets forth the selected statement of operations data and such results as a percentage of total revenue for the periods indicated:

                                            THREE MONTHS ENDED MARCH 31,
                                     ------------------------------------------
                                             1997                  1998
                                     --------------------  --------------------
                                               (DOLLARS IN THOUSANDS)
Revenues...........................  $   3,368      100.0% $   3,502      100.0%
Cost of services...................      2,651       78.7      2,675       76.4
                                     ---------  ---------  ---------  ---------
Gross profit.......................        717       21.3        827       23.6
Selling, general and
  administrative expenses..........        475       14.1        514       14.7
                                     ---------  ---------  ---------  ---------
Income from operations.............        242        7.2        313        8.9
Interest and other income
  (expenses), net..................       (100)      (3.0)       (95)      (2.7)
                                     ---------  ---------  ---------  ---------
Income before income taxes.........  $     142        4.2% $     218        6.2%
                                     =========  =========  =========  =========

SOUTHERN TREE'S RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998, COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     REVENUES. Revenues increased by $0.1 million, or 4.0%, from $3.4 million for the three months ended March 31, 1997 to $3.5 million for the corresponding period of 1998 due to an increase in landscape maintenance revenues.

     GROSS PROFIT. Gross profit increased by $0.1 million, or 15.3%, from $0.7 million for the three months ended March 31, 1997 to $0.8 million for the corresponding period of 1998. As a percentage of revenues, gross profit increased from 21.3% for the three months ended March 31, 1997 to 23.6% for the corresponding period of 1998. This increase was attributable to improved labor utilization and savings realized on workers' compensation insurance.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by 8.2% for the three months ended March 31, 1998 compared to the corresponding period of 1997. As a percentage of revenues, selling, general and administrative expenses increased from 14.1% for the three months ended March 31, 1997 to 14.7% for the corresponding period of 1998, due primarily to additions to the sales staff.

SOUTHERN TREE'S LIQUIDITY AND CAPITAL RESOURCES

     As of March 31, 1998, Southern Tree had a working capital deficit of $1.0 million, compared to a working capital deficit of $1.1 million as of December 31, 1997. Net cash provided by (used in) operating activities totaled $(0.1) million and $0.1 million for the three months ended March 1997 and 1998, respectively. Net cash used in investing activities totaled $0.1 million for each of the three months ended March 31, 1997 and 1998 and was primarily attributable to vehicle and equipment purchases. For the three months ended March 31, 1997 and 1998, net cash provided by (used in) financing activities totaled $0.1 million and $(0.1) million, respectively, due primarily to the purchase of vehicles and equipment. In addition, Southern Tree repaid $0.1 million of outstanding borrowings during each of the three months ended March 1997 and 1998.

     As of December 31, 1997, Southern Tree had a working capital deficit of $1.1 million. Southern Tree's principal capital requirements are to fund its working capital and the purchase and improvements of facilities, vehicles and equipment. Historically, these requirements have been met with cash flow from operating activities and with borrowings under bank lines of credit and notes payable to equipment manufacturers and distributors.

     Net cash provided by operating activities totaled $0.5 million for 1997. Net cash used in investing activities totaled $1.1 million and was primarily attributable to vehicle and equipment purchases. During 1997, net cash provided by financing activities totaled $0.7 million, due primarily to the purchase of vehicles and equipment. In addition, Southern Tree repaid $0.2 million of outstanding borrowings during 1997.

     Southern Tree has lines of credit, which provide for borrowings of up to $1.9 million. Borrowings under the lines of credit are secured by accounts receivable, inventory, equipment and other intangibles. In addition, borrowings under the lines of credit are guaranteed by Southern Tree's shareholders. The lines of credit expire on November 30, 1998 and were fully drawn as of March 31, 1998.

CHURCH -- RESULTS OF OPERATIONS

     Church, headquartered in Lombard, Illinois, was founded in 1963 and operates in the greater Chicago and Milwaukee areas, with branches in Lombard and Wadsworth, Illinois and Milwaukee, Wisconsin. Church provides commercial landscape installation and maintenance and also provides snow removal services.

     The following table sets forth the selected statement of operations data and such results as a percentage of total revenue for the periods indicated:

                                                               YEAR ENDED DECEMBER 31
                                          ----------------------------------------------------------------
                                                  1995                  1996                  1997
                                          --------------------  --------------------  --------------------
                                                                (DOLLARS IN THOUSANDS)
Revenues................................  $   9,141      100.0% $  10,951      100.0% $  13,257      100.0%
Cost of services........................      6,121       67.0      7,624       69.6      8,906       67.2
                                          ---------  ---------  ---------  ---------  ---------  ---------
Gross profit............................      3,020       33.0      3,327       30.4      4,351       32.8
Selling, general and administrative
  expenses..............................      2,136       23.3      3,591       32.8      2,864       21.6
                                          ---------  ---------  ---------  ---------  ---------  ---------
Income from operations..................        884        9.7       (264)     (2.4)      1,487       11.2
Interest and other income (expense),
  net...................................        (57)      (0.6)       (39)      (0.4)       (87)      (0.6)
                                          ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes.......  $     827        9.1% $    (303)      (2.8)% $   1,400      10.6%
                                          =========  =========  =========  =========  =========  =========

                                                       THREE MONTHS ENDED
                                                            MARCH 31
                                         --------------------------------------------
                                                 1997                    1998
                                         --------------------    --------------------
                                                   (DOLLARS IN THOUSANDS)
Revenues................................ $     946      100.0%   $     963      100.0%
Cost of services........................       803       84.9          787       81.7
                                         ---------  ---------    ---------  ---------
Gross profit............................       143       15.1          176       18.3
Selling, general and administrative
  expenses..............................       590       62.3          661       68.6
                                         ---------  ---------    ---------  ---------
Income from operations..................      (447)     (47.2)        (485)     (50.3)
Interest and other income (expense),
  net...................................       (14)      (1.5)         (17)      (1.8)
                                         ---------  ---------    ---------  ---------
Income (loss) before income taxes....... $    (461)     (48.7)%  $    (502)     (52.1)%
                                         =========  =========    =========  =========

CHURCH'S RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998, COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     REVENUES. Revenues increased $0.1 million, or 1.8%, from $0.9 million for the three months ended March 31, 1997 to $1.0 million for the corresponding period of 1998. Revenues derived from snow removal services decreased $0.1 million, due to the mild winter conditions experienced in the Chicago and Milwaukee metropolitan areas during the first quarter of 1998. Due to the unseasonably warm conditions, Church's installation and maintenance crews were able to begin landscaping work which normally would have commenced in the spring.

     GROSS PROFIT. Gross profit increased by $0.1 million, or 23.1%, from $0.1 million for the three months ended March 31, 1997 to $0.2 million for the corresponding period of 1998. As a percentage of revenues, gross profit increased from 15.1% for the three months ended March 31, 1997 to 18.3% for the corresponding period of 1998. This increase in gross margin was due to the early startup of landscape installation and maintenance projects.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $0.1 million, or 12.0%, from $0.6 million for the three months ended March 31, 1997 to $0.7 million for the corresponding period of 1998, due primarily to salary increases implemented in late 1997 and the addition of several administrative personnel in the first quarter of 1998. As a percentage of revenue, selling, general and administrative expenses increased from 62.3% for the three months ended March 31, 1997 to 68.6% for the corresponding period of 1998.

CHURCH'S RESULTS FOR 1997 COMPARED TO 1996

     REVENUES. Revenues increased by $2.3 million, or 21.1%, from $11.0 million for 1996 to $13.3 million for 1997. Maintenance revenues increased $1.6 million primarily due to the addition of new maintenance contracts totaling $1.3 million and an increase of $0.3 million in snow removal revenue. Installation revenues increased by $0.7 million as a result of Church's obtaining larger installation projects.

     GROSS PROFIT. Gross profit increased by $1.1 million, or 30.8%, from $3.3 million for 1996 to $4.4 million for 1997. As a percentage of revenues, gross profit increased from 30.4% for 1996 to 32.8% for 1997 primarily due to higher margins experienced on larger installation jobs during 1997.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased by $0.7 million, or 20.2%, from $3.6 million for 1996 to $2.9 million for 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 32.8% for 1996 to 21.6% for 1997. This decrease was partially due to a non-recurring 1996 accrual recorded by Church to fully reserve for a potentially uncollectible receivable from one installation job totaling approximately $0.9 million. Excluding this one-time charge, selling, general and administrative expenses as a percentage of revenue decreased from 24.6% in 1996 to 21.6% in 1997, due to lower owners' compensation and ESOP plan contributions paid during 1997.

CHURCH'S RESULTS FOR 1996 COMPARED TO 1995

     REVENUES. Revenues increased by $1.9 million, or 19.8%, from $9.1 million for 1995 to $11.0 million for 1996. Landscape installation revenues increased $0.9 million in 1996 and new maintenance contracts were added totaling $0.9 million of revenues.

     GROSS PROFIT. Gross profit increased by $0.3 million, or 10.2%, from $3.0 million for 1995 to $3.3 million for 1996. As a percentage of revenues, gross profit decreased from 33.0% for 1995 to 30.4% for 1996, principally due to an increase in equipment costs and the cost of green goods.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $1.5 million, or 68.1%, from $2.1 million for 1995 to $3.6 million for 1996. As a percent of revenues, selling, general and administrative expenses increased from 23.3% for 1995 to 32.8% for the corresponding period of 1996. This increase was due to a non-recurring 1996 accrual recorded by Church to fully reserve for one installation job totaling approximately $0.9 million. Excluding this one-time charge, selling, general and administrative expenses as a percentage of revenue increased from 23.3% in 1995 to 24.6% in 1996, due to an increase in owners' compensation and contributions to Church's ESOP plan of approximately $0.5 million.

CHURCH'S LIQUIDITY AND CAPITAL RESOURCES

     As of March 31, 1998, Church had working capital of $0.7 million, compared to working capital of $1.2 million as of December 31, 1997. The primary reason for the decrease in working capital between March 31, 1998 and December 31, 1997 was lower billings associated with landscape installation and maintenance services during the winter months. Net cash provided by operating activities totaled $0.8 million for each of the three months ended March 31, 1997 and 1998. Net cash used in investing activities totaled $0.1 million and $0.2 million for the three months ended March 31, 1997 and 1998, respectively. Cash used in financing activities totaled $0.8 million and $0.2 million for the three months ended March 31, 1997 and 1998, respectively. During the three months ended March 31, 1997 and 1998, Church repaid outstanding debt of $0.8 million and $0.3 million, respectively.

     At December 31, 1997, Church's working capital was $1.2 million, compared to $0.7 million at December 31, 1996. Church's principal capital requirements are to fund its working capital and the purchase and improvement of facilities, vehicles and equipment. Historically, these requirements have been met by cash flow from operations and, to a lesser extent, with borrowings under Church's credit facility and notes payable to financial institutions.

     Net cash provided by (used in) operating activities for 1995, 1996 and 1997 was $0.9 million, $(0.1) million and $1.0 million, respectively. In 1996, the Company's earnings were more than offset by working capital changes related to an increase in accounts receivable. Net cash used in investing activities was primarily attributable to vehicle and equipment purchases and totaled $0.8 million, $0.7 million and $0.9 million for 1995, 1996 and 1997, respectively. Net cash provided by financing activities totaled $0.1 million, $0.7 million and $0.1 million for 1995, 1996 and 1997, respectively. Cash provided by financing activities related primarily to increased borrowings to purchase vehicles and equipment. In addition, Church repaid $0.2 million, $0.3 million and $2.5 million of outstanding borrowings during 1995, 1996 and 1997, respectively.

     Church has a line of credit which provides for borrowings of up to $1.4 million. Borrowings under the line of credit are secured by accounts receivable. As of December 31, 1996 and 1997, there was a total of $0.6 million and $0.1 million outstanding under the line of credit.

GROUND CONTROL -- RESULTS OF OPERATIONS

     Ground Control, headquartered in Orlando, Florida, was founded in 1978 and operates branches in Tampa and Orlando. Ground Control provides commercial landscape installation and maintenance services.

     The following table sets forth the selected statement of operations data and such results as a percentage of total revenue for the periods indicated:

                                            THREE MONTHS ENDED MARCH 31
                                     ------------------------------------------
                                             1997                  1998
                                     --------------------  --------------------
                                               (DOLLARS IN THOUSANDS)
Revenues...........................  $   2,654      100.0% $   2,324      100.0%
Cost of services...................      1,687       63.6      1,857       80.0
                                     ---------  ---------  ---------  ---------
Gross profit.......................        967       36.4        467       20.0
Selling, general and
  administrative expenses..........        397       14.9        389       16.7
                                     ---------  ---------  ---------  ---------
Income from operations.............        570       21.5         78        3.3
Interest and other
  (expenses), net..................        (19)      (0.7)       (48)      (2.0)
                                     ---------  ---------  ---------  ---------
Income (loss) before income taxes..  $     551       20.8% $      30        1.3%
                                     =========  =========  =========  =========

GROUND CONTROL'S RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998, COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     REVENUES. Revenues decreased by $0.4 million, or 12.4%, from $2.7 million for the three months ended March 31, 1997 to $2.3 million for the corresponding period of 1998. The decrease in revenues was due to (i) the abnormally high levels of rain experienced in the Orlando, Florida area during the first quarter of 1998, resulting in delays on several planned installation projects and (ii) the inclusion of two large high margin installation projects in the first quarter of 1997.

     GROSS PROFIT. Gross profit decreased by $0.5 million, or 51.7%, from $1.0 million for the three months ended March 31, 1997 to $0.5 million for the corresponding period of 1998. As a percentage of revenues, gross profit decreased from 36.4% for the three months ended March 31, 1997, to 20.0% for the corresponding period of 1998. The decrease in gross profit was partially attributable to the inclusion of high margin projects during the first quarter of 1997. Gross profit was also negatively affected by the inclement weather during the first quarter of 1998.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were unchanged at $0.4 million for each of the three months ended March 31, 1997 and 1998. As a percentage of revenues, selling, general and administrative expenses increased from 14.9% for the three months ended March 31, 1997 to 16.7% for the corresponding period of 1998 due to the decrease in revenues.

GROUND CONTROL'S LIQUIDITY AND CAPITAL RESOURCES

     As of March 31, 1998 and December 31, 1997, Ground Control had a working capital deficit of $0.3 million. Net cash provided by operating activities totaled $0.5 million and $0.0 million for the three months ended March 31, 1997 and 1998, respectively. Net cash used in investing activities totaled $0.2 million and $0.1 million for the three months ended March 31, 1997 and 1998, respectively, and was comprised primarily of vehicle and equipment purchases. Net cash provided by (used in) financing activities totaled $(0.1) million and $0.1 million for the three months ended March 31, 1997 and 1998, respectively.

     Ground Control's principal capital requirements are to fund its working capital and the purchase and improvement of facilities, vehicles and equipment. Historically, these requirements have been met with cash generated from operating activities and borrowings under a bank line of credit and notes payable to equipment manufacturers and distributors. The working capital deficit was due to an increase in accounts payable and accrued expenses.

     Net cash provided by operating activities totaled $0.5 million for 1997. Net cash used in investing activities totaled $0.6 million and was comprised primarily of vehicle and equipment purchases. Net cash provided by financing activities totaled $0.1 million for 1997. Ground Control entered into various notes payable to fund the purchase of vehicles and equipment.

     Ground Control has a line of credit which provides for borrowings of up to $0.5 million. Accounts receivable and equipment and a life insurance policy insuring the company's primary shareholder secure borrowings under the line of credit. As of December 31, 1997, there was a total of $0.4 million of borrowings outstanding under the line of credit.

ARTEKA -- RESULTS OF OPERATIONS

     Arteka, headquartered in Eden Prairie, Minnesota, was founded in 1973 and operates in four locations in the Twin Cities area. Arteka provides commercial landscape installation and maintenance services, operates a tree nursery which provides trees primarily for its own operations and provides snow removal services. Arteka purchased two landscape maintenance service companies on December 31, 1997 with combined 1997 revenues of $2.6 million.

     The following table sets forth the selected statement of operations data and such results as a percentage of total revenue for the periods indicated:

                                                                                               THREE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31                             MARCH 31
                                       ------------------------------------------  ------------------------------------------
                                               1996                  1997                  1997                  1998
                                       --------------------  --------------------  --------------------  --------------------
                                                                       (DOLLARS IN THOUSANDS)
Revenues.............................  $   7,052      100.0% $   7,366      100.0% $     245      100.0% $     893      100.0%
Cost of services.....................      5,055       71.7      5,227       71.0        318      129.8        618       69.2
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      1,997       28.3      2,139       29.0        (73)     (29.8)       275       30.8
Selling, general and administrative
  expenses...........................      1,722       24.4      2,136       29.0        383      156.3        726       81.3
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............        275        3.9          3        0.0       (456)    (186.1)      (451)     (50.5)
Interest and other income (expense),
  net................................        (97)      (1.4)       (79)      (1.0)       (23)      (9.4)      (102)     (11.4)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes....  $     178        2.5% $     (76)      (1.0)% $    (479)    (195.5)% $    (553)     (61.9)%
                                       =========  =========  =========  =========  =========  =========  =========  =========

ARTEKA'S RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     REVENUES. Revenues increased by $0.7 million, or 264.5%, from $0.2 million for the three months ended March 31, 1997 to $0.9 million for the corresponding period of 1998, due primarily to the acquisition of two landscape maintenance companies during the fourth quarter of 1997. Substantially all of Arteka's revenues during the first calendar quarter were derived from snow removal services.

     GROSS PROFIT. Gross profit increased by $0.4 million from a loss of $0.1 million for the three months ended March 31, 1997 to a profit of $0.3 million for the corresponding period of 1998. As a percentage of revenues, gross profit increased from (29.8)% for the three months ended March 31, 1997 to 30.8% for the corresponding period of 1998 primarily due to higher margins realized on snow removal services.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $0.3 million, or 89.6%, from $0.4 million for the three months ended March 31, 1997 to $0.7 million for the corresponding period of 1998. This increase was primarily attributable to the effect of the two acquisitions completed during the fourth quarter of 1997 and an increase of $0.1 million in owners' compensation. As a percentage of revenues, selling, general and administrative expenses decreased from 156.3% for the three months ended March 31, 1997 to 81.3% for the corresponding period of 1998.

ARTEKA'S RESULTS FOR 1997 COMPARED TO THE YEAR 1996

     REVENUES. Revenues increased by $0.3 million, or 4.5%, from $7.1 million in 1996 to $7.4 million in 1997 due to an increase in landscape installation revenues of $0.4 million, partially offset by a $0.1 million decrease in revenues from landscape maintenance and snow removal.

     GROSS PROFIT. Gross profit increased by $0.1 million, or 7.1%, from $2.0 million in 1996 to $2.1 million in 1997. As a percentage of revenues, gross profit increased from 28.3% in 1996 to 29.0% in 1997.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $0.4 million, or 24.0%, from $1.7 million in 1996 to $2.1 million in 1997. This increase was attributable to a $0.4 million increase in owner's compensation paid during 1997. As a percentage of revenues, selling, general and administrative expenses increased from 24.4% in 1996 to 29.0% in 1997 due to the increase in owners' compensation.

ARTEKA'S LIQUIDITY AND CAPITAL RESOURCES

     As of March 31, 1998, Arteka had a working capital deficit of $1.5 million, compared to a working capital deficit of $0.8 million as of December 31, 1997. The primary reason for the decrease in working capital between December 31, 1997 and March 31, 1998 was lower billings associated with landscape installation and maintenance services during the winter months. Net cash used in operating activities totaled $0.1 million and $0.8 million for the three months ended March 31, 1997 and 1998, respectively. Net cash used in investing activities totaled $0.0 million and $0.1 million for the three months ended March 31, 1997 and 1998, respectively. Net cash provided by financing activities totaled $0.1 million and $0.6 million for the three months ended March 31, 1997 and 1998, respectively. During the first quarter of 1998, Arteka borrowed $1.0 million under its line of credit to fund its working capital requirements.

     As of December 31, 1997, Arteka had a working capital deficit of $0.8 million, compared to working capital of $0.5 million as of December 31, 1996. The primary reason for the decline in working capital between 1996 and 1997 was the issuance by Arteka of notes payable totaling $2.3 million issued in connection with the acquisition of two landscape maintenance services companies effective December 31, 1997. Arteka's principal capital requirements are to fund its working capital and the purchase and improvement of facilities, vehicles and equipment. Arteka has historically satisfied these requirements with cash flow generated from operations, and to a lesser extent, with borrowings under its credit facility and notes payable to equipment manufactures and distributors.

     Net cash provided by operating activities for 1996 and 1997 was $0.4 million and $0.0 million, respectively. Net cash used in investing activities totaled $0.3 million and $0.3 million for each of 1996 and 1997, respectively. Cash used in investing activities was used for the purchase of property and equipment. Net cash provided by (used in) financing activities totaled $(0.1) million and $0.5 million for 1996 and 1997, respectively. Cash provided by financing activities for 1997 included a note payable of $1.0 million from its sole shareholder, which was used for working capital. In 1996 and 1997, Arteka repaid outstanding long-term borrowings of $0.7 million and $0.6 million, respectively.

     Arteka has lines of credit which provide for borrowings up to $1.3 million. Borrowings under the line of credit are secured by accounts receivable. As of December 31, 1996 and 1997, there was a total of $0.4 million and $0.1 million of borrowings outstanding under the lines of credit, respectively.

DESERT CARE -- RESULTS OF OPERATIONS

     Desert Care was founded in 1992 and operates two branches in Phoenix. Desert Care provides commercial landscape installation and maintenance services. Desert Care also provides native plant reclamation, which consists of temporarily removing native plants, maintaining them during a construction period and replacing them following construction.

     The following table sets forth the selected statement of operations data and such results as a percentage of total revenue for the periods indicated:

                                            THREE MONTHS ENDED MARCH 31
                                     -----------------------------------------
                                             1997                  1998
                                     --------------------  -------------------
                                               (DOLLARS IN THOUSANDS)
Revenues...........................  $   1,492      100.0% $   1,297     100.0%
Cost of services...................      1,179       79.0      1,200      92.5
                                     ---------  ---------  ---------  --------
Gross profit.......................        313       21.0         97       7.5
Selling, general and
  administrative expenses..........        155       10.4        175      13.5
                                     ---------  ---------  ---------  --------
Income from operations.............        158       10.6        (78)     (6.0)
Interest and other income
  (expense), net...................        (15)      (1.0)        (7)     (0.6)
                                     ---------  ---------  ---------  --------
Income (loss) before income taxes..  $     143        9.6% $     (85)     (6.6)%
                                     =========  =========  =========  ========

DESERT CARE'S RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998, COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     REVENUES. Revenues decreased by $0.2 million, or 13.1%, from $1.5 million for the three months ended March 31, 1997 to $1.3 million for the corresponding period of 1998 due to a decrease in landscape installation revenues of $0.2 million. This decrease in revenues was primarily due to the unusually high level of rainfall experienced in the Phoenix area during the first quarter of 1998, which delayed planned installation projects.

     GROSS PROFIT. Gross profit decreased by $0.2 million, or 69.0%, from $0.3 million for the three months ended March 31, 1997 to $0.1 million for corresponding period of 1998. As a percentage of revenues, gross profit decreased from 21.0% for the three months ended March 31, 1997 to 7.5% for the corresponding period of 1998, primarily due to inefficiencies caused by inclement weather.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by 12.9% between the three months ended March 31, 1997 and the corresponding period of 1998. As a percentage of revenues, selling, general and administrative expenses increased from 10.4% for the three months ended March 31, 1997 to 13.5% for the corresponding period of 1998 due to lower revenues.

DESERT CARE'S LIQUIDITY AND CAPITAL RESOURCES

     As of March 31, 1998, Desert Care had a working capital deficit of $0.1 million, compared to working capital of $0.7 million at December 31, 1997. This working capital deficit was due to an increase in short-term borrowings used to fund S Corporation shareholder distributions during the first quarter of 1998. Net cash provided by operating activities totaled $0.2 million and $0.3 million for the three months ended March 31, 1997 and 1998, respectively. Net cash used in investing activities totaled $0.1 million for the three months ended March 31, 1998. Net cash used in financing activities totaled $0.2 million and $0.4 million for the three months ended March 31, 1997 and March 31, 1998, respectively. During the three months ended March 31, 1998, Desert Care borrowed $0.6 million under its line of credit to fund an S Corporation shareholder distribution.

     Desert Care's principal capital requirements are to fund its working capital and the purchase and improvement of facilities, vehicles and equipment. Historically, these requirements have been met by cash flow from operations and, to a lesser extent, with borrowings under its lines of credit and notes payable to equipment and vehicle manufacturers, distributors and finance companies.

     Net cash provided by operating activities totaled $0.7 million for 1997. Net cash used in investing activities was primarily attributable to vehicle and equipment purchases and totaled $0.3 million for 1997. Net cash used in financing activities totaled $0.3 million for 1997. During 1997, Desert Care repaid $1.2 million of outstanding borrowings, borrowed $1.0 million to fund vehicle and equipment purchases and working capital requirements and made an S Corporation shareholder distribution of $0.1 million.

     Desert Care has lines of credit which provide for borrowings up to $0.5 million. Borrowings under the lines of credit are secured by accounts receivable and equipment and are guaranteed by Desert Care's shareholders. As of December 31, 1997, there were no borrowings outstanding under the lines of credit. During January and February 1998, Desert Care borrowed $0.2 million under one of the lines of credit to fund S Corporation shareholder distributions.

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                                    BUSINESS

     LandCare was founded in 1997 to be a national provider of comprehensive landscape and tree services to the commercial and institutional markets. The Company offers a full range of landscape maintenance, landscape installation and tree services capabilities, including trimming trees and other plant growth away from power lines, generally known as "line clearing." The Company serves a diverse set of customers, including regional and national property owners and managers, real estate developers, corporations, utilities, universities and governmental entities. Properties served by the Company include office buildings, multi-family residential complexes, shopping centers, corporate and university campuses, parks, hotels, resorts and governmental facilities. Approximately 75% of the Company's pro forma combined revenues in 1997 were attributable to maintenance services, which include line clearing for utility customers, and 25% were attributable to installation services. Upon consummation of this Offering, LandCare will acquire the seven Founding Companies, which have been in business an average of 25 years. Pro forma combined revenues of the Founding Companies were $116.2 million in 1997 and $26.6 million in the three months ended March 31, 1998. Historical combined revenues increased at a compound annual growth rate of approximately 10% from 1995 through 1997. In addition to emphasizing internal growth, the Company intends to implement an aggressive acquisition program.

INDUSTRY OVERVIEW

     The commercial and institutional segment of the landscape and tree services industry is comprised of companies that install and maintain exterior landscapes and companies that perform tree services on behalf of property owners and managers. According to data published by LAWN AND LANDSCAPE magazine, the commercial and institutional segment of this industry generated approximately $20 billion in revenues in 1996. The Company estimates that approximately $15 billion of this amount represented landscape installation and maintenance and $5 billion represented tree services, including line clearing for utilities. Most of the more than 10,000 participants in this industry are small companies operating in a limited geographic area. During recent years, the industry has experienced significant growth due to the consolidation of the commercial real estate market, the trend towards outsourcing of landscape and tree services and a growing recognition of the economic and aesthetic benefits of landscaping. These industry data do not include revenues attributable to chemical lawn spraying because few landscape service firms provide this service.

     REAL ESTATE OWNERSHIP CONSOLIDATION. In recent years, ownership of commercial real estate throughout the United States has become increasingly consolidated. Real estate investment trusts ("REITs") and other national property owners are driving this consolidation by purchasing office buildings, multi-family residential complexes, shopping centers, hotels and resorts. These national property owners and management companies seek landscape and tree service firms with the capacity to service all of their properties in a particular region. The Company believes, therefore, that a national or multi-regional presence and greater scale will be a significant competitive advantage in the commercial and institutional landscape segment. The Company believes that a service provider with both landscape and tree services capabilities will have a competitive advantage as national property owners and managers seek to reduce the number of vendors with which they do business.

     INCREASED OUTSOURCING. Commercial property owners and managers are increasingly outsourcing their landscape and tree service needs to third party providers in order to focus on their core competencies, reduce costs and obtain higher-quality service. Landscape service contractors typically have greater purchasing power, higher labor efficiency and greater expertise than in-house service crews. In addition, by outsourcing these functions, commercial property owners and managers shift to outside vendors the recruiting and training burdens associated with these labor-intensive tasks. Governmental entities and institutions such as universities and hospitals are beginning to outsource their landscape and tree services needs. Most municipal and county governments own significant numbers of properties which require ongoing landscape and tree services. Examples include office buildings, schools, parks and golf courses.

     LINE CLEARING SERVICES. Electric and gas utilities, railroads, pipeline companies and governmental entities own extensive rights-of-way or road systems. Regular trimming of overhanging trees and clearing electric lines of limbs and branches damaged by storms is an important element in keeping these rights-of-way functioning. Management expects deregulation to increase competition in the utility sector, which should lead utilities to seek to lower their costs by outsourcing non-core functions. Consolidation among

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
utilities or other right-of-way owners should lead to more multi-regional contracts for right-of-way maintenance. Due to the magnitude of most right-of-way and road systems (often in the thousands of miles), only line clearing companies with substantial capacity can meet the needs of right-of-way owners.

     LANDSCAPING TRENDS. Attractive landscaping enhances the value of a property and has a strong correlation to higher occupancy and rental rates in commercial and residential rental properties. To remain appealing, landscaping requires ongoing maintenance and proper irrigation. Landscaping also provides important environmental benefits. Plants and trees reduce noise levels, moderate temperatures of buildings and enhance work environments. Increasingly, local zoning regulations require minimum amounts of landscaping and open space in all new developments, and municipalities in drier climates are mandating improved water management techniques for landscaping of new properties. Fulfilling these mandates requires landscaping companies to have greater expertise in installing and maintaining sophisticated irrigation systems and in modern horticultural techniques, such as xeriscaping, which is the planting of native plants that do not require significant amounts of water for survival.

SERVICES PROVIDED

     The Company provides maintenance and installation services to the commercial and institutional market. Maintenance services include landscape maintenance and tree maintenance services. The Company's services are described below:

     LANDSCAPE MAINTENANCE. Landscape maintenance services accounted for approximately 35% of the Company's 1997 pro forma combined revenues. The Company's landscape maintenance services consist of general upkeep and minor upgrades of a property's grounds, including grass cutting, weeding, pruning, leaf removal, trimming and edging, mulching, grass reseeding, fertilizing, replacing dead plants and inspecting plants for insects and disease. Upgrade projects may include periodic replacement of annual plants to provide seasonally appropriate color and adding plants, lawn or ground cover to improve the property's appearance. The Company also provides irrigation system maintenance and repair. Irrigation systems are becoming more sophisticated and may have remote monitoring capability, which permits the Company to determine remotely whether the system is operating properly and expedite problem diagnosis and correction. The Company also applies dry fertilizers, herbicides and insecticides on lawns, trees and shrubs but generally does not spray these in liquid form on lawns. Maintenance services also include snow removal in colder climates. Most landscape maintenance services are provided under one or two year contracts, with fixed monthly fees to cover basic upkeep service and a schedule of additional fees for upgrade projects.

     TREE MAINTENANCE. Tree maintenance services accounted for approximately 40% of the Company's 1997 pro forma combined revenues. Most landscape maintenance companies do not provide tree service because it requires different skills and an investment in specialized equipment, although two of the Founding Companies provides both landscape and tree services to its commercial and institutional customers. The Company intends to provide both landscape and tree services in more markets. The Company's tree services can be broadly divided into two categories as described below:

          LINE CLEARING. Line clearing services consist primarily of trimming trees away from power lines, pipelines, roads and other rights-of-way. These services also include deploying crews on an emergency basis to remove tree branches obstructing power lines and vegetation management (primarily application of herbicides) to maintain access along a right-of-way. Line clearing contracts typically are awarded for three to five year terms through a bidding process and cover the entire right-of-way in a relatively large geographic area, such as one or more counties. Line clearing contracts typically have lower gross margins than landscape maintenance and installation services.

          COMMERCIAL TREE MAINTENANCE. Most trees require regular pruning to maintain health and appearance through improved air circulation, light penetration and the removal of dead or diseased branches. Pruning large trees requires the service provider either to climb the tree or use a bucket truck to reach the tree's upper limbs and a chipper to grind the debris. Some of the Founding Companies employ certified arborists skilled in trimming trees properly and diagnosing and treating diseases. Increasingly, commercial property owners are realizing the benefit of annual or multi-year contracts to provide regular inspection and maintenance of their trees.

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
     LANDSCAPE INSTALLATION. Landscape installation accounted for approximately 25% of the Company's 1997 pro forma combined revenues. The Company's landscape installation services include softscape, hardscape and irrigation systems at newly-constructed facilities or in connection with the renovation of any existing property. Softscape typically includes planting ornamental and shade trees, plants, shrubbery and grasses compatible with soil and climate conditions. Hardscape projects may include installing walkways, exterior lighting, patios, decks, fences and driveways, as well as fountains, waterfalls and ponds. In larger or more complex projects, the Company subcontracts hardscape work. Most modern landscaping designs require both drainage and irrigation systems to ensure that standing water does not occur after rain and that sufficient water is available to maintain the health of plants, grasses and trees. In drier regions or where water is a limited resource, the Company often uses xeriscaping. On larger installation projects, the landscape design is usually performed by an independent landscape architect hired by the property owner or the owner's architect. On smaller projects, the Company's in-house landscape architects may provide the design. The Company performs most installation projects under firm price contracts and is paid on a staged basis as the work is performed.

STRATEGY

     The Company plans to achieve its goal of becoming a leading national provider of comprehensive landscape and tree services to the commercial and institutional markets by implementing its operating strategy, emphasizing continued internal growth and expanding through acquisitions.

     OPERATING STRATEGY. The Company believes that there are significant opportunities to increase its profitability. The key elements of the Company's operating strategy are:

          FOCUS ON COMMERCIAL AND INSTITUTIONAL MARKETS. The Company believes that the commercial and institutional markets are attractive because of (i) the potential for preferred relationships with national and regional property owners and managers, real estate developers, corporations, general contractors and landscape architects, (ii) the diverse types of properties served, such as office buildings, multi-family residential complexes, shopping centers, corporate and university campuses, parks, hotels and resorts, (iii) the opportunity to generate recurring revenue through ongoing maintenance contracts and (iv) the recognition by building owners and managers of the importance of landscaping in enhancing the value and marketability of their properties. The Company also believes that the commercial and institutional landscape services market is more attractive than the residential landscape services market because installation and maintenance projects are larger and industry participants are larger and more sophisticated.

          OPERATE ON DECENTRALIZED BASIS. The Company intends to manage the Founding Companies and subsequently acquired companies on a decentralized basis, with local management retaining responsibility for the day-to-day operations, profitability and internal growth of the business. Although the Company intends to maintain strong central operating and financial controls, without which inconsistent operating and financial practices could result, its decentralized operating structure will allow it to capitalize on the considerable local and regional market knowledge and customer relationships possessed by local management. The Company's corporate management will have responsibility for corporate strategy and acquisitions, centralized vendor relationships to take advantage of volume discounts, banking arrangements, insurance, shareholder relations and employee benefit plans and also will provide support to local management in marketing, recruiting, training and risk management.

          ACHIEVE OPERATING EFFICIENCIES. The Company believes there are significant opportunities to achieve operating efficiencies and cost savings through purchasing economies and the adoption of "best practices" operating programs. The Company intends to use its increased purchasing power to gain volume discounts in areas such as materials, equipment, spare parts and vehicle purchases, workers' compensation and other insurance coverage. The Company believes that it can purchase green goods at a discount by making opportunistic cash purchases. In 1997, the Company spent approximately $5.9 million on a combined basis on new equipment, vehicles and spare parts. In 1997, the Company's combined expense for workers' compensation, personal injury and property damage insurance was approximately $5.0 million. The Company believes that its operating efficiency also can be enhanced by implementing "best practices," in areas such as management information systems, recruiting and training programs, safety and risk management programs, sales training and materials and human resource management, and can also be enhanced by expanding its branch network to increase route density and improve labor utilization.

          ATTRACT AND RETAIN QUALITY LABOR AND SUPERVISORY PERSONNEL. Most companies in the landscape and tree services industry experience high labor turnover and difficulty in attracting sufficient numbers of supervisory personnel. The Company believes that its substantial training programs and commitment to workplace safety provide a competitive advantage in attracting and retaining a qualified labor force. The Company believes it can better attract and retain supervisory and management level employees, the lack of which could adversely limit the Company's growth and scope of operations, because it will offer (i) an enhanced career path from working for a multi-branch, public company, including the opportunity to gain increased responsibility at a branch office, (ii) the opportunity to realize a more stable income and (iii) improved health insurance, retirement, incentive compensation and other benefits, which the Company believes it can offer at little or no additional cost to the Company due to its ability to negotiate with benefit providers on a higher-volume basis.

     INTERNAL GROWTH. A principal component of the Company's strategy is to continue its internal growth. The key elements of the Company's internal growth strategy are:

          BUILD MARKET DENSITY. The Company intends to develop its branch network in each of the markets it serves. This will enable the Company to serve more commercial and institutional properties efficiently, improve labor utilization and attract employees who live near newly-established branches. The Company also intends to make tuck-in acquisitions of smaller companies to increase local route density and expand within markets served.

          ESTABLISH REGIONAL AND NATIONAL MARKET COVERAGE. The Company intends to provide comprehensive landscaping and tree services on a multi-regional and ultimately a national basis. This will enable the Company to capitalize on relationships with major regional and national property owners and managers, such as real estate developers and REITs, as well as corporations, utilities, universities and governmental entities. Many large property owners and managers would prefer to deal with fewer vendors for their landscape and tree service needs. The Company believes it can establish preferred provider relationships with these regional and national property owners and managers to serve all or a significant number of their properties. The Company believes it will be well positioned to obtain additional line clearing contracts as it extends its geographic coverage.

          BECOME SINGLE SOURCE PROVIDER. The Company intends to provide its customers with both landscape and tree services in order to become the single source for its customers' landscape maintenance requirements. The Company believes that becoming a single source provider will allow it to take advantage of the trend toward vendor consolidation in the commercial real estate market and the developing trend toward outsourcing by institutions and state and local governments. Since most of the Founding Companies have not historically provided both landscape and tree services, the Company believes it will have a significant opportunity to capture incremental revenue by marketing its full service capabilities to existing customers. Where necessary, the Company will also provide or subcontract for other exterior maintenance functions in order to become the single source provider for its customers' overall landscape requirements.

          DEVELOP ENHANCED SALES AND MARKETING PROGRAM. The Company intends to establish a national account sales and marketing program, which will emphasize the Company's full service capabilities. This program will target large regional and national property owners and managers as well as large corporations. The Company also intends to establish a regional and national sales and marketing program targeted toward customers beginning to outsource their landscape and tree service requirements, such as institutions and state and local governments that operate properties such as university campuses, hospitals, parks, municipal office buildings, schools and golf courses. The Company expects that its sales force, which currently includes twenty full-time sales and/or marketing personnel, will expand as the Company increases in size.

          Although the Company believes that this strategy will prove successful, no assurance can be given of continued internal growth among the Founding Companies and subsequently acquired businesses. See "Risk Factors -- Risks Related to Operating and Internal Growth Strategy."

     ACQUISITIONS. The Company estimates that more than 1,000 companies, each with annual revenues in excess of $2.0 million, provide landscape installation or maintenance services to the commercial, institutional and municipal markets. Most of these companies are small, owner-operated businesses that operate in a limited geographic area. The Company believes that more than 100 companies, each with revenues in excess of $2.0 million, provide tree services, a number of which are regional or national companies with revenues in excess of $10 million, primarily in the line clearing market. The key elements of the Company's acquisition strategy are:

          ENTER NEW GEOGRAPHIC MARKETS. The Company intends to expand into geographic markets not currently served by the Founding Companies by acquiring one or more leading local or regional companies that provide landscaping and/or tree services. Acquisition targets will have the scale, customer base, expertise and management necessary to be a core business into which the Company can consolidate other acquisitions in that geographic area. Special emphasis will be placed on diversifying the Company's operations geographically to serve the needs of large regional and national property owners and managers and to minimize the effect of seasonality in the colder regions served by the Company. The Company will also consider acquiring companies that service high-end residential communities.

          EXPAND WITHIN EXISTING MARKETS. Once the Company has entered a market and established management in that market, it will seek to acquire other well-established landscape and/or tree services businesses to expand its market penetration and client list. The Company will also pursue
     "tuck-in" acquisitions of smaller companies whose operations can be integrated into existing Company operations to leverage the existing infrastructure.

ACQUISITION PROGRAM

     Although the Company expects to face competition for acquisition candidates, it believes it will be regarded by acquisition candidates as an attractive acquiror because of: (i) the Company's strategy for creating a national, comprehensive and professionally managed landscape and tree services provider that emphasizes the development of long-term customer relationships at the local, regional and national levels and uses sophisticated marketing programs, (ii) the Company's decentralized operating philosophy, (iii) the potential for owners of the acquired businesses to participate in the Company's planned growth while realizing liquidity, (iv) the Company's increased name recognition and its access to financial resources as a public company and (v) the potential for increased profitability of the acquired company due to purchasing economies, the adoption of "best practices" and centralization of various administrative functions. To date, consolidation in the landscape and tree services industry has been limited. The Company believes that the few acquisitions that have been made have typically resulted in the elimination of the acquired company's separate identity. The Company believes that the sale of well-established businesses to these acquirors is not an attractive alternative for many owners, particularly those who do not wish to retire from the business.

     Important criteria for choosing an acquisition candidate include: (i) the quality of its management and supervisory personnel, (ii) revenues, profitability and historical growth, (iii) the market area served and the candidate's reputation, (iv) the composition and size of the customer base and
(v) the types of landscape and/or tree services provided. The principals of the Founding Companies have substantial experience in the industry, are active in industry trade associations and are personally acquainted with the owners of numerous acquisition targets. Within the past several months, the Company has contacted the owners of a number of acquisition candidates, several of whom have expressed interest in having their businesses acquired by the Company. The Company currently has no agreements to effect any acquisitions other than the acquisition of the Founding Companies.

     As consideration for future acquisitions, the Company intends to use various combinations of its Common Stock, cash and notes. The consideration for each future acquisition will vary on a case-by-case basis, with the major factors in establishing the purchase price being historical operating results, future prospects of the target and the ability of the target to complement the services offered by the Company. The Company has received a commitment for a credit line of $50.0 million which is expected to be available upon consummation of the Offering, to be used for working capital and acquisitions. Following completion of this Offering, the Company intends to register up to 5,000,000 additional shares of Common Stock under the Securities Act for its use in connection with future acquisitions. The Company believes that it can structure some larger acquisitions as tax-free reorganizations by using its Common Stock as consideration, which will be attractive to those business owners with a low tax basis in their businesses. Although there are various risks related to the Company's acquisition strategy and no acquisitions, other than the Founding Companies, have been made to date, the Company believes that its strategy will enable it to compete successfully for landscape and tree services companies and increase its geographic coverage, customer base and range of services offered. See "Risk Factors -- Risks Related to the Company's Acquisition Strategy."

OPERATIONS

     LANDSCAPE MAINTENANCE. The Company's maintenance contracts provide for regular visits to the property by a maintenance crew. These crews, which typically consist of two to six workers and a crew supervisor, may spend several hours to several days a week at a particular site, depending on its size, although most crews typically visit a site once a week. For some large properties, the Company provides one or more workers who work full time on-site. The Company's maintenance crews perform basic upkeep services as detailed in the maintenance contract, such as grass cutting, weeding, edging, mulching, raking, pruning and checking irrigation systems. In addition to the basic services outlined in the contract, maintenance crews also undertake various upgrade projects on a separately charged basis, such as planting annual flowers, ornamental trees and shrubs and adding ground cover. Some of the Founding Companies have specially trained maintenance technicians responsible for maintaining and repairing irrigation systems. In regions with cold winters, the Company provides ice and snow removal during winter months. The Company performs other exterior maintenance tasks for the convenience of customers, such as parking lot sweeping. Equipment involved in landscape maintenance includes lawn mowers, small power equipment such as edgers, trimmers and leaf blowers, as well as hand-held tools and pick-up trucks and trailers to transport crews and equipment.

     New maintenance contracts often result from existing relationships with customers who own or manage multiple properties, as well as the Company's marketing efforts. Once the Company completes a landscape installation project, it is often selected to perform regular, ongoing maintenance of the site. The Company performs substantially all maintenance work under contracts. The Company's current maintenance contracts range from $300 to $30,000 per month for basic upkeep service and usually have initial terms of one or two years, with automatic month-to-month extensions thereafter. Most contracts specify additional fees for upgrade projects such as periodic replacement of annual flowers.

     LANDSCAPE INSTALLATION. Installation crews generally range from two to 15 people. A supervisor manages the project in the field and coordinates the work of any subcontractors. In installing softscape portions of a landscape project, the Company's work crew performs fine grading and flower and plant bed preparation, followed by plantings specified by the design. In most instances, the Company subcontracts the sodding work. The Company's work crew may also install the hardscape portion of a landscape project such as walkways, decks, patios, exterior lighting, fences and driveways. On larger or more complicated projects, the Company may subcontract the hardscape work. The Company typically deploys separate crews for irrigation system installation. Equipment used in installation projects includes small front end loaders, graders, augers and trenching machines to install irrigation system piping. Equipment and plant materials are transported to the site by trailer.

     A significant portion of the Company's installation business results from existing relationships with real estate developers, general contractors and independent landscape architects. Most contracts resulting from these relationships are time and materials contracts, with a dollar limit. The Company also obtains

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installation contracts in response to invitations to bid issued to a select number of landscape contractors chosen because of their reputation, resources and expertise. Most contracts resulting from bids are fixed price contracts, and final design, terms, price and timing of the project may be negotiated prior to awarding the contract.

     On larger projects, the landscape design work is usually performed by an independent landscape architect hired by the property owner or the owner's architect. On smaller projects, the Company can provide in-house design capability, including registered landscape architects. The Company uses CAD software to assist in preparing design drawings and computer software to estimate the amount of time, labor, materials and equipment needed to complete a project and its cost to enable it to price potential projects, whether negotiated or bid upon.

     TREE SERVICE.

     LINE CLEARING. The Company conducts its line clearing operations through Trees, one of the Founding Companies. Trees employs approximately 450 work crews, ranging from two to five people per crew and organizes workers into bucket crews or climbing crews. Bucket crews work with specialized trucks equipped with mounted, hydraulic aerial lifts for tree trimming. Climbing crews are utilized in less accessible areas where the use of aerial lifts is not practical. In these cases, crew members use special climbing gear to manually climb the trees. Trees has approximately 710 trucks, approximately half of which are equipped with aerial lifts and half pull chippers which shred wood debris. Crew members use a variety of equipment, including chainsaws, trimming tools and safety gear, and may also utilize hydraulic power saws and pruners, cable and bracing equipment. In its vegetation management activities, the Company employs a variety of specialized mowing, trimming and herbicide spraying equipment to control vegetation along rights-of-way.

     Line clearing services comprised approximately 40% of the Company's 1997 pro forma combined revenues. The Company currently has contracts with 16 public utilities in 13 states, under which the Company keeps power lines free of obstructions from overhanging trees, vegetation and limbs and branches damaged by storms. The Company usually completes service of the utility customer's entire system in two to four years, at which time the trees and other vegetation must again be cut back to keep the power lines clear. Work is planned for the entire system based on power outage reports (known as "reliability reports"), previous trimming history and field surveys. With the aid of circuit maps, the Company prepares work schedules which designate the areas to be serviced, routes to be used and the number and size of the work crews.

     Line clearing contracts, which typically have terms of three to five years, are awarded through a bidding process by which the customer solicits bids from a limited number of pre-qualified companies. To pre-qualify for a bid list, the Company must meet criteria established by the customer, such as having appropriate machinery and equipment, satisfactory insurance coverage and acceptable safety procedures. Once the customer has established its bid list, it awards contracts primarily on the basis of price, but productivity and reputation are also important factors.

     COMMERCIAL TREE SERVICE. The Company provides periodic pruning of trees, typically annually, and field evaluations by the Company's tree specialists for commercial and institutional customers. Based on these inspections, the Company recommends, to the extent necessary, deadwood removal, deep root fertilization, pruning to improve air circulation and light penetration and disease treatments. Much of this work results from service calls from customers not under contract, typically as a result of storm damage or disease. The Company intends to offer regularly scheduled tree care as part of its standard maintenance contract.

CUSTOMERS

     The Company has a diverse customer base, with more than 2,500 customers, none of whom accounted for more than 10% of 1997 combined revenues. The Company performs landscape maintenance and installation services for a number of leading regional and national property owners and managers, including

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Trammell Crow, Marriott and CB Commercial, each which represented under 2% of the Company's total revenues in 1997. Trees has line clearing contracts with several large utilities, including PacifiCorp, Houston Lighting & Power and Texas Utilities, which together accounted for 54% of Trees' total revenues in 1997 and individually represented 8.7%, 7.8% and 6.8% of the Company's total revenues in 1997, respectively. Management at the Founding Companies has developed and maintained relationships with key customers by emphasizing customer satisfaction and high quality service.

SALES AND MARKETING

     The Company's principal marketing strategy is to continue its emphasis on developing and maintaining relationships with the senior management of large national and regional property owners and managers, as well as large corporations. The Company will seek to become a preferred vendor to these property owners and managers and corporate customers. To facilitate this strategy, the Company intends to hire experienced sales and marketing personnel for the Company's national account sales and marketing program. The Company will also attend national and regional conventions, including those sponsored by trade associations such as the Building Owners and Managers Association
("BOMA") and the Institute of Real Estate Managers ("IREM"). Members of these associations include large and small property owners and managers. The Company also intends to advertise in selected trade journals to increase the Company's name recognition with potential customers.

     The Company will also focus on establishing and maintaining relationships with utilities in order to be named to their pre-qualified bidder lists. Trees has established relationships with a number of major utility companies, and the Company intends to build upon those relationships. To pre-qualify for bid lists, the Company's large account managers will market the Company's capacity to serve the utility customer's line clearing and vegetation management needs as well as its reputation for quality service.

     The Company also intends to capitalize on the developing trend toward outsourcing by institutions and state and local governments by marketing its services to these entities. The Company intends to extend the current marketing efforts of the Founding Companies to these potential customers through the involvement of senior management and, in the future, experienced sales people focused on this effort.

SOURCES OF SUPPLY

     The Company purchases its green goods primarily from local or regional wholesale nurseries on an as-needed basis. From time to time, however, the Company will purchase green goods in advance of its anticipated needs when it can take advantage of favorable pricing by paying in cash, often at the end of the nurseries' season when inventories are being liquidated. In most instances, alternative sources of supply for the green goods used by the Company exist, although there are occasional shortages of plants in a particular region. In this event, the Company has been able to substitute similar plants acceptable to the customer. Arteka maintains its own tree nursery for use primarily in its own operations. The Company also believes that, as it builds regional density, it will be able to purchase green goods in sufficient quantities to permit it to realize purchasing economies through discounts from suppliers.

     The equipment used by the Company in its landscape maintenance business primarily consists of pick-up trucks, walk-behind and riding mowers, as well as hand-held equipment such as edgers, weed trimmers and blowers. The equipment used in the Company's installation business includes a variety of hand-held equipment, as well as stake-bed and pick-up trucks, front end loaders, graders, augers, trenching machines and small tractors. The major components of irrigation systems installed by the Company include sprinkler heads, clocks, valves, control systems and PVC pipe. For its tree services business, the Company purchases small and large trucks, including bucket trucks, as well as chippers and chainsaws. Most of the equipment and vehicles used by the Company are generally available from a number of manufacturers. The Company expects to establish relationships with a number of manufacturers and to take advantage of volume discounts and manufacturers' fleet purchase programs. The Company believes that it is not materially dependent on any one of its suppliers and that its relationships with its suppliers are good.

EMPLOYEES

     As of December 31, 1997, the Company employed approximately 2,400 persons. Of this number, 190 were sales, administrative and management personnel and the remainder were hourly and salaried site workers and supervisory personnel. Approximately 200 of Trees' employees are covered by collective bargaining agreements, and one other Founding Company contracts with union labor for certain installation projects. The Company experiences high turnover rates among its hourly workers, a significant portion of which are immigrants, and intense competition for qualified supervisory personnel. The Company has not experienced any strikes or work stoppages and believes its relationship with its employees is satisfactory.

RECRUITING, TRAINING AND SAFETY

     The Company recruits its supervisory and mid-level management personnel either from within the industry or from local colleges and technical schools, where it targets students in horticultural or landscape management programs. Recruiting is also conducted by means of advertisements locally and in trade magazines. The Company provides its existing hourly employees with opportunities for internal advancement by promoting capable site workers to positions of increasing supervisory responsibility, such as job foreman, workcrew supervisor or branch manager. The Company recruits its seasonal labor force through word-of-mouth, as well as through employment agencies and local help wanted advertisements.

     The Company is committed to continuing the Founding Companies' focus and emphasis on continual training and safety in the workplace. To ensure quality service and workplace safety, the Company has established training programs for its employees at all levels of its operations, including orientation programs for new employees, on-the-job training, employee bonuses and incentive programs for exceptional safety records and periodic training and safety seminars. For example, Trees maintains a certification program in aerial tree cutting, which generally takes employees three to six months to complete. Several of the Founding Companies also provide training programs in chemical application. The Company intends to implement a "best practices" safety program throughout its operations to ensure that employees comply with safety standards established by the Company, its insurance carriers and federal, state and local laws and regulations.

FACILITIES; VEHICLES AND MAINTENANCE

     In addition to their principal operating offices, the Founding Companies operate an aggregate of 24 branch offices. The location of the principal operating offices of the Founding Companies is described under the caption "The Company." Branch offices are typically located on approximately one or two acre sites and are comprised of a small office for administrative personnel, shop space for servicing equipment and an area for parking Company vehicles and larger equipment. The Company also maintains auxillary facilities for vehicle maintenance and storage of materials and equipment. With the exception of one Company-owned site, all of the Company's facilities are leased, some from related parties. See "Certain Transactions -- Leases of Real Property by Founding Companies." The Company believes that its facilities are adequate for its current needs.

     As of December 31, 1997, the Company operated a fleet of approximately 1,300 vehicles, ranging from pick-up and stake-bed trucks to bucket trucks and dump trucks. It believes that these vehicles generally are well-maintained and adequate for the Company's current operations. The Company performs regular maintenance of its own vehicles. The Company believes that it should be able to purchase vehicles at lower prices due to its increased purchasing volume.

     The Company's executive and administrative offices are temporarily located at Three Riverway, Suite 630, Houston, Texas in space provided by Notre. After the consummation of this Offering, the Company will lease its principal executive and administrative offices in Houston, Texas and is currently in the process of obtaining permanent office space for this purpose.

RISK MANAGEMENT, INSURANCE AND LITIGATION

     The primary risks in the Company's operations are injured workers' compensation, third-party property damage and bodily injury. Upon completion of the Offering, the Company intends to obtain and maintain liability insurance for workers' compensation, third-party property damage and bodily injury coverage which it considers sufficient to insure against these risks, subject to self-insured amounts. The Founding Companies currently maintain workers' compensation insurance, with deductibles in states where allowed, up to $350,000 per claim. The Founding Companies also operate large numbers of vehicles on public roads and, therefore, are subject to claims for personnal injury or property damage. The Founding Companies also maintain liability insurance for bodily injury and property damage with deductibles up to $350,000 per claim. The Company is considering reducing the deductible limits on its workers' compensation and liability coverage.

     The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involves claims for personal injury and property damage incurred in connection with its operations. The Company is not currently involved in any litigation, nor is the Company aware of any threatened litigation, that it believes is likely to have a material adverse effect on its financial condition or results of operations.

     The Company generally offers one-year warranties on the landscape installation work it performs, which includes warranties on the green goods that it provides to customers. The Company has established reserves for warranty claims which it considers adequate. Historically, warranty claims have been insignificant, and the Company does not expect warranty claims will have a material effect on its future business, results of operations or financial condition.

COMPETITION

     The landscape and tree services industry is highly competitive. The Company believes that the principal competitive factors in the commercial and institutional segment are (i) customer relationships, (ii) price, (iii) quality, timeliness and reliability of services provided and (iv) geographic scope of operations.

     Most of the Company's landscape services competitors are small, owner-operated companies operating in a limited geographic area. However, there are a few large, private landscape service companies which operate in multiple markets and have periodically acquired some small landscape companies. TruGreen-ChemLawn, a division of ServiceMaster, recently acquired several commercial landscape services companies, although it continues to focus primarily on residential lawn spraying.

     Competition in the line clearing market is characterized by a small number of large companies, led by Asplundh. The Company believes Asplundh's share of the line clearing market is significant. The Company believes that the services currently offered by Trees are competitive with those of Asplundh although more restricted geographically. Utility customers are increasingly seeking to reduce the number of vendors with whom they do business, and the Company believes that its status as a publicly-traded company will provide a competitive advantage.

     The commercial tree services market is characterized by a large group of small competitors, most of which are owner-operated businesses operating in limited geographic areas and a few larger companies that operate in one or more regions. The Company believes that its ability to offer tree services as part of its maintenance contracts will provide a competitive advantage.

     Some of the Company's private and public competitors and potential competitors have greater name recognition and greater financial resources than the Company with which to finance acquisition and development opportunities. The Company cannot predict whether other large companies will enter the landscape and tree services industry.

REGULATION AND ENVIRONMENTAL MATTERS

     The Company is subject to various federal, state and local laws and regulations relating to the employment of immigrants, workplace health and safety in the landscape and tree services industry, the application of fertilizers, herbicides, pesticides and other chemicals, noise and air pollution from power equipment and local zoning regulations improved water management techniques. Immigration laws require the Company to confirm the legal status of its immigrant labor force. The INS periodically conducts random inspections of the Company's compliance with U.S. immigration laws. The Occupational Safety and Health Administration ("OSHA") requires companies that offer line clearance services to provide their workers with a comprehensive program of electrical hazard recognition training. OSHA mandates that all workers not come within ten feet of an electrical conductor unless they are trained to recognize electrical hazards. Each state also has its own electrical hazard recognition training and certification regulations. In addition, California regulates the distance trees and other vegetation must be cut back from power lines, currently requiring a minimum distance of 18 inches between plant growth and electrical conductors. Many states require licensing for the commercial application of chemical sprays, a service which the Company performs primarily in connection with its line clearing operations. Such licenses are usually conditioned upon a showing of technical competence and adequate bonding and insurance. The United States Department of Agriculture ("USDA") also regulates the storage and use of pesticides and fertilizers. The Federal Insecticide, Fungicide and Rodenticide Act and the Environmental Pesticide Control Act of 1972 also apply to the use of certain pesticides, herbicides and other chemicals. Pursuant to its authority under the 1990 Clean Air Act, the Environmental Protection Agency ("EPA") has recently implemented regulations that limit the use of some types of gasoline powered engines that emit high levels of hydrocarbons and other airborne pollutants, such as those found in many lawnmowers. Across the country, a number of local governments have also passed noise pollution ordinances that prohibit or otherwise restrict the use of leaf blowers. In addition, several states in which the Company operates require the Company to have a landscape contractor's license. Drivers of larger trucks are required by the U.S. Department of Transportation or state regulations to have commercial drivers' licenses. To the extent the Company stores its own supply of fuel for its equipment and fleet of vehicles, it is subject to federal and state laws that regulate bulk fuel storage tanks. The Company's management believes that the Company has all required licenses to conduct its operations and its in substantial compliance with applicable regulatory requirements. The Company's operations are also affected by local zoning regulations, which increasingly require minimum amounts of landscaping in new developments, and in drier climates, improved water management techniques. There can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future. The Company's failure to comply with these laws and regulations could subject it to substantial fines and the loss of its licenses.

     Prior to the consummation of the Mergers, the Company will have completed evaluations of the properties owned or leased by the Founding Companies and engaged an independent environmental consulting firm to conduct or review assessments of environmental conditions at these properties.

     For approximately twenty years, a facility that has been owned and operated by Trees was used as a stockpile facility for a large quantity of wood chips derived from tree trimming operations that were conducted by Trees and other contractors of the Houston Lighting & Power Company. Although the facility has not been operated in approximately four years and the property will be purchased at or prior to closing by an entity controlled by the current Trees stockholders, it is possible that Trees may face liability for further closure activities at the facility or for cleanup in the event any contamination is discovered with respect to the facility. State and County records indicate that the facility is considered a closed site. The Company will obtain an agreement from the purchaser of the property to indemnify the Company from any loss arising from this property and to assume all of the legal obligations and liabilities associated with the property.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the Company's directors, executive officers and key employees.

    NAME                      AGE                   POSITION
    ----                      ---                   --------
William F. Murdy...........    56    Chairman of the Board, Chief Executive Officer
                                       and President

Peter C. Forbes............    53    Senior Vice President, Chief Financial Officer and Director

Harold D. Cranston.........    50    Senior Vice President, Chief Operating Officer
                                       and Director*

William L. Fiedler.........    39    Senior Vice President, General Counsel and Secretary

Kenneth V. Garcia..........    28    Senior Vice President and Chief Development Officer

Steven G. Ives.............    36    Vice President and Controller

Linda T. Benge.............    48    President of Trees, Director*

Roger S. Braswell..........    46    Vice President of Southern Tree, Director of Corporate
                                       Development, Director*

Bruce A. Church............    37    President of Church, Director*

David K. Luse..............    42    Vice President of Arteka, Director of Corporate Development,
                                       Director*

Mark S. Yahn...............    41    President of Ground Control, Director*

Jeff A. Meyer..............    37    President of Desert Care, Director*

Ronald L. Stanfa...........    50    Director

Fred M. Ferreira...........    56    Director*

Clark A. Johnson...........    66    Director*

Patrick J. Norton..........    47    Director*

N. David Blakeley..........    40    President of Southern Tree

Stewart K. Hanson..........    43    President of Arteka

James R. Marcus............    53    Chairman of Four Seasons, Director of Corporate Development

------------
 * Election as a director of the Company effective as of the consummation of this Offering.

  Election as an officer effective as of the consummation of this Offering.

     William F. Murdy has served as President, Chief Executive Officer and Chairman of the Board of the Company since January 1998. From 1989 through December 1997, Mr. Murdy was President and Chief Executive Officer of General Investment and Development Company, a privately-held real estate operating company. From 1981 to 1989, Mr. Murdy served as the Managing General Partner of the Morgan Stanley Venture Capital Fund. From 1974 to 1981, Mr. Murdy served as the Senior Vice President and Chief Operating Officer, among other positions, of Pacific Resources, Inc., a publicly-traded company involved primarily in petroleum refining and marketing. From 1964 to 1974, Mr. Murdy served in the United States Army, achieving the rank of Major. Mr. Murdy holds an M.B.A. from Harvard University and a B.S. from the United States Military Academy.

     Peter C. Forbes has served as Chief Financial Officer and a director of the Company since March 1998. From July 1996 to March 1998, Mr. Forbes was President and Chief Executive Officer of SOCO Offshore, Inc. ("SOCO"), the Gulf coast subsidiary of Snyder Oil Corporation, a publicly-traded oil and gas exploration and production company, and from July 1995 to July 1996 was Executive Vice President of SOCO. From 1994 to 1995, he was President and Chief Executive Officer of SD Resources, Inc., the general partner of Sand Dollar Resources L.P., a limited partnership with Enron Gas Services Corp., a subsidiary of Enron Corp. From 1992 to 1993, Mr. Forbes was Vice President in charge of the oil and gas property acquisition unit of Enron Gas Services Corp. Mr. Forbes is a member of the Institute of Chartered Accountants of Scotland and holds a B.A. from Edinburgh University, Scotland.

     Harold D. Cranston will become Senior Vice President, Chief Operating Officer and a director of the Company upon consummation of this Offering. Mr. Cranston has been President of Four Seasons and a shareholder of that company since 1987. Prior to that, he was Vice President and General Manager of the Consumer Products Business Division of Crown Zellerbach, a forest products company. Mr. Cranston holds an M.B.A. and B.A. from Stanford University.

     William L. Fiedler has served as Senior Vice President, General Counsel and Secretary of the Company since November 1997. From February 1994 through October 1997, Mr. Fiedler was Vice President, General Counsel and Secretary of Allwaste, Inc., a publicly-traded industrial services company ("Allwaste"), and from February 1990 to January 1994, was Senior Counsel of Allwaste. Prior to that, Mr. Fiedler held the position of Chief Legal and Compliance Officer of Sentra Securities Corporation, an NASD registered broker-dealer. Mr. Fiedler holds a J.D. and B.B.A. from the University of San Diego.

     Kenneth V. Garcia will become Senior Vice President and Chief Development Officer of the Company upon consummation of this Offering. In June 1997, Mr. Garcia became a Vice President of Notre and has been involved in planning and structuring the Company since its inception. Prior to that, Mr. Garcia was an attorney at Bracewell & Patterson, L.L.P., where he focused primarily on the consolidation of highly-fragmented industries. Mr. Garcia holds a J.D. from the University of Texas School of Law and a B.S. from Cornell University.

     Steven G. Ives has served as Vice President and Controller of the Company since January 1998. From January 1997 through its sale in October 1997, Mr. Ives was Vice President, Finance for Convest Energy Corporation, an independent oil and gas exploration company ("Convest"), and Vice President, Controller and Chief Accounting Officer for Edisto Resources Corporation, the majority owner of Convest. From June 1996 to January 1997, Mr. Ives was Vice President of EnCap Investments L.C., a Houston-based investment banking firm. From June 1990 to May 1996, Mr. Ives served in various accounting capacities with Convest, including Assistant Controller. Mr. Ives is a C.P.A. and holds a B.B.A. from Southwest Texas State.

     Linda T. Benge will become a director of the Company upon consummation of this Offering. She has been employed by Trees since 1981, has served as its President and Chief Executive Officer since 1989 and will continue in that capacity after consummation of this Offering.

     Roger S. Braswell will become a director of the Company upon consummation of this Offering. Mr. Braswell founded Southern Tree in 1977. He has served as President of Southern Tree since that time and will serve as a Director of Corporate Development of the Company and Vice President of Southern Tree after consummation of this Offering. Mr. Braswell previously served as President of the North Carolina Landscape Contractors Association and currently serves on the Board of the Green Industry Exposition.

     Bruce A. Church will become a director of the Company upon consummation of this Offering. He has been employed by Church since 1977, has served as its President since 1987 and will continue in that capacity after consummation of this Offering. Mr. Church is a past member of the Board of Directors of the Associated Landscape Contractors of America ("ALCA").

     David K. Luse will become a director of the Company upon consummation of this Offering. Mr. Luse founded Arteka in 1973, has served as Chief Executive Officer of Arteka since that time and will serve as a Director of Corporate Development of the Company and Vice President of Arteka after consummation of this Offering. Mr. Luse currently serves on the Board of Directors of ALCA and as the Chair of the Exterior Landscape Council of ALCA and serves on the Board of the Green Industry Exposition.

     Jeff A. Meyer will become a director of the Company upon consummation of this Offering. Mr. Meyer founded Desert Care in 1992. He has served as President and Chief Executive Officer of Desert Care since 1992 and will continue in that capacity after consummation of this Offering.

     Mark S. Yahn will become a director of the Company upon consummation of this Offering. He founded Ground Control in 1978, has served as Chief Executive Officer of Ground Control since 1978 and will continue in that capacity after consummation of this Offering.

     Ronald L. Stanfa has been a director of the Company since February 1998, serving as the director elected by the holders of the Restricted Common Stock. Mr. Stanfa has served as a Managing Director of Notre since July 1995. From June 1993 to July 1995, Mr. Stanfa was an independent business consultant. Mr. Stanfa was a founder and served as a director of Allwaste from 1986 through 1995. From October 1988 to June 1993, Mr. Stanfa was Vice President -- Corporate Development of Allwaste.

     Fred M. Ferreira will become a director of the Company upon consummation of this Offering. Since January 1997, Mr. Ferreira has served as Chairman of the Board, Chief Executive Officer and President of Comfort Systems USA, Inc., a publicly-traded company that is a consolidator of commercial HVAC companies. From 1995 through 1996, Mr. Ferreira was a private investor. He served as Chief Operating Officer and a director of Allwaste, from 1994 to 1995, and was President of Allwaste Environmental Services, Inc., the largest division of Allwaste, from 1991 to 1994.

     Clark A. Johnson will become a director of the Company upon consummation of this Offering. Since 1988, Mr. Johnson has served as Chairman of the Board and Chief Executive Officer of Pier 1 Imports, Inc. ("Pier 1") and a member of the Executive Committee of the Board of Pier 1. He has been a director of Pier 1 since 1983. Mr. Johnson is also a director of Albertson's, Inc., InterTAN, Inc., Metro Media International Group, Anacomp, Inc. and Heritage Media Corporation.

     Patrick J. Norton will become a director of the Company upon consummation of this Offering. Mr. Norton served as President and Chief Executive Officer of Barefoot, Inc. ("Barefoot"), a publicly-traded company, until it merged with ServiceMaster Co. in February 1997. At the time of the merger, Barefoot was the second largest lawn care service company in the United States. Mr. Norton was a senior officer of Barefoot beginning in 1979, becoming President and Chief Executive Officer in 1983. From 1972 to 1979, he served as an accountant with Arthur Andersen LLP in Cleveland, Ohio.

     N. David Blakeley has been employed by Southern Tree since 1984, has served as Chief Operating Officer since 1989 and will serve as President of Southern Tree upon consummation of this Offering.

     Stewart K. Hanson has been employed by Arteka since 1973, serving as Vice President from 1984 to 1995, President since 1995 and will continue in that capacity upon consummation of this Offering.

     James R. Marcus founded Four Seasons in 1973. He has served as Chairman since its inception and will continue in that capacity and as a Director of Corporate Development of the Company upon consummation of this Offering.

     Effective upon consummation of this Offering, the Board of Directors will be divided into three classes of four, four and five directors, respectively, with directors serving staggered three-year terms, expiring at the annual meetings of stockholders in 1999, 2000 and 2001, respectively. At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. The Company's Certificate of Incorporation permits the holders of the Restricted Common Stock to elect one director. Mr. Stanfa is the director elected by the holders of the Restricted Common Stock. All officers serve at the discretion of the Board of Directors.

     The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating Committee, an Executive Committee and an Acquisition Committee. Effective upon consummation of this Offering, the members of the Audit Committee will be Messrs. Norton, Stanfa and Ferreira, and the members of the Compensation Committee will be Messrs. Ferreira, Johnson and Stanfa. The members of the Executive Committee, the Acquisition Committee and the Nominating Committee will be selected following the consummation of this Offering. The Executive Committee will include at least one outside director, and the Nominating Committee will include three members, two of whom will be directors from the Founding Companies.

DIRECTOR COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries will not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries will receive a fee of $2,000 for attendance at each Board of Directors' meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors' meeting). In addition, under the Company's 1998 Non-Employee Directors' Stock Plan, each non-employee director will automatically be granted an option to acquire 10,000 shares of Common Stock upon such person's initial election as a director, and an annual option to acquire 5,000 shares at each annual meeting of the Company's stockholders thereafter at which such director is re-elected or remains as a director, unless such annual meeting is held within three months of such person's initial election as a director. Each non-employee director also may elect to receive shares of Common Stock or credits representing "deferred shares" in lieu of cash directors' fees. See "-- 1998 Non-Employee Directors' Stock Plan." Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

EXECUTIVE COMPENSATION, EMPLOYMENT AGREEMENTS, COVENANTS NOT-TO-COMPETE

     The Company was incorporated in 1997, has conducted no operations, other than those associated with this Offering, has generated no revenue to date and will not pay any of its executive officers any compensation prior to the consummation of this Offering. The Company anticipates that during 1998 its five most highly compensated executive officers (other than those employed by a Founding Company) will be Messrs. Murdy, Forbes, Cranston, Fiedler and Garcia.

     Each of Messrs. Murdy, Forbes, Cranston, Fiedler and Garcia will enter into an employment agreement with the Company upon consummation of this Offering providing for an annual base salary of $150,000. Each employment agreement will be for a term of three years (the "Initial Term"), and, unless terminated or not renewed, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each employment agreement will provide that, in the event of termination of employment by the Company without cause during the Initial Term, the employee will be entitled to receive from the Company an amount equal to his then-current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of termination of employment by the Company without cause subsequent to the Initial Term, the employee will be entitled to receive from the Company an amount equal to his then-current salary for one year. In either case, payment is due in a lump sum on the effective date of termination. In the event of a change in control of the Company (as defined), if the employee is not given notice at least five business days prior to such change in control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing to assume and perform the Company's obligations under the employment agreement, then the employee may elect to terminate his employment and receive in a lump sum the amount equal to three times his annual base salary then in effect. The noncompetition provisions of the employment agreement would apply for one year from the effective date of termination without such notice. For a defined period following an event constituting change in control, if the Company terminates the employee or if the employee elects to terminate his employment for Good Reason (as defined), the employee will receive in a lump sum the amount equal to three times his annual base salary then in effect. In such event, the noncompetition provisions of the employment agreement would apply for one year from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of termination by the Company without cause for a period of one year immediately following termination of employment.

     Each of Messrs. Church, Meyer, Yahn and Ms. Benge will enter into an employment agreement with his or her Founding Company upon consummation of this Offering providing for an annual base salary of $150,000. Each employment agreement will be for a term of five years, and, unless terminated or not renewed, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each employment agreement will provide that, in the event of termination of employment by the Founding Company without cause during the first three years of the employment term (the "Initial Term"), the employee will be entitled to receive from the Founding Company an amount equal to his or her then-current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of termination of employment by the Founding Company without cause subsequent to the Initial Term, the employee will be entitled to receive from the Founding Company an amount equal to his or her then-current salary for one year. In either case, payment is due in a lump sum on the effective date of termination. In the event of a change in control of the Company (as defined) during the Initial Term, if the employee is not given notice at least five business days prior to such change in control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing to assume and perform the Founding Company's obligations under the employment agreement, then the employee may elect to terminate his or her employment and receive in a lump sum the amount equal to three times his or her annual base salary then in effect. The noncompetition provisions of the employment agreement would apply for one year from the effective date of termination without such notice. For a defined period following an event constituting a change in control, the employee may elect to terminate his or her employment for Good Reason (as defined) and receive in a lump sum the amount equal to three times his or her annual base salary then in effect. In such event, the noncompetition provisions of the employment agreement would apply for one year from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of termination by the Founding Company without cause or by the employee for Good Reason for a period of one year immediately following termination of employment.

     At least one principal executive officer of each of the other Founding Companies will enter into an employment agreement with his or her respective Founding Company containing substantially the same provisions, including a covenant not to compete, as those for Messrs. Church, Meyer, Yahn and Ms. Benge.

1998 LONG-TERM INCENTIVE PLAN

     No stock options were granted to, exercised by or held by any executive officer in 1997. In February 1998, the Board of Directors and the Company's stockholders approved the Company's 1998 Long-Term Incentive Plan (the
"Plan"). The purpose of the Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options or non-qualified stock options ("NQSOs"), (ii) stock appreciation rights; (iii) restricted or deferred stock, (iv) dividend equivalents and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock.

     The Compensation Committee will administer the Plan and select the individuals who will receive awards and establish the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award, may not exceed the greater of 2,000,000 shares or 15% of the aggregate number of shares of Common Stock outstanding. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

     The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

     Effective February 15, 1998, NQSOs to purchase 100,000 shares of Common Stock at a price of $6.00 per share were granted to Mr. Cranston. At the closing of this Offering, NQSOs to purchase a total of 570,000 shares of Common Stock will be granted as follows: 200,000 shares to Mr. Murdy, 100,000 shares to Mr. Forbes, 100,000 shares to Mr. Fiedler, 100,000 shares to Mr. Garcia, 50,000 shares to Mr. Ives and 20,000 shares to other employees. In addition, at the consummation of this Offering, options to purchase 767,819 shares will be granted to certain employees of the Founding Companies. Each of the options granted at the closing of the Offering will have an exercise price equal to the initial public offering price per share. All of the foregoing options will vest at the rate of 20% per year, commencing on the first anniversary of this Offering, and will expire at the earlier of ten years from the date of grant or 90 days following termination of employment.

1998 NON-EMPLOYEE DIRECTORS' STOCK PLAN

     The Company's 1998 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in February 1998, provides for (i) the automatic grant to each non-employee director serving at the consummation of this Offering of an option to purchase 10,000 shares, (ii) the automatic grant to each other non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director, and (iii) an automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains as a director, unless such annual meeting is held within three months of such person's initial election as a director. All options will have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash, directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     In connection with the formation of the Company, LandCare issued to Notre a total of 1,565,158 shares (as adjusted for a 78.2579-to-one stock dividend) of Common Stock for an aggregate cash consideration of $16,279. Mr. Stanfa is a Managing Director of Notre and a director of the Company. In March 1998, Notre exchanged 1,296,408 shares of Common Stock for 1,296,408 shares of Restricted Common Stock. See "Description of Capital Stock." Notre has agreed to advance whatever funds are necessary to effect the Mergers and this Offering, all of which will be on a non-interest-bearing basis. As of December 31, 1997 and March 31, 1998, Notre had incurred expenses on behalf of the Company in the aggregate amount of $0.2 million and $3.1 million, respectively. All of Notre's advances will be repaid from the net proceeds of this Offering.

     From November 1997 through March 1998, the Company issued a total of 670,000 shares of Common Stock (as adjusted for a 78.2579-to-one stock dividend) at $.01 per share to various members of management, as follows: Mr.
Murdy -- 275,000 shares, Mr. Forbes -- 100,000 shares, Mr. Fiedler -- 110,000 shares, Mr. Garcia -- 110,000 shares, Mr. Ives -- 55,000 shares and 20,000 shares to other members of management. The Company also issued 324,240 shares of Common Stock at $.01 per share to consultants to and directors of the Company, including a total of 30,000 shares of Common Stock to persons who will become directors of the Company upon consummation of this Offering. The Company also granted options to purchase 100,000 shares of Common Stock under the Plan to Mr. Cranston at an exercise price of $6.00 per share, and 10,000 shares of Common Stock under the Directors' Plan, effective upon the consummation of this Offering, to Mr. Stanfa, a director of the Company, and to Messrs. Ferreira, Johnson and Norton who will become directors of the Company upon the consummation of this Offering.

     Simultaneously with consummation of this Offering, LandCare will acquire by merger all of the issued and outstanding stock of the Founding Companies, at which time each Founding Company will become a wholly-owned subsidiary of the Company. The aggregate consideration to be paid by LandCare in the Mergers consists of $27.2 million in cash and 5,162,645 shares of Common Stock. In addition, prior to the Mergers, certain of the Founding Companies will make the S Corporation Distributions of up to $1.4 million and distribute certain real estate and Other Assets having a net book value of $0.7 million.

     The consummation of each Merger is subject to customary conditions. These conditions include, among others, the continuing accuracy on the closing date of the Mergers of the representations and warranties of the Founding Companies and the principal stockholders thereof and of LandCare, the performance by each of them of all covenants included in the agreements relating to the Mergers and the absence of a material adverse change in the results of operations, financial condition or business of each Founding Company.

     There can be no assurance that the conditions to closing of the Mergers will be satisfied or waived or that the acquisition agreements will not be terminated prior to consummation. If any of the Mergers is terminated for any reason, the Company does not intend to consummate this Offering on the terms described herein.

     The following table sets forth the consideration to be paid by LandCare for each of the Founding Companies. These amounts do not include S Corporation Distributions of $0.8 million for Desert Care and $0.6 million for Arteka or the distribution of other non-operating assets. (Dollars in thousands.)

                                                       SHARES OF
COMPANY                                  CASH        COMMON STOCK
-------------------------------------  ---------     -------------
Trees................................  $  11,036        1,863,137
Four Seasons.........................      4,952          742,581
Southern Tree........................      1,399          482,863
Church Landscape.....................      2,941          725,451
Ground Control.......................      2,640          360,000
Arteka...............................      2,625          646,684
Desert Care..........................      1,618          341,929
                                       ---------     -------------
          Total......................  $  27,211        5,162,645
                                       =========     =============

     In connection with the Mergers, and as consideration for their interests in the Founding Companies, certain officers, directors and holders of 5% or more of the outstanding shares of the Company, together with trusts for which they act as trustees, will receive cash and shares of Common Stock of the Company as follows. These amounts do not include S Corporation Distributions of $0.8 million for Desert Care and $0.6 million for Arteka or distributions of other non-operating assets. (Dollars in thousands.)

                                                       SHARES OF
          NAME                           CASH        COMMON STOCK
-------------------------------------  ---------     -------------
Linda T. Benge.......................  $   2,628         716,591
Harold D. Cranston...................        632         221,242
Roger S. Braswell(1).................      1,114         405,081
Bruce A. Church......................      1,013         419,363
Mark S. Yahn.........................      2,640         360,000
David K. Luse........................      2,625         600,092
Jeff A. Meyer........................      1,037         228,446
                                       ---------     -------------
          Total......................  $  11,689       2,950,815
                                       =========     =============
------------
(1) Consideration being paid to Southern Shade Tree, Inc., the holding company of Southern Tree, of which Mr. Braswell is an 80% owner.

     Pursuant to the agreements to be entered into in connection with the Mergers, the stockholders of the Founding Companies have agreed not to compete with the Company for five years, commencing on the date of consummation of this Offering.

     Certain of the Founding Companies have incurred indebtedness which has been personally guaranteed by their stockholders or by entities controlled by their stockholders. At March 31, 1998, the aggregate amount of indebtedness of these Founding Companies that was subject to personal guarantees was approximately $6.1 million. The Company intends to use the net proceeds of the Offering to repay this indebtedness.

LEASES OF REAL PROPERTY BY FOUNDING COMPANIES

     Following the Mergers, Arteka will lease the following facilities from David K. Luse, who will become a Director of Corporate Development and a director of the Company upon consummation of the Offering: (i) 15195 Martin Drive, Eden Prairie, Minnesota, (ii) 1160 Engler Boulevard, Chaska, Minnesota and (iii) 230 Highway 65 North, River Falls, Wisconsin. The leases provide for annual rents of $38,604, $6,000 and $24,000, respectively. The rent will be adjusted each year in accordance with the Consumer Price Index ("CPI"), not to be increased by more than five percent of the rent for the immediately preceding lease year. Each of the leases provides for an initial term of five years, with three, five year renewal options. Arteka will pay for all utilities, taxes and insurance on each leased property. Arteka will have a right of first refusal to purchase each leased property. In addition, Arteka will sublease its facility at Lot A, Edinvale Industrial Park, 8th Edition, Eden Prairie, Minnesota from Mr. Luse. The Lease provides for monthly rent of $1,300 and will expire on December 31, 1998. The Company believes that the economic terms of these leases are no less favorable to the Company than those available from a disinterested third party.

     Following the Mergers, Church will lease (i) its facility at 951 North Ridge Avenue, Lombard, Illinois from a trust of which Bruce A. Church, who will become a director of the Company upon consummation of the Offering, is a beneficiary, and (ii) its facility at 17950 West Route 173, Wadsworth, Illinois from The Hunt Club, L.P., a partnership of which Mr. Church is a limited partner. The leases provide for annual rents of $105,060 and $75,636, respectively. The rent for each lease will be adjusted each year in accordance with the CPI, not to be increased by more than five percent of the rent for the immediately preceding lease year. Each of the leases provides for an initial term of five years, with three, five year renewal options. Church will pay for all utilities, taxes and insurance on each leased property. Church will have a right of first refusal to purchase each leased property. The Company believes that the economic terms of these leases are no less favorable to the Company than those available from a disinterested third party.

     Following the Mergers, Desert Care will lease its facilities at 6143 South 32nd Street, Phoenix, Arizona and 4237 East Forest Pleasant Place, Phoenix, Arizona from Sonoram Heights Nurseries, L.C., a limited liability company of which Jeff A. Meyer, who will become a director of the Company upon consummation of the Offering, is a member. The leases provide for annual rents of $54,000 and $36,000, respectively. The rent for each lease will be adjusted each year in accordance with the CPI, not to be increased by more than five percent of the rent for the immediately preceding lease year. Each of the leases provides for an initial term of five years, with three, five year renewal options. Desert Care will pay for all utilities, taxes and insurance on each leased property. Desert Care will have a right of first refusal to purchase each leased property. The Company believes that the economic terms of these leases are no less favorable to the Company than those available from a disinterested third party.

     Following the Mergers, Four Seasons will lease (i) its facilities at 270 Sunol Street, San Jose, California, 4095 Deeble Street, Sacramento, California and 23144 Clawiter Road, Hayward, California from James R. Marcus, who will become a Director of Corporate Development of the Company upon consummation of the Offering, (ii) its facility at 4991 Pacheco Boulevard, Martinez, California from Harold D. Cranston, who will become Senior Vice President, Chief Operating Officer and a director of the Company upon consummation of the Offering and another individual, and (iii) its facility at 1064 Serpentine Lane, Pleasanton, California from Mr. Cranston. The leases provide for a total annual rent of $54,000, $48,000, $44,760, $38,400 and $66,060, respectively. The rent for each lease will be adjusted each year in accordance with the CPI, not to be increased by more than five percent of the rent for the immediately preceding lease year. Each of the leases provides for an initial term of ten years, with two, five year renewal options. Four Seasons will pay for all utilities, taxes and insurance on each leased property. Four Seasons will have a right of first refusal to purchase each leased property. The Company believes that the economic terms of these leases are no less favorable to the Company than those available from a disinterested third party.

     Following the Mergers, Ground Control will lease its facility at 2169 North Forsyth Road, Orlando, Florida from Mark S. Yahn, who will become a director of the Company upon consummation of the Offering. The lease provides for annual rent of $217,476, and the rent will be adjusted each year in accordance with the CPI, not to be increased by more than five percent of the rent for the immediately preceding lease year. The lease provides for an initial term of ten years, with two, five year renewal options. Ground Control will pay for all utilities, taxes and insurance on the leased property. Ground Control will have a right of first refusal to purchase the leased property. The Company believes that the economic terms of the lease are no less favorable to the Company than those available from a disinterested third party.

     Following the Mergers, Southern Tree will lease its facility at 2808 Highway 64 West, Apex, North Carolina from Blakely-Braswell Land Company, L.L.C., a limited liability company of which Roger S. Braswell, who will become a director of the Company upon consummation of the Offering, is a member. The lease provides for annual rent of $66,000, and the rent will be adjusted each year in accordance with the CPI, not to be increased by more than five percent of the rent for the immediately preceding lease year. The lease provides for an initial term of five years, with three, five year renewal options. Southern Tree will pay for all utilities, taxes and insurance on the leased property. Southern Tree will have a right of first refusal to purchase the leased property. The Company believes that the economic terms of the lease are no less favorable to the Company than those available from a disinterested third party.

     The Company has adopted a policy that, whenever possible, it will not own any real estate. Accordingly, in connection with future acquisitions, the Company may require the distribution of real property owned by acquired companies to its stockholders and the leaseback of such property at fair market value.

OTHER TRANSACTIONS

     Trees leases trucks and heavy equipment from LJS Investments, a company of which Linda T. Benge, who will become a director of the Company upon consummation of this Offering, is an owner. Lease payments for 1997 were approximately $64,000. Trees purchases climbing supplies from Universal Distributing Company, Inc., a company of which Ms. Benge is an owner. Purchases for the years ended March 31, 1996, 1997 and 1998 were approximately $420,000, $289,000 and $579,000, respectively. Following the consummation of the Offering, any transactions between Trees and LJS Investments or Universal Distributing Company, Inc. will be on terms no less favorable than those available from a disinterested third party.

     Prior to the Mergers, Trees will sell its facility at 800 Turney Street, Houston, Texas to L.J.S. Investments, Inc. ("LJS"), a Texas corporation of which Linda T. Benge, who will become a director of the Company upon consummation of the Offering, is a principal shareholder. Trees will sell the facility to LJS for nominal consideration on an "As is, where is" basis and LJS, together with its three principal shareholders, will indemnify Trees for any and all liability for environmental matters associated with the facility. See "Business -- Regulation."

     Additionally, in November 1996, Ms. Benge borrowed $165,444 from Trees. The loan was paid in full in December 1996.

     During 1997, Southern Shade Tree Co., of which Roger S. Braswell is a stockholder, sold assets worth $738,162 to Southern Tree in exchange for 1,900 shares of Southern Tree common stock. Mr. Braswell will become a Director of Corporate Development and a director of the Company upon consummation of this Offering.

     In March 1998, all of the assets of Royal Oaks Nursery, Inc., a wholly-owned subsidiary of Church, were distributed to an affiliate of Church, also named Royal Oaks Nursery, Inc., ("Royal Oaks II"), for a purchase price of $150,000 plus the assumption of liabilities. In addition, Royal Oaks II, of which Bruce A. Church and family members are the sole stockholders, is a supplier of plant materials to Church and will continue to conduct business with Church after the IPO. In December 1997, Arteka borrowed $1,000,000 from David and Juliann Luse, who borrowed the money from First Minnesota City Bank, in order to fund the purchase by Arteka of the stock of Southwest Lawn Maintenance, Inc. and other corporate purposes. Mr. David Luse will become a director of the Company and a Director of Corporate Development upon consummation of this Offering. Arteka also leases facilities from David Luse (a stockholder) for $84,000 per year, pursuant to leases that expire on various dates through 2002. This loan will be repaid at the closing of the Offering.

     Desert Care buys trees from and sells trees to Sonoran Heights Nurseries, L.C. a company of which Jeff A. Meyer, who will become a director of the Company upon consummation of this Offering, is a stockholder. For the year ended December 31, 1997, Desert Care purchased a total of $73,000 of trees from Sonoran Heights Nurseries, L.C. and sold a total of $10,000 of trees to Sonoran Heights Nurseries, L.C.

COMPANY POLICY

     Any future transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal, and must be approved in advance by a majority of disinterested members of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock, after giving effect to the Mergers and this Offering, by (i) each person known to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each Company director and person who has consented to be named as a director ("named directors"); (iii) each executive officer and person who has consented to be named as an executive officer ("named executive officers"); and (iv) all executive officers, named executive officers, directors and named directors as a group. All persons listed have an address c/o the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                            SHARES BENEFICIALLY
                                            OWNED AFTER OFFERING
                                           ----------------------
                                            NUMBER        PERCENT
                                           ---------      -------
Notre Capital Ventures II, L.L.C........   1,565,158        12.3%
Ronald L. Stanfa(1).....................   1,575,158        12.3
Linda T. Benge..........................     716,591         5.6
David K. Luse...........................     600,092         4.7
Bruce A. Church.........................     419,363         3.3
Roger S. Braswell.......................     405,081         3.2
Mark S. Yahn............................     360,000         2.8
William F. Murdy(2).....................     284,091         2.2
Jeff A. Meyer...........................     228,446         1.8
Harold D. Cranston......................     221,242         1.7
William L. Fiedler......................     110,000          *
Kenneth V. Garcia.......................     110,000          *
Peter C. Forbes.........................     100,000          *
Steven G. Ives..........................      55,000          *
Fred M. Ferreira(2)(3)..................      29,091          *
Patrick J. Norton(2)(3).................      29,091          *
Clark A. Johnson(3).....................      20,000          *
All executive officers, directors and
  named directors as a
  group (16 persons)....................   5,263,246        41.2%
------------
 *  Less than 1%.

(1) Includes 10,000 shares of Common Stock issuable upon the exercise of options granted under the Directors' Plan and 1,565,158 shares of Common Stock issued to Notre. Mr. Stanfa is a Managing Director of Notre.

(2) Includes 9,091 shares of Common Stock issuable on conversion of a convertible note issued by Notre which is convertible into Common Stock of the Company owned by Notre.

(3) Includes 10,000 shares of Common Stock issuable upon the exercise of options granted under the Directors' Plan.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of the Company consists of one hundred seven million (107,000,000) shares of capital stock, consisting of one hundred million (100,000,000) shares of Common Stock, two million (2,000,000) shares of Restricted Common Stock and five million (5,000,000) shares of Preferred Stock ("Preferred Stock"). Upon completion of the Mergers and this Offering, the Company will have outstanding 12,722,043 shares of Common Stock, including 1,296,408 shares of Restricted Common Stock and no shares of Preferred Stock. The following discussion is qualified in its entirety by reference to the Restated Certificate of Incorporation of LandCare, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK AND RESTRICTED COMMON STOCK

     The holders of Common Stock are each entitled to one vote for each share held on all matters to which they are entitled to vote, including the election of directors. The holders of Restricted Common Stock, voting together as a single class, are entitled to elect one member of the Company's Board of Directors and to three-tenths (0.3) of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors. Upon consummation of this Offering, the Board of Directors will be classified into three classes as nearly equal in number as possible, with the term of each class expiring on a staggered basis. The classification of the Board of Directors may make it more difficult to change the composition of the Board of Directors and thereby may discourage or make more difficult an attempt by a person or group to obtain control of the Company. Cumulative voting for the election of directors is not permitted. Any director, or the entire Board of Directors, may be removed at any time, with cause, by a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock and Restricted Common Stock entitled to vote for the election of directors, provided, however, that only the holders of the Restricted Common Stock may remove the director such holders are entitled to elect.

     Subject to the rights of any then outstanding shares of Preferred Stock, holders of Common Stock and Restricted Common Stock are entitled to participate pro rata in such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock and Restricted Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. Holders of Common Stock and holders of Restricted Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. Shares of Restricted Common Stock are not subject to any redemption provisions but are convertible into Common Stock, on the occurrence of certain events. All outstanding shares of Common Stock and Restricted Common Stock are, and the shares of Common Stock to be issued pursuant to this Offering and the Mergers will be upon payment therefor, fully paid and non-assessable.

     Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (a) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution which is a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986, as amended)), (b) in the event any person acquires beneficial ownership of 15 percent or more of the total number of outstanding shares of Common Stock of the Company, (c) in the event of any bona fide offer to acquire 15 percent or more of the total number of outstanding shares of Common Stock of the Company, or (d) in the event a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock and Restricted Common Stock entitled to vote approve such conversion. After June 30, 2000, the Board of Directors may elect to convert any remaining shares of Restricted Common Stock into shares of Common Stock in the event 80 percent or more of the originally outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

     The Common Stock has been approved for listing on the NYSE under the symbol "GRW," subject to official notice of issuance. The Restricted Common Stock will not be listed on any exchange.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock.

     One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock and Restricted Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

     The Company is subject to Section 203 of the DGCL which, with certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and officers and
(b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or
(b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

     Pursuant to the Company's Certificate of Incorporation and as permitted by Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

     Additionally, the Certificate of Incorporation of the Company provides that directors and officers of the Company shall be, and at the discretion of the Board of Directors non-officer employees and agents may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of the Company and further permits the advancing of expenses incurred in defense of claims.

     The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof. The Company's Bylaws provide that a special meeting of stockholders may be called only by the Chief Executive Officer, by a majority of the Board of Directors or by a majority of the Executive Committee of the Board of Directors. The Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting. To amend or repeal the Company's Bylaws, an amendment or repeal thereof must first be approved by the Board of Directors or by the affirmative vote of the holders of at least two-thirds of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal.

     The Company's Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of the Company (the "Business Procedure"). The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the Board of Directors to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

     Although the Company's Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the Company's Bylaws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company, 46 Wall Street, New York, New York 10005.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon consummation of the Mergers and completion of this Offering, the Company will have outstanding 12,722,043 shares of Common Stock. The 5,000,000 shares sold in this Offering (plus any additional shares sold upon exercise of the Underwriters' over-allotment option) will be freely tradeable without restriction unless acquired by affiliates of the Company. None of the remaining outstanding shares of Common Stock or Restricted Common Stock have been registered under the Securities Act, which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 thereunder.

     In general, under Rule 144, if a period of at least one year has elapsed between the later of the date on which restricted securities were acquired from the Company or the date on which they were acquired from an affiliate, the holder of such restricted securities (including an affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of (i) one percent of the then outstanding shares of the Common Stock (approximately 127,200 shares upon completion of this Offering) or (ii) the average weekly reported volume of trading of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information concerning the Company. Affiliates may sell shares not constituting restricted securities in accordance with the foregoing volume limitations and other requirements but without regard to the one year holding period. Under Rule 144(k), if a period of at least two years has elapsed between the later of the date on which restricted securities were acquired from the Company and the date on which they were acquired from an affiliate, a holder of such restricted securities who is not an affiliate at the time of the sale and who has not been an affiliate for at least three months prior to the sale is entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

     The Company and its officers, directors and certain stockholders who beneficially own 7,722,043 shares in the aggregate have agreed not to sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of BT Alex. Brown Incorporated, except that the Company may issue Common Stock in connection with acquisitions or in connection with the Plan and the Directors' Plan (the "Plans") or upon conversion of shares of the Restricted Common Stock. See "Underwriting." In addition, all of the stockholders of the Founding
Companies, certain other stockholders and the Company's officers and directors have agreed that they will not sell any of their shares for a period of two years after the closing of this Offering, subject to waiver at the sole discretion of the Company during the second year after the Offering to provide limited liquidity opportunities.

     Within 90 days after the consummation of this Offering, the Company intends to register up to 5,000,000 shares of its Common Stock under the Securities Act for use by the Company in connection with future acquisitions. Upon such registration, these shares will generally be freely tradeable after their issuance. In some instances, however, the Company may contractually restrict the sale of shares issued in connection with future acquisitions. Additionally, the Company intends to file a registration statement covering the shares of Common Stock to be acquired upon exercise of 1,477,819 options granted or to be granted under the Plan and the Directors' Plan upon consummation of this Offering. See "Management -- 1998 Long Term Incentive Plan" and "-- 1998 Non-Employee Directors' Plan."

     Prior to this Offering, there has been no public market for the Common Stock, and no prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price for the Common Stock prevailing from time to time. Nevertheless, sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and complete any additional acquisitions for Common Stock.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the underwriters named below (the "Underwriters"), through their representatives, BT Alex. Brown Incorporated, NationsBanc Montgomery Securities LLC and Sanders Morris Mundy Inc. (together, the "Representatives"), have severally agreed to purchase from the Company the following respective number of shares of Common Stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus:

                                        NUMBER OF
            UNDERWRITERS                 SHARES
-------------------------------------   ---------
BT Alex. Brown Incorporated..........
NationsBanc Montgomery Securities
  LLC................................
Sanders Morris Mundy Inc.............

                                        ---------
     Total...........................   5,000,000
                                        =========

     At the request of the Company, the Underwriters have agreed ot offer 750,000 of the 5,000,000 shares of Common Stock to: (i) the directors, officers and employees of the Company and the Founding Companies, (ii) the officers of Notre and (iii) various other persions designated by the Company. These 750,000 shares are being offered to such persons on the same terms as the remaining 4,250,000 shares are being offered by the Underwriters to the public. Any shares not purchased by such persons will then be offered by the Underwriters to the public.

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all of the shares of Common Stock offered hereby if any of such shares are purchased.

     The Company has been advised by the Representatives that the Underwriters propose to offer the shares of Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain
dealers at such price less a concession not in excess of $    per share. The
Underwriters may allow, and such dealers may re-allow, a concession not in
excess of $    per share to certain other dealers. After commencement of the initial public offering, the offering price and other selling terms may be changed by the Representatives.

     The Company has granted the Underwriters an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to 750,000 additional shares of Common Stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage thereof that the number of shares of Common Stock to be purchased by it in the above table bears to 5,000,000, and the Company will be obligated, pursuant to the option, to sell such shares to the Underwriters. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the Common Stock offered hereby. If purchased, the Underwriters will offer such additional shares on the same terms as those on which the 5,000,000 shares are being offered.

     The Underwriting Agreement contains covenants of indemnity and contribution between the Underwriters and the Company regarding certain liabilities, including liabilities under the Securities Act.

     To facilitate the Offering of the Common Stock, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Specifically, the Underwriters may over-allot shares of the Common Stock in connection with this Offering, thereby creating a short position in the Underwriters' syndicate account. Additionally, to cover such over-allotments or to stabilize the market price of the Common Stock, the Underwriters may bid for, and purchase, shares of the Common Stock in the open market. Any of these activities may maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. The Underwriters are not required to engage in these activities, and, if commenced, any such activities may be discontinued at any time. The Representatives, on behalf of the Underwriters, also may reclaim selling concessions allowed to an Underwriter or dealer, if the syndicate repurchases shares distributed by that Underwriter or dealer.

     The Company has agreed that it will not sell or offer any shares of Common Stock or options, rights or warrants to acquire any Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of BT Alex. Brown Incorporated, except for shares issued (i) in connection with acquisitions, (ii) pursuant to the exercise of options granted under the Plans, and (iii) upon conversion of shares of Restricted Common Stock. Further, the Company's directors, officers and certain stockholders who beneficially own 7,722,043 shares in the aggregate have agreed not to directly or indirectly sell or offer for sale or otherwise dispose of any Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of BT Alex. Brown Incorporated.

     The Representatives have advised the Company that the Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

     In February 1998, two principals of, and two investment funds affiliated with Sanders Morris Mundy Inc., purchased notes from Notre which are convertible into an aggregate of 37,500 shares of Common Stock upon consummation of the Offering, assuming an initial public offering price of $12.00 per share. One of these principals also owns a non-voting membership interest in Notre, which represents an indirect interest in 18,782 shares of the Company's Common Stock. These principals and investment funds have agreed that they will not sell or offer any of these shares of Common Stock for a period of two years after the consummation of this Offering, subject to waiver at the sole discretion of the Company during the second year after the Offering to provide limited liquidity opportunities. The shares of Common Stock beneficially owned by these principals and the investment fund represent less an aggregate of less than 1% of the Common Stock to be outstanding after this Offering and have been deemed to be underwriting compensation by the National Association of Securities Dealers, Inc..

     Prior to this Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price for the Common Stock has been determined by negotiations between the Company and the Representatives. Among the factors considered in such negotiations were prevailing market conditions, the results of operations of the Founding Companies in recent periods, the market capitalization and stages of development of other companies which the Company and the Representatives believed to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development and other factors deemed relevant by the Company and the Representatives.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed on for the Company by Bracewell & Patterson, L.L.P., Houston, Texas. Certain members of Bracewell & Patterson, L.L.P. are investors in Notre and own in the aggregate an approximate 2% interest in Notre. Certain legal matters related to this Offering will be passed on for the Underwriters by Piper & Marbury L.L.P., Baltimore, Maryland.

                                    EXPERTS

     The audited financial statements of LandCare, Trees, Four Seasons, Southern Tree, Church, Ground Control, Arteka and Desert Care included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     The Company has filed with the SEC a Registration Statement (which term shall encompass any and all amendments thereto) on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC maintains a web site that contains reports, proxy and information statements regarding registrants that file electronically with the SEC. The address of this web site is (http://www.sec.gov). Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the SEC, upon payment of the prescribed fees.

                         INDEX TO FINANCIAL STATEMENTS

                                        PAGE
                                        -----
UNAUDITED PRO FORMA COMBINED
  FINANCIAL STATEMENTS
     Basis of Presentation...........     F-3
     Unaudited Pro Forma Combined
      Balance Sheet as of March 31,
      1998...........................     F-4
     Unaudited Pro Forma Combined
      Statement of Operations for the
      Year Ended December 31, 1997...     F-5
     Unaudited Pro Forma Combined
      Statement of Operations for the
      Three Months Ended March 31,
      1998...........................     F-6
     Notes to Unaudited Pro Forma
      Combined Financial
      Statements.....................     F-7
HISTORICAL FINANCIAL STATEMENTS
  LANDCARE USA, INC.
     Report of Independent Public
      Accountants....................    F-13
     Balance Sheet...................    F-14
     Statement of Operations.........    F-15
     Statement of Stockholders'
      Equity.........................    F-16
     Statement of Cash Flows.........    F-17
     Notes to Financial Statements...    F-18
  TREES, INC.
     Report of Independent Public
      Accountants....................    F-22
     Consolidated Balance Sheets.....    F-23
     Consolidated Statements of
      Operations.....................    F-24
     Consolidated Statements of
      Shareholders' Equity...........    F-25
     Consolidated Statements of Cash
      Flows..........................    F-26
     Notes to Consolidated Financial
      Statements.....................    F-27
  FOUR SEASONS LANDSCAPE AND
     MAINTENANCE, INC.
     Report of Independent Public
      Accountants....................    F-34
     Balance Sheets..................    F-35
     Statements of Operations........    F-36
     Statements of Shareholders'
      Equity.........................    F-37
     Statements of Cash Flows........    F-38
     Notes to Financial Statements...    F-39
  SOUTHERN TREE & LANDSCAPE CO., INC.
     Report of Independent Public
      Accountants....................    F-45
     Balance Sheet...................    F-46
     Statement of Operations.........    F-47
     Statement of Shareholders'
      Equity.........................    F-48
     Statement of Cash Flows.........    F-49
     Notes to Financial Statements...    F-50

  D.R. CHURCH LANDSCAPE CO., INC.
     Report of Independent Public
      Accountants....................    F-57
     Consolidated Balance Sheets.....    F-58
     Consolidated Statements of
      Operations.....................    F-59
     Consolidated Statements of
      Shareholders' Equity...........    F-60
     Consolidated Statements of Cash
      Flows..........................    F-61
     Notes to Consolidated Financial
      Statements.....................    F-62

                                        PAGE
                                        -----
  GROUND CONTROL LANDSCAPING, INC.
     Report of Independent Public
      Accountants....................    F-69
     Balance Sheet...................    F-70
     Statement of Operations.........    F-71
     Statement of Stockholder's
      Equity.........................    F-72
     Statement of Cash Flows.........    F-73
     Notes to Financial Statements...    F-74

  ARTEKA CORPORATION
     Report of Independent Public
      Accountants....................    F-81
     Combined Balance Sheets.........    F-82
     Combined Statements of
      Operations.....................    F-83
     Combined Statements of
      Stockholder's Equity...........    F-84
     Combined Statements of Cash
      Flows..........................    F-85
     Notes to Combined Financial
      Statements.....................    F-86

  DESERT CARE LANDSCAPING, INC.
     Report of Independent Public
      Accountants....................    F-95
     Balance Sheet...................    F-96
     Statement of Operations.........    F-97
     Statement of Shareholders'
      Equity.........................    F-98
     Statement of Cash Flows.........    F-99
     Notes to Financial Statements...   F-100

                   LANDCARE USA, INC. AND FOUNDING COMPANIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     The following unaudited pro forma combined financial statements give effect to the mergers by LandCare USA, Inc. (LandCare or the Company), of substantially all of the outstanding capital stock of Trees, Inc. (Trees), Four Seasons Landscape and Maintenance, Inc. (Four Seasons), Southern Tree and Landscape Company (Southern Tree), D.R. Church Landscape Co., Inc. (Church), Ground Control Landscaping, Inc. (Ground Control), Arteka Corporation (Arteka) and Desert Care Landscaping, Inc. (Desert Care). (together, the Founding Companies). LandCare and the Founding Companies are hereinafter referred to as the Company. These mergers (the Mergers) will occur simultaneously with the closing of LandCare's initial public offering (the Offering) and will be accounted for using the purchase method of accounting. Trees, one of the Founding Companies, has been identified as the accounting acquiror in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 97 which states that the combining company which receives the largest portion of voting rights in the combined corporation is presumed to be the acquiror for accounting purposes. The unaudited pro forma combined financial statements also give effect to the issuance of common stock in connection with the Offering and as partial consideration for the acquisitions to the sellers of the Founding Companies. These pro forma statements are based on the historical financial statements of the Founding Companies included elsewhere in this Prospectus and the estimates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.

     The unaudited pro forma combined balance sheet gives effect to the Mergers and the Offering as if they had occurred on March 31, 1998. The unaudited pro forma combined statement of operations give effect to these transactions as if they had occurred on January 1, 1997.

     LandCare has preliminarily analyzed the benefits that it expects to be realized from reductions in salaries, bonuses and certain benefits to the owners. To the extent the owners of the Founding Companies have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the unaudited pro forma combined statements of operations. Additionally, reductions in lease expense pursuant to the renegotiation of certain leases and reductions in interest expense as the result of the planned repayment of the Founding Companies' existing lines of credit and long-term debt have been reflected in the unaudited pro forma combined statements of operations. With respect to other potential benefits, LandCare has not and cannot quantify these benefits until completion of the combination of the Founding Companies. It is anticipated that these benefits will be offset by costs related to LandCare's new corporate management and by the costs associated with being a public company. However, because these costs cannot be accurately quantified at this time, they have not been included in the pro forma financial information of LandCare.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma combined financial data presented herein do not purport to represent what the Company's financial position or results of operations would have actually been had such events occurred at the beginning of the periods presented, as assumed, or to project the Company's financial position or results of operations for any future period or the future results of the Founding Companies. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this Prospectus. Also see "Risk Factors" included elsewhere herein.

                   LANDCARE USA, INC. AND FOUNDING COMPANIES
          UNAUDITED PRO FORMA COMBINED BALANCE SHEET -- MARCH 31, 1998
                                 (IN THOUSANDS)

                                                                                                                          LANDCARE
                                                     FOUR       SOUTHERN                GROUND                 DESERT       USA,
                                         TREES      SEASONS       TREE       CHURCH     CONTROL     ARTEKA      CARE        INC.
                                        -------     -------     --------     ------     -------     ------     ------     --------
               ASSETS
CURRENT ASSETS:
   Cash and cash equivalents.........   $ 2,626     $  770      $     9      $ 649      $ --        $  73      $--        $    11
   Accounts receivable, net..........     6,298      1.132        1,867      1,338       1,114      1,318        918        --
   Related-party receivable..........     --          --          --            25        --         --         --          --
   Inventories.......................     --           148          704        209          42      1,034       --          --
   Deferred tax asset................       412        165           77        136         103       --         --          --
   Other current assets..............       702        256          426       --           209        285         31        3,129
                                        -------     -------     --------     ------     -------     ------     ------     --------
       Total current assets..........    10,038      2,471        3,083      2,357       1,468      2,710        949        3,140
PROPERTY AND EQUIPMENT, net..........    10,339      1,232        2,115      1,976       2,923      1,548      1,021        --
DEFERRED TAX ASSET...................     --          --          --           238        --         --         --          --
OTHER ASSETS, net....................       345         36        --           144          80      1,564         26        --
GOODWILL.............................     --          --          --          --          --         --         --          --
                                        -------     -------     --------     ------     -------     ------     ------     --------
       Total assets..................   $20,722     $3,739      $ 5,198      $4,715     $4,471      $5,822     $1,996     $ 3,140
                                        =======     =======     ========     ======     =======     ======     ======     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued
     expenses........................   $ 6,279     $1,921      $ 1,489      $1,130     $1,029      $ 364      $ 494      $ 3,114
   Lines of credit...................     --            75        1,858       --           517      1,131        300        --
   Current maturities of long-term
     debt............................       117         39          344        486         182      2,516        191        --
   Current maturities of long-term
     payable to related party........       225       --            333          5        --          108       --          --
   Deferred tax liability............     --          --          --          --          --           38       --          --
   Payable to Founding Company
     Stockholders....................     --          --          --          --          --         --         --          --
   Other current liabilities.........     --            33           34       --          --           94         56        --
                                        -------     -------     --------     ------     -------     ------     ------     --------
       Total current liabilities.....     6,621      2,068        4,058      1,621       1,728      4,251      1,041        3,114
LONG-TERM DEBT, net of current
 maturities..........................       453         93          759        736       1,556        140        332        --
LONG-TERM PAYABLE TO RELATED PARTY,
 net of current maturities...........     2,366       --          --            15        --          692       --          --
DEFERRED TAX LIABILITY...............     1,765        309          134       --           147        179       --          --
                                        -------     -------     --------     ------     -------     ------     ------     --------
       Total liabilities.............    11,205      2,470        4,951      2,372       3,431      5,262      1,373        3,114
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
   Common stock......................       710          1            3          6        --           10       --             26
   Additional paid-in capital........     --            11        --          --             4       --           50        9,833
   Retained earnings (deficit).......     8,809      1,257          244      2,372       1,078        550        573       (9,833)
   Treasury stock, at cost...........        (2)      --          --           (35)        (42)      --         --          --
                                        -------     -------     --------     ------     -------     ------     ------     --------
       Total stockholders' equity....     9,517      1,269          247      2,343       1,040        560        623           26
                                        -------     -------     --------     ------     -------     ------     ------     --------
       Total liabilities and
        stockholders' equity.........   $20,722     $3,739      $ 5,198      $4,715     $4,471      $5,822     $1,996     $ 3,140
                                        =======     =======     ========     ======     =======     ======     ======     ========

                                                    PRO FORMA                    POST MERGER
                                        TOTAL      ADJUSTMENTS     PRO FORMA     ADJUSTMENTS      AS ADJUSTED
                                       -------     -----------     ---------     ------------     -----------
               ASSETS
CURRENT ASSETS:
   Cash and cash equivalents.........  $ 4,138       $  (183)      $  3,955        $  4,714        $   8,669
   Accounts receivable, net..........   13,985           (43)        13,942          --               13,942
   Related-party receivable..........       25        --                 25          --                   25
   Inventories.......................    2,137        --              2,137          --                2,137
   Deferred tax asset................      893           (29)           864          --                  864
   Other current assets..............    5,038        --              5,038          (3,129)           1,909
                                       -------     -----------     ---------     ------------     -----------
       Total current assets..........   26,216          (255)        25,961           1,585           27,546
PROPERTY AND EQUIPMENT, net..........   21,154        (2,145)        19,009          --               19,009
DEFERRED TAX ASSET...................      238        --                238          --                  238
OTHER ASSETS, net....................    2,195        --              2,195          --                2,195
GOODWILL.............................    --           64,806         64,806          --               64,806
                                       -------     -----------     ---------     ------------     -----------
       Total assets..................  $49,803       $62,406       $112,209        $  1,585        $ 113,794
                                       =======     ===========     =========     ============     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued
     expenses........................  $15,820       $    (2)        15,818          (3,114)          12,704
   Lines of credit...................    3,881        --              3,881          (3,881)          --
   Current maturities of long-term
     debt............................    3,875           (38)         3,837          (3,837)          --

   Current maturities of long-term
     payable to related party........      671        --                671            (671)          --
   Deferred tax liability............       38           511            549          --                  549
   Payable to Founding Company
     Stockholders....................    --           27,211         27,211         (27,211)          --
   Other current liabilities.........      217        --                217          --                  217
                                       -------     -----------     ---------     ------------     -----------
       Total current liabilities.....   24,502        27,682         52,184         (38,714)          13,470
LONG-TERM DEBT, net of current
 maturities..........................    4,069          (291)         3,778          (3,778)          --
LONG-TERM PAYABLE TO RELATED PARTY,
 net of current maturities...........    3,073        --              3,073          (3,073)          --
DEFERRED TAX LIABILITY...............    2,534            22          2,556          --                2,556
                                       -------     -----------     ---------     ------------     -----------
       Total liabilities.............   34,178        27,413         61,591         (45,565)          16,026
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
   Common stock......................      756          (679)            77              50              127
   Additional paid-in capital........    9,898        31,860         41,758          47,100           88,858
   Retained earnings (deficit).......    5,050         3,733          8,783          --                8,783
   Treasury stock, at cost...........      (79)           79          --             --               --
                                       -------     -----------     ---------     ------------     -----------
       Total stockholders' equity....   15,625        34,993         50,618          47,150           97,768
                                       -------     -----------     ---------     ------------     -----------
       Total liabilities and
        stockholders' equity.........  $49,803       $62,406       $112,209        $  1,585        $ 113,794
                                       =======     ===========     =========     ============     ===========

  See accompanying notes to unaudited pro forma combined financial statements.

                   LANDCARE USA, INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                      FOUR       SOUTHERN                   GROUND                  DESERT
                                         TREES      SEASONS        TREES        CHURCH      CONTROL     ARTEKA       CARE
                                        -------     --------     ---------     --------     -------     -------     -------
REVENUES.............................   $50,085     $16,066       $14,176      $13,257      $8,979      $7,366      $6,481
COST OF SERVICES.....................    43,568      11,067        11,617        8,906       6,663       5,227       5,119
                                        -------     --------     ---------     --------     -------     -------     -------
 Gross profit........................     6,517       4,999         2,559        4,351       2,316       2,139       1,362
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................     3,688       3,754         1,766        2,864       1,510       2,136         672
                                        -------     --------     ---------     --------     -------     -------     -------
 Income (loss) from operations.......     2,829       1,245           793        1,487         806           3         690
OTHER INCOME (EXPENSE):
 Interest expense....................      (272)        (37)         (429)        (184)       (151)        (95)        (64)
 Other income (expense), net.........       744          (9)           26           97         (16)         16          13
                                        -------     --------     ---------     --------     -------     -------     -------
INCOME (LOSS) BEFORE INCOME TAXES....     3,301       1,199           390        1,400         639         (76)        639
INCOME TAX PROVISION (BENEFIT).......     1,266         476           158          547         248        (251)       --
                                        -------     --------     ---------     --------     -------     -------     -------
NET INCOME (LOSS)....................   $ 2,035     $   723       $   232      $   853      $  391      $  175      $  639
                                        =======     ========     =========     ========     =======     =======     =======

                                       LANDCARE                  PRO FORMA
                                       USA, INC.     TOTAL      ADJUSTMENTS      PRO FORMA
                                       ---------   ---------    ------------     ----------
REVENUES.............................   $ --       $ 116,410      $   (233)      $ 116,177
COST OF SERVICES.....................     --          92,167          (247)         91,920
                                       ---------   ---------    ------------     ----------
 Gross profit........................     --          24,243            14          24,257
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................     7,954       24,344        (9,115)         15,229
                                       ---------   ---------    ------------     ----------
 Income (loss) from operations.......    (7,954)        (101)        9,129           9,028
OTHER INCOME (EXPENSE):
 Interest expense....................     --          (1,232)        1,232          --
 Other income (expense), net.........     --             871        --                 871
                                       ---------   ---------    ------------     ----------
INCOME (LOSS) BEFORE INCOME TAXES....    (7,954)        (462)       10,361           9,899
INCOME TAX PROVISION (BENEFIT).......     --           2,444         2,168           4,612
                                       ---------   ---------    ------------     ----------
NET INCOME (LOSS)....................   $(7,954)   $  (2,906)     $  8,193       $   5,287
                                       =========   =========    ============     ==========
NET INCOME PER SHARE........................................................     $    0.43
                                                                                 ==========
SHARES USED IN COMPUTING PRO FORMA NET INCOME PER SHARE(1)..................     12,319,865
                                                                                 ==========

(1) Includes (i) 1,565,158 shares issued to Notre Capital Ventures II, L.L.C.
     (ii) 994,240 shares issued to management, directors and consultants of LandCare, (iii) 5,162,645 shares issued to owners of the Founding Companies, (iv) 25,000 shares (determined to be common stock equivalents for purposes of computing earnings per share) of the 100,000 shares issuable upon the exercise of outstanding options, and (v) 4,572,822 of the 5,000,000 shares sold in the Offering necessary to pay the cash portion of the Merger consideration, expenses of this Offering and repayment of the Founding Companies' existing debt. Basic and diluted income per share were the same for the year ended December 31, 1997. The 427,178 shares excluded reflect the net cash proceeds to LandCare.

  See accompanying notes to unaudited pro forma combined financial statements.

                   LANDCARE USA, INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                      FOUR       SOUTHERN                   GROUND                  DESERT
                                         TREES      SEASONS        TREES        CHURCH      CONTROL     ARTEKA       CARE
                                        -------     --------     ---------     --------     -------     -------     -------
REVENUES.............................   $13,840     $ 3,830       $ 3,502      $   963      $2,324      $  893      $1,297
COST OF SERVICES.....................    12,359       2,547         2,675          787       1,857         618       1,200
                                        -------     --------     ---------     --------     -------     -------     -------
 Gross profit........................     1,481       1,283           827          176         467         275          97
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................       718       1,385           514          661         389         726         175
                                        -------     --------     ---------     --------     -------     -------     -------
 Income (loss) from operations.......       763        (102)          313         (485)         78        (451)        (78)
OTHER INCOME (EXPENSE):
 Interest expense....................       (63)         (3)          (95)         (31)        (49)       (103)        (14)
 Other income (expense), net.........        26           5         --              14           1           1           7
                                        -------     --------     ---------     --------     -------     -------     -------
INCOME (LOSS) BEFORE INCOME TAXES....       726        (100)          218         (502)         30        (553)        (85)
INCOME TAX PROVISION (BENEFIT).......       278         (40)           88         (197)         12        (210)       --
                                        -------     --------     ---------     --------     -------     -------     -------
NET INCOME (LOSS)....................   $   448     $   (60)      $   130      $  (305)     $   18      $ (343)     $  (85)
                                        =======     ========     =========     ========     =======     =======     =======

                                       LANDCARE                  PRO FORMA
                                       USA, INC.     TOTAL      ADJUSTMENTS      PRO FORMA
                                       ---------   ---------    ------------     ----------
REVENUES.............................   $ --       $  26,649      $    (10)      $  26,639
COST OF SERVICES.....................     --          22,043           (15)         22,028
                                       ---------   ---------    ------------     ----------
 Gross profit........................     --           4,606             5           4,611
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................     1,879        6,447        (2,542)          3,905
                                       ---------   ---------    ------------     ----------
 Income (loss) from operations.......    (1,879)      (1,841)        2,547             706
OTHER INCOME (EXPENSE):
 Interest expense....................     --            (358)          358          --
 Other income (expense), net.........     --              54        --                  54
                                       ---------   ---------    ------------    -----------
INCOME (LOSS) BEFORE INCOME TAXES....    (1,879)      (2,145)        2,905             760
INCOME TAX PROVISION (BENEFIT).......     --             (69)          420             351
                                       ---------   ---------    ------------    -----------
NET INCOME (LOSS)....................   $(1,879)   $  (2,076)     $  2,485      $      409
                                       =========   =========    ============    ===========
NET INCOME PER SHARE........................................................    $     0.03
                                                                                ===========
SHARES USED IN COMPUTING PRO FORMA NET INCOME PER SHARE(1)..................    12,319,865
                                                                                ===========

(1) Includes (i) 1,565,158 shares issued to Notre Capital Ventures II, L.L.C.
     (ii) 994,240 shares issued to management, directors and consultants of LandCare, (iii) 5,162,645 shares issued to owners of the Founding Companies, (iv) 25,000 shares (determined to be common stock equivalents for purposes of computing earnings per share) of the 100,000 shares issuable upon the exercise of outstanding options, and (v) 4,572,822 of the 5,000,000 shares sold in the Offering necessary to pay the cash portion of the Merger consideration, expenses of this Offering and repayment of the Founding Companies' existing debt. Basic and diluted income per share were the same for the three months ended March 31, 1998. The 427,178 shares excluded reflect the net cash proceeds to LandCare.

  See accompanying notes to unaudited pro forma combined financial statements.

                   LANDCARE USA, INC. AND FOUNDING COMPANIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  GENERAL:

     LandCare USA, Inc. was formed to become a leading national provider of landscape, lawncare, tree trimming, line clearing and other related services. LandCare USA, Inc. conducted no operations prior to the IPO and acquired the Founding Companies simultaneously with the consummation of the IPO.

     The historical financial statements represent the financial position and results of operations of the Founding Companies and were derived from the respective financial statements included elsewhere herein, with the exception of Trees, Inc., whose results of operations were derived from the unaudited financial statements for the year ended December 31, 1997. The periods included in these financial statements for the individual Founding Companies are as of and for the three months ended March 31, 1998 and for the year ended December 31, 1997. The historical financial statements included elsewhere herein have been included in accordance with Securities and Exchange Commmission Rule 3-05.

2.  ACQUISITION OF FOUNDING COMPANIES:

     Concurrently with and as a condition to the closing of the Offering, LandCare will acquire all of the outstanding capital stock of the Founding Companies. The Mergers were accounted for using the purchase method of accounting with Trees being treated as the accounting acquiror. The following table sets forth the consideration to be paid (a) in cash and (b) in shares of the Company's Common Stock to the stockholders of each of the Founding Companies. For purposes of computing the estimated purchase price for accounting purposes, the value of the shares has been determined using an estimated fair value of $9.90 per share, which represents a discount of ten percent from the assumed initial public offering price due to restrictions on the sale and transferability of the shares issued. The estimated purchase price for the acquisitions is based upon preliminary estimates and is subject to certain purchase price adjustments at and following closing. Adjustments to the purchase price will be based upon the actual initial public offering price.

                                                        COMMON STOCK
                                                   ----------------------
                                                                VALUE OF
                                         CASH       SHARES       SHARES
                                       ---------   ---------    ---------
                                             (DOLLARS IN THOUSANDS)
Trees................................  $  11,036   1,863,137     $ 18,445
Four Seasons.........................      4,952     742,581        7,352
Southern Tree........................      1,399     482,863        4,780
Church...............................      2,941     725,451        7,182
Ground Control.......................      2,640     360,000        3,564
Arteka...............................      2,625     646,684        6,402
Desert Care..........................      1,618     341,929        3,385
                                       ---------   ---------    ---------
     Total...........................  $  27,211   5,162,645     $ 51,110
                                       =========   =========    =========

3.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

     (a) Records the borrowings assumed to be required to fund the S Corporation Distributions totaling up to $1.4 million to shareholders of Arteka Nurseries, Inc. and Desert Care.

     (b) Records the distribution of certain real estate, equipment and vehicles, and their related liabilities, to Trees, Four Seasons and Ground Control in connection with the Mergers. In addition, reflects the reduction for the nursery operations of Church which will not be acquired in the Mergers.

                   LANDCARE USA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     (c) Records the purchase of the Founding Companies for a total purchase price of $78.3 million, including $29.5 million (Cash of $11.0 million and shares with an aggregate value of $18.5 million determined using an estimated fair value of $9.90 per share) attributed to Trees as accounting acquiror. The entry includes the liability of $27.2 million for the cash portion of the consideration paid to the stockholders of the Founding Companies in connection with the Mergers and the issuance of 5.2 million shares of Common Stock to the Founding Companies resulting in the creation of $45.3 million of goodwill after allocating the purchase price to the aggregate assets acquired and liabilities assumed, excluding Trees, as shown below. In addition, goodwill of $19.5 million, determined using an estimated fair value of $9.90 per share, has been recorded attributable to the 1,969,398 shares of Common Stock issued to Notre Capital Ventures II, L.L.C. and certain management of and consultants to LandCare. Based on its initial assessment, management believes that the historical carrying value of the Founding Companies' assets and liabilities will approximate fair value and that there are no other identifiable intangible assets to which any material purchase price can be allocated.

                                           (IN THOUSANDS)
                 ASSETS
Cash and cash equivalents...............      $  1,318
Accounts receivable, net................         7,644
Related - party receivable..............            25
Inventories.............................         2,137
Deferred tax asset......................           452
Other current assets....................         1,207
                                           --------------
     Total current assets...............        12,783
Property and equipment, net.............         8,696
Deferred tax asset......................           238
Other assets, net.......................         1,850
                                           --------------
     Total assets.......................      $ 23,567
                                           ==============

              LIABILITIES
Accounts payable and accrued expenses...      $  6,635
Lines of credit.........................         3,881
Current maturities of long-term debt....         3,720
Current maturities of long-term payable
  to related party......................           446
Deferred tax liability..................           518
Other current liabilities...............           217
                                           --------------
     Total current liabilities..........        15,417
Long-term debt, net of current
  maturities............................         3,325
Long-term payable to related party, net
  of current maturities.................           707
Deferred tax liability..................           612
                                           --------------
     Total liabilities..................      $ 20,061
                                           ==============
     Net book value.....................      $  3,506
                                           ==============

     The following reconciles the combined historical net assets of the Founding Companies to the net assets acquired (in thousands):

                                                                             ACQUIRED
                                         TOTAL       LESS:       LESS:       FOUNDING
                                        COMBINED     TREES     LANDCARE     COMPANIES
                                        --------    -------    ---------    ----------
Historical net assets................   $15,625     $(9,517)     $ (26)       $6,082
S Corporation Distributions..........    (1,360)      --         --           (1,360)
Distribution of assets and
  liabilities to Founding
  Companies..........................      (680)         26      --             (654)
Tax adjustments......................      (562)      --         --             (562)
                                        --------    -------    ---------    ----------
                                        $13,023     $(9,491)     $ (26)       $3,506
                                        ========    =======    =========    ==========

                   LANDCARE USA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     (d) Records the net deferred income tax liability attributable to the balance sheet adjustments and temporary differences between the financial reporting and tax bases of assets and liabilities held in Desert Care, an S Corporation.

     (e) Records the cash proceeds from the issuance of 5,000,000 shares of Common Stock, net of estimated offering costs of $7.9 million (based on an assumed initial public offering price of $11.00 per share). Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

     (f) Records the cash portion of the consideration to be paid to the stockholders of the Founding Companies in connection with the Mergers, the payment of the S Corporation Distributions and the repayment of long-term debt.

     The following tables summarize the unaudited pro forma combined balance sheet adjustments:

                                                                                     PRO FORMA
                                          (a)        (b)        (c)        (d)      ADJUSTMENTS
                                       ---------  ---------  ---------  ---------   ------------
               ASSETS
Cash and cash equivalents............  $    (172) $     (11) $  --      $  --         $   (183)
Accounts receivable, net.............     --            (43)    --         --              (43)
Inventories..........................     --         --         --         --           --
Deferred tax assets..................     --         --         --            (29)         (29)
Other current assets.................     --         --         --         --           --
                                       ---------  ---------  ---------  ---------   ------------
         Total current assets........       (172)       (54)    --            (29)        (255)
Property and equipment, net..........     --         (2,145)    --         --           (2,145)
Other assets, net....................     --         --         --         --           --
Goodwill.............................     --         --         64,806     --           64,806
                                       ---------  ---------  ---------  ---------   ------------
         Total assets................       (172)    (2,199)    64,806        (29)      62,406
                                       =========  =========  =========  =========   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued
  expenses...........................     --             (2)    --         --               (2)
Current maturities of long-term
  debt...............................     --            (38)    --         --              (38)
Deferred tax liability...............     --         --         --            511          511
Payable to Founding Company
  stockholders.......................     --         --         27,211     --           27,211
                                       ---------  ---------  ---------  ---------   ------------
         Total current liabilities...     --            (40)    27,211        511       27,682
Long-term debt, net of current
  maturities.........................      1,188     (1,479)    --         --             (291)
Deferred tax liability...............     --         --         --             22           22
                                       ---------  ---------  ---------  ---------   ------------
         Total liabilities...........      1,188     (1,519)    27,211        533       27,413
Stockholders' equity:
    Common stock.....................     --         --           (679)    --             (679)
    Additional paid-in capital.......     --         --         31,860     --           31,860
    Retained earnings................     (1,360)      (680)     6,335       (562)       3,733
    Treasury stock, at cost..........     --         --             79     --               79
                                       ---------  ---------  ---------  ---------   ------------
         Total stockholders'
           equity....................     (1,360)      (680)    37,595       (562)      34,993
                                       ---------  ---------  ---------  ---------   ------------
         Total liabilities and
           stockholders' equity......  $    (172) $  (2,199) $  64,806  $     (29)    $ 62,406
                                       =========  =========  =========  =========   ============

                   LANDCARE USA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                                               POST MERGER
                                          (e)        (f)       ADJUSTMENTS
                                       ---------  ---------   -------------
               ASSETS
Cash and cash equivalents............  $  47,165  $ (42,451)    $   4,714
Other current assets.................     (3,129)    --            (3,129)
                                       ---------  ---------   -------------
         Total current assets........     44,036    (42,451)        1,585
         Total assets................     44,036    (42,451)        1,585
                                       =========  =========   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued
  expenses...........................     (3,114)    --            (3,114)
Line of Credit.......................     --         (3,881)       (3,881)
Current maturities of long-term
  debt...............................     --         (3,837)       (3,837)
Current maturities of long-term
  payable to related party...........     --           (671)         (671)
Payable to Founding Company
  stockholders.......................     --        (27,211)      (27,211)
                                       ---------  ---------   -------------
         Total current liabilities...     (3,114)   (35,600)      (38,714)
Long-term debt, net of current
  maturities.........................     --         (3,778)       (3,778)
Long-term payable to related party
  net of current maturities..........     --         (3,073)       (3,073)
                                       ---------  ---------   -------------
         Total liabilities...........     (3,114)   (42,451)      (45,565)
Stockholders' equity:
    Common stock.....................         50     --                50
    Additional paid-in capital.......     47,100     --            47,100
                                       ---------  ---------   -------------
         Total stockholders'
         equity......................     47,150     --            47,150
                                       ---------  ---------   -------------
         Total liabilities and
         stockholders' equity........  $  44,036  $ (42,451)    $   1,585
                                       =========  =========   =============

4.  UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:

  YEAR ENDED DECEMBER 31, 1997

     (a) Reflects the nursery operations of Church which will not be acquired in the Mergers.

     (b) Reflects the reduction in operations for the distribution of certain real estate, equipment and vehicles to Trees, Four Seasons and Ground Control which will not be acquired in the Mergers.

     (c) Reflects the $2.6 million reduction in salaries, bonuses and benefits to the owners of the Founding Companies to which they agreed in connection with the mergers and the reversal of the $7.9 million non-cash compensation charge related to the issuance of 804,240 shares of Common Stock to management and directors of and consultants to the Company offset by a $12,500 charge for the recurring portion of salary expenses of management.

     (d) Reflects the amortization of goodwill to be recorded as a result of the Mergers over a 40-year estimated life.

     (e) Reflects the elimination of interest expense of $1.1 million due to the planned repayment of existing debt from the proceeds of the Offering.

     (f) Reflects the reduction in certain related party rental and lease expenses which has been agreed to prospectively.

     (g) Reflects the incremental provision for federal and state income taxes relating to the statement of operations adjustments and to reflect income taxes on S corporation income as if these entities had been taxable as C corporations during the periods presented.

                   LANDCARE USA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes the unaudited pro forma combined statements of operations adjustments:

                                                                                                                      PRO FORMA
                                          (a)        (b)        (c)        (d)        (e)        (f)        (g)      ADJUSTMENTS
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Revenues.............................  $    (233) $  --      $  --      $  --      $  --      $  --      $  --         $  (233)
Cost of services.....................       (247)    --         --         --         --         --         --            (247)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Gross profit.........................         14     --         --         --         --         --         --              14
Selling, general and
  administrative.....................        (29)       (86)   (10,519)     1,620     --           (101)    --          (9,115)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Income (loss) from operations........         43         86     10,519     (1,620)    --            101     --           9,129
Other income (expense)
    Interest expense, net............     --             89     --         --          1,143     --         --           1,232
    Other income (expense), net......     --         --         --         --         --         --         --          --
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Income (loss) before income taxes....         43        175     10,519     (1,620)     1,143        101     --          10,361
Provision (benefit) for income
  taxes..............................     --         --         --         --         --         --          2,168       2,168
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Net income (loss)....................  $      43  $     175  $  10,519  $  (1,620) $   1,143  $     101  $  (2,168)    $ 8,193
                                       =========  =========  =========  =========  =========  =========  =========   ===========

5.  UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS

  THREE MONTHS ENDED MARCH 31, 1998

     (a) Reflects the nursery operations of Church which will not be acquired in the Mergers.

     (b) Reflects the reduction in operations for the distribution of certain real estate, equipment and vehicles to Trees, Four Seasons and Ground Control which will not be acquired in the Mergers.

     (c) Reflects the $1.1 million reduction in salaries, bonuses and benefits to the owners of the Founding Companies to which they agree in connection with the Mergers, the reversal of the $1.9 million non-cash compensation charge related to the issuance of 190,000 shares of Common Stock to management and directors of and consultants to the Company offset by a charge $0.1 million for the recurring portion of salary expenses of management.

     (d) Reflects the amortization of goodwill to be recorded as a result of the Mergers over a 40-year estimated life.

     (e) Reflects the elimination of interest expense of $0.3 million due to the planned repayment of existing debt from the proceeds of the Offering.

     (f) Reflects the increase in certain related party rental and lease expenses which has been agreed to prospectively.

     (g) Reflects the incremental provision for federal and state income taxes relating to the statement of operations adjustments and to reflect income taxes on S corporation income as if these entities had been taxable as C corporations during the periods presented.

                   LANDCARE USA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes the unaudited pro forma combined statements of operations adjustments:

                                                                                                                      PRO FORMA
                                          (a)        (b)        (c)        (d)        (e)        (f)        (g)      ADJUSTMENTS
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Revenues.............................  $     (10) $  --      $  --      $  --      $  --      $  --      $  --        $     (10)
Cost of services.....................        (15)    --         --         --         --         --         --              (15)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Gross profit.........................          5     --         --         --         --         --         --                5
Selling, general and
  administrative.....................         (4)       (37)    (2,912)       405     --              6     --           (2,542)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Income (loss) from operations........          9         37      2,912       (405)    --             (6)    --            2,547
Other income (expense)
    Interest expense, net............     --             33     --         --            325     --         --              358
    Other income (expense), net......     --         --         --         --         --         --         --
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Income (loss) before income taxes....          9         70      2,912       (405)       325         (6)    --            2,905
Provision (benefit) for income
  taxes..............................     --         --         --         --         --         --            420          420
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Net income (loss)....................  $       9  $      70  $   2,912  $    (405) $     325  $      (6) $    (420)   $   2,485
                                       =========  =========  =========  =========  =========  =========  =========   ===========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To LandCare USA, Inc.:

     We have audited the accompanying balance sheet of LandCare USA, Inc., as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the period from inception (October 9, 1997) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LandCare USA, Inc., as of December 31, 1997, and the results of its operations and its cash flows for the period from inception (October 9, 1997) to December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 6, 1998

                               LANDCARE USA, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)
                                        DECEMBER 31,     MARCH 31,
                                            1997           1998
                                        ------------    -----------
                                                        (UNAUDITED)

               ASSETS
CASH AND CASH EQUIVALENTS............     $      9        $    11
DEFERRED OFFERING COSTS..............          218          3,129
                                        ------------    -----------
          Total assets...............     $    227        $ 3,140
                                        ============    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
ACCRUED LIABILITIES AND AMOUNTS DUE
  TO A STOCKHOLDER...................     $    203        $ 3,114
STOCKHOLDERS' EQUITY:
     Preferred stock, $.01 par,
      5,000,000 shares authorized,
      none issued....................       --             --
     Common stock, $.01 par,
      50,000,000 shares authorized,
      2,369,398 and 2,559,398 shares
      outstanding....................           24             26
     Additional paid-in capital......        7,954          9,833
     Retained deficit................       (7,954)        (9,833)
                                        ------------    -----------
      Total stockholders'
        equity.......................           24             26
                                        ------------    -----------
      Total liabilities and
        stockholders' equity.........     $    227        $ 3,140
                                        ============    ===========

   The accompanying notes are an integral part of these financial statements.

                               LANDCARE USA, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                         FOR THE PERIOD
                                         FROM INCEPTION
                                       (OCTOBER 9, 1997)      THREE MONTHS ENDED
                                      TO DECEMBER 31, 1997      MARCH 31, 1998
                                      --------------------    ------------------
                                                                 (UNAUDITED)
REVENUES...........................         $    --                $    --
COMPENSATION EXPENSE RELATING TO
  ISSUANCE OF COMMON STOCK TO
  MANAGEMENT AND CONSULTANTS.......            7,954                  1,879
                                      --------------------    ------------------
LOSS BEFORE INCOME TAXES...........           (7,954)                (1,879)
INCOME TAX BENEFIT.................              --                     --
                                      --------------------    ------------------
NET LOSS...........................         $ (7,954)              $ (1,879)
                                      ====================    ==================

   The accompanying notes are an integral part of these financial statements.

                               LANDCARE USA, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                            COMMON STOCK        ADDITIONAL                      TOTAL
                                        --------------------      PAID-IN      RETAINED     STOCKHOLDERS'
                                         SHARES      AMOUNT       CAPITAL       DEFICIT         EQUITY
                                        ---------    -------    -----------    ---------    --------------
INITIAL CAPITALIZATION BY NOTRE
  (October 9, 1997)..................      78,258     $   1       $--           $ --           $      1
     Issuance of shares to Notre.....   1,486,900        15        --             --                 15
     Issuance of management,
       consultant and director
       shares........................     804,240         8         7,954         --              7,962
     Net loss........................      --          --          --             (7,954)        (7,954)
                                        ---------    -------    -----------    ---------    --------------
BALANCE, December 31, 1997...........   2,369,398        24         7,954         (7,954)            24
     Issuance of management,
       consultant and director shares
       (unaudited)...................     190,000         2         1,879         --              1,881
     Net loss (unaudited)............      --          --          --             (1,879)        (1,879)
                                        ---------    -------    -----------    ---------    --------------
BALANCE, March 31, 1998
  (unaudited)........................   2,559,398     $  26       $ 9,833       $ (9,833)      $     26
                                        =========    =======    ===========    =========    ==============

   The accompanying notes are an integral part of these financial statements.

                               LANDCARE USA, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                            FOR THE PERIOD
                                            FROM INCEPTION
                                             (OCTOBER 9,
                                                1997)
                                           TO DECEMBER 31,    THREE MONTHS ENDED
                                                 1997           MARCH 31, 1998
                                           ----------------   ------------------
                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss...........................       $ (7,954)            $(1,879)
     Adjustments to reconcile net loss
       to net cash provided by operating
       activities --
          Compensation expense related
             to issuance of common stock
             to management and
             consultants................          7,954               1,879
          Changes in assets and
             liabilities --
               Increase in deferred
                  offering costs........           (218)             (2,911)
               Increase in accrued
                  liabilities and
                  amounts due to
                  stockholders..........            203               2,911
                                           ----------------   ------------------
                     Net cash used in
                       operating
                       activities.......            (15)           --
                                           ----------------   ------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of stock..................             24                   2
                                           ----------------   ------------------
                     Net cash provided
                       by financing
                       activities.......             24                   2
                                           ----------------   ------------------
NET INCREASE............................              9                   2
CASH, beginning of period...............        --                        9
                                           ----------------   ------------------
CASH, end of period.....................       $      9             $    11
                                           ================   ==================

   The accompanying notes are an integral part of these financial statements.

                               LANDCARE USA, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     LandCare USA, Inc. (LandCare or the Company), a Delaware corporation, was founded in October 1997 to become a leading national provider of landscape, lawncare, tree trimming, line clearing and other related services. LandCareintends to acquire seven businesses (the Mergers), complete an initial public offering of its common stock (the Offering) and, subsequent to the Offering, continue to acquire, through merger or purchase, similar companies to expand its national operations.

     LandCare has not conducted any operations, and all activities to date have related to the Offering and the Mergers. All expenditures to date have been funded by the majority stockholder, Notre Capital Ventures II, L.L.C. (Notre), on behalf of the Company. Notre has committed to fund the organization expenses and Offering costs. As of December 31, 1997 and March 31, 1998, costs of approximately $0.2 million and $3.1 million (unaudited), respectively, have been incurred by Notre in connection with the Offering. LandCare has treated these costs as deferred offering costs. LandCare is dependent upon the Offering to execute the pending Mergers. There is no assurance that the pending Mergers discussed below will be completed or that LandCare will be able to generate future operating revenues.

     The Company has an absence of a combined operating history, and LandCare's future success is dependent upon a number of factors which include, among others, the ability to integrate operations, reliance on the identification and integration of satisfactory acquisition candidates, reliance on acquisition financing and the ability to manage growth and attract and retain qualified management and sales personnel as well as the need for additional capital.

2.  INTERIM FINANCIAL INFORMATION:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998 and for the three months then ended are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  STOCKHOLDERS' EQUITY:

  COMMON STOCK AND PREFERRED STOCK

     LandCare effected a 78.2579-for-one stock dividend in March 1998, for each share of common stock of the Company (Common Stock) then outstanding. In addition, the Company increased the number of authorized shares of Common Stock to 100,000,000 and authorized 5,000,000 shares of $.01 par value preferred stock. The effects of the Common Stock dividend have been retroactively reflected on the balance sheet and in the accompanying notes.

     In connection with the organization and initial capitalization of LandCare, the Company issued 78,258 shares of Common Stock at $.01 per share to Notre. Notre incurred approximately $15,000 of expenses on behalf of the Company for which the Company issued 1,486,900 shares to Notre in October 1997.

                               LANDCARE USA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     In November 1997, the Company issued a total of 804,240 shares of Common Stock to management and directors of and consultants to the Company at a price of $.01 per share. As a result, the Company recorded a nonrecurring, noncash compensation charge of $7.9 million representing the difference between the amount paid for the shares and an estimated fair value of the shares on the date of sale, as if the Founding Companies were combined. During the first quarter of 1998, the Company issued an additional 190,000 shares to management and directors of the Company at a price of $.01 per share. As a result, the Company recorded a nonrecurring, noncash compensation charge of $1.9 million representing the difference between the amount paid for the shares (the exercise price, in the case of the options granted) and an estimated fair value of the shares on the date of sale, as if the Founding Companies were combined.

  RESTRICTED VOTING COMMON STOCK

     In March 1998, the Company authorized 2,000,000 shares of $.01 par value restricted voting common stock (Restricted Common Stock) and the primary stockholder exchanged 1,296,408 shares of Common Stock for an equal number of shares of Restricted Common Stock. The holder of Restricted Common Stock is entitled to elect one member of the Company's board of directors and to .30 of one vote for each share on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors.

     Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (a) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution which is a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986, as amended)), (b) in the event any person acquires beneficial ownership of 15 percent or more of the total number of outstanding shares of Common Stock of the Company, (c) any bona fide offer to acquire 15 percent or more of the total number of outstanding shares of Common Stock of the Company, or (d) in the event a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock and Restricted Common Stock entitled to vote approve such conversion. After June 30, 2000, the board of directors may elect to convert any remaining shares of Restricted Common Stock into shares of Common Stock in the event 80 percent or more of the originally outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

  LONG-TERM INCENTIVE PLAN

     In February 1998, the Board of Directors and the Company's stockholders approved the Company's 1998 Long-Term Incentive Plan (the Plan), which provides for the granting or awarding of incentive or nonqualified stock options, stock appreciation rights, restricted or deferred stock, dividend equivalents and other incentive awards to directors, officers and key employees of and consultants to the Company. The number of shares authorized and reserved for issuance under the Plan is the greater of 2,000,000 shares or 15 percent of the aggregate number of shares of Common Stock outstanding at the date of grant. The terms of the option awards will be established by the compensation committee of the Company's board of directors. The Company intends to file a registration statement registering the issuance of shares upon exercise of options granted under this Plan. In February 1998, options to purchase 100,000 shares of Common Stock were issued at an exercise price of $6.00 per share. The compensation charge of $0.4 million representing the difference between the exercise price and the estimated fair values of the options on the date of grant related to these options will be amortized over the 5 year vesting period. The Company expects to grant nonqualified stock options to purchase a total of 570,000 shares of Common Stock to key employees of the Company at the initial public offering price upon consummation of the Offering. In addition, the Company expects to grant options to purchase a total of 767,819 shares of Common Stock to certain employees of the Founding Companies at the initial public offering price per share. All of these

                               LANDCARE USA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

options will vest at the rate of 20 percent per year, commencing on the first anniversary of the Offering and will expire seven years from the date of grant or three months following termination of employment.

  NONEMPLOYEE DIRECTORS' STOCK PLAN

     In February 1998, the Company's stockholders approved the 1998 Nonemployee Directors' Stock Plan (the Directors' Plan), which provides for the granting or awarding of stock options and stock appreciation rights to nonemployee directors of the Company. The number of shares authorized and reserved for issuance under the Directors' Plan is 250,000 shares. The Directors' Plan provides for the automatic grant of options to purchase 10,000 shares to each nonemployee director serving at the commencement of the Offering.

     Each nonemployee director will be granted options to purchase an additional 10,000 shares at the time of the initial election. In addition, each director will be automatically granted options to purchase 5,000 shares at each annual meeting of the stockholders occurring more than two months after the date of the director's initial election. All options will be exercised at the fair market value at the date of grant and are immediately vested upon grant.

     Options will be granted to each of three future and one current member of the board of directors to purchase 10,000 shares of Common Stock at the initial public offering price per share effective upon the consummation of this Offering. These options will expire the earlier of 10 years from the date of grant or one year after termination of service as a director.

     The Directors' Plan allows nonemployee directors to receive shares (deferred shares) at future settlement dates in lieu of cash. The number of deferred shares will have an aggregate fair market value equal to the fees payable to the directors.

     Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," allows entities to choose between a new fair value-based method of accounting for employee stock options or similar equity instruments and the current intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25. Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied. The Company will provide pro forma disclosure of net income and earnings per share, as applicable, in the notes to future consolidated financial statements.

4.  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 in the year ended December 31, 1998.

5. EVENTS SUBSEQUENT TO THE DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     Wholly owned subsidiaries of LandCare have signed definitive agreements to acquire by merger or share exchange seven companies (the Founding Companies) to be effective contemporaneously with the Offering. The companies to be acquired are Trees, Inc., Four Seasons Landscape and Maintenance, Inc., Southern Tree & Landscape Co., D. R. Church Landscape Co., Inc., Ground Control Landscaping, Inc., Arteka Corporation and Desert Care Landscaping, Inc. LandCare will acquire the Founding Companies for cash and 5.2 million shares of Common Stock.

     In March 1998, LandCare filed a registration statement on Form S-1 for the sale of 5,000,000 shares of its Common Stock. An investment in shares of Common Stock offered by this Prospectus involves a high

                               LANDCARE USA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

degree of risk as discussed in Note 1. For a more thorough discussion of risk factors, see "Risk Factors" included elsewhere in this Prospectus.

     The Company has received a commitment for a credit facility of $50.0 million, which is expected to be available upon consummation of the Offering. The credit facility will be used to fund acquisitions and working capital requirements. It is anticipated that the credit facility will be subject to various loan covenants including (i) maintenance of certain financial ratios,
(ii) restrictions on additional indebtedness, and (iii) restrictions on liens, guarantees, advances and dividends, and will be subject to customary drawing conditions and the consummation of the Offering.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Trees, Inc.:

     We have audited the accompanying consolidated balance sheets of Trees, Inc. (the Company), as defined in Note 1 to the financial statements, as of March 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended March 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trees, Inc. as of March 31, 1998, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1998, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
April 24, 1998

                                  TREES, INC.
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                MARCH 31
                                          --------------------
                                            1997       1998
                                          ---------  ---------
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $   3,060  $   2,626
     Accounts receivable, net...........      4,861      6,298
     Deferred tax asset.................        742        412
     Other current assets...............        206        702
                                          ---------  ---------
          Total current assets..........      8,869     10,038
PROPERTY AND EQUIPMENT, net.............      8,395     10,339
OTHER ASSETS............................        322        345
                                          ---------  ---------
          Total assets..................  $  17,586  $  20,722
                                          =========  =========

  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses..........................  $   5,070  $   6,279
     Current maturities of long-term
      debt..............................        112        117
     Current maturities of long-term
      payable to related party..........        207        225
                                          ---------  ---------
          Total current liabilities.....      5,389      6,621
LONG-TERM DEBT, net.....................        569        453
LONG-TERM PAYABLE TO RELATED PARTY,
  net...................................      2,591      2,366
DEFERRED TAX LIABILITY..................      1,859      1,765
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value,
      1,000,000 shares authorized,
      710,000 shares issued and 708,000
      shares outstanding................        710        710
     Retained earnings..................      6,470      8,809
     Treasury stock, 2,000 shares, at
      cost..............................         (2)        (2)
                                          ---------  ---------
          Total shareholders' equity....      7,178      9,517
                                          ---------  ---------
          Total liabilities and
            shareholders' equity........  $  17,586  $  20,722
                                          =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                                  TREES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                             YEAR ENDED MARCH 31
                                       -------------------------------
                                         1996       1997       1998
                                       ---------  ---------  ---------
REVENUES.............................  $  47,142  $  44,847  $  52,604
COST OF SERVICES.....................     41,054     39,046     46,025
                                       ---------  ---------  ---------
          Gross profit...............      6,088      5,801      6,579
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      3,224      4,264      3,241
                                       ---------  ---------  ---------
          Income from operations.....      2,864      1,537      3,338
OTHER INCOME (EXPENSE):
     Interest expense................       (590)      (306)      (264)
     Other income, net...............        142        205        719
                                       ---------  ---------  ---------
INCOME BEFORE INCOME TAXES...........      2,416      1,436      3,793
INCOME TAX PROVISION.................        896        553      1,454
                                       ---------  ---------  ---------
NET INCOME...........................  $   1,520  $     883  $   2,339
                                       =========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                                  TREES, INC.
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                   TOTAL
                             COMMON    RETAINED    TREASURY    SHAREHOLDERS'
                             STOCK     EARNINGS     STOCK          EQUITY
                             ------    --------    --------    --------------
BALANCE, March 31, 1995...   $ 710      $4,067       $ (2)         $4,775
     Net income...........    --         1,520       --             1,520
                             ------    --------       ---      --------------
BALANCE, March 31, 1996...     710       5,587         (2)          6,295
     Net income...........    --           883       --               883
                             ------    --------       ---      --------------
BALANCE, March 31, 1997...     710       6,470         (2)          7,178
     Net income...........    --         2,339       --             2,339
                             ------    --------       ---      --------------
BALANCE, March 31, 1998...   $ 710      $8,809       $ (2)         $9,517
                             ======    ========       ===      ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                                  TREES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                             YEAR ENDED MARCH 31
                                       -------------------------------
                                         1996       1997       1998
                                       ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $   1,520  $     883  $   2,339
  Adjustments to reconcile net income
     to net cash provided by
     operating activities --
       Depreciation..................      2,079      2,050      2,311
       Gain on sale of equipment.....        (10)       (15)       (96)
       Deferred income tax provision
          (benefit)..................        308       (308)       236
       Changes in assets and
        liabilities --
          Accounts receivable, net...       (386)       312     (1,437)
          Other current assets.......         20        (21)      (496)
          Other assets...............        (68)       (55)       (23)
          Accounts payable and
             accrued expenses........        222        121      1,209
                                       ---------  ---------  ---------
              Net cash provided by
               operating
               activities............      3,685      2,967      4,043
                                       ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of property and
     equipment.......................         24         29        130
  Purchases of property and
     equipment.......................       (371)      (953)    (4,289)
                                       ---------  ---------  ---------
              Net cash used in
               investing
               activities............       (347)      (924)    (4,159)
                                       ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt.......        866     --         --
  Payments on long-term debt.........     (2,551)    (1,986)      (318)
                                       ---------  ---------  ---------
              Net cash used in
               financing
               activities............     (1,685)    (1,986)      (318)
                                       ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH......      1,653         57       (434)
CASH, beginning of period............      1,350      3,003      3,060
                                       ---------  ---------  ---------
CASH, end of period..................  $   3,003  $   3,060  $   2,626
                                       =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the period
       for --
          Interest...................  $     570        287  $     247
          Income taxes...............        703        769        789

  The accompanying notes are an integral part of these consolidated financial statements.

                                  TREES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Trees, Inc. includes the financial statements of Tree Holding Company, Inc. (a Texas corporation) and its wholly owned subsidiary, Trees, Inc. (a Nevada corporation) (collectively, the Company). The Company, which is headquartered in Houston, Texas, was founded in 1953 and serves customers in 13 states. The Company provides tree trimming and line clearing services primarily to utility customers, but also provides commercial and residential tree services to customers in Houston, Texas.

     The Company and its shareholders intend to enter into a definitive agreement with LandCare USA, Inc. (LandCare), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of LandCare's common stock concurrently with the consummation of an initial public offering of the common stock of LandCare.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of the Company and its subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company maintains an allowance for doubtful accounts based upon the estimated collectibility of all accounts receivable.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     The Company recognizes revenue when services are performed. Revenues from tree trimming, line clearing service contracts are recognized based on the amount of labor and materials incurred.

  COST OF SERVICES

     Cost of services represents direct labor and associated costs (such as benefits and workers' compensation expense), materials, supervisory personnel and equipment and vehicle costs, such as fuel, insurance and depreciation.

                                  TREES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  WARRANTY COSTS

     A reserve for warranty costs is recorded based upon the historical level of warranty claims, property damage costs and management's estimate of future costs.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  MAJOR CUSTOMERS AND RISK CONCENTRATION

     The Company had sales of approximately 18, 16, 13 and 10 percent of total sales to four major customers for the year ended March 31, 1996 and sales of approximately 20, 19 and 18 percent and 20, 18, and 16 percent of total sales to three major customers for the years ended March 31, 1997 and 1998, respectively.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, lines of credit and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  RECLASSIFICATIONS AND ADJUSTMENTS

     Certain reclassifications and adjustments have been made to the prior-period amounts to conform to current-period presentations.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 in fiscal 1998.

                                  TREES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                         ESTIMATED            MARCH 31
                                        USEFUL LIVES   ----------------------
                                          IN YEARS        1997        1998
                                        ------------   ----------  ----------
Land.................................      --          $      129  $      129
Transportation equipment.............           5          20,730      22,129
Machinery and equipment..............        5-10           4,311       5,672
Buildings and improvements...........          30             258         258
Office furniture and equipment.......           5             127         164
                                                       ----------  ----------
          Total......................                      25,555      28,352
Less -- Accumulated depreciation.....                     (17,160)    (18,013)
                                                       ----------  ----------
          Property and equipment,
             net.....................                  $    8,395  $   10,339
                                                       ==========  ==========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                             MARCH 31
                                       --------------------
                                         1997       1998
                                       ---------  ---------
Accounts receivable, trade...........  $   4,385  $   6,121
Receivable from equipment
  financing..........................     --            250
Accounts receivable, other...........         15         19
Income tax refund....................        644         63
Allowance for doubtful accounts......       (183)      (155)
                                       ---------  ---------
                                       $   4,861  $   6,298
                                       =========  =========

     As of March 31, 1998, the Company has recorded a $0.3 million receivable from equipment financing associated with cash expended for leased equipment that was reimbursed by the company underwriting the related operating leases in April 1998.

     Accounts payable and accrued expenses consist of the following (in thousands):

                                             MARCH 31
                                       --------------------
                                         1997       1998
                                       ---------  ---------
Accounts payable, trade..............  $     752  $   1,527
Accrued compensation and benefits....      1,138      1,985
Accrued insurance costs..............      2,307      2,402
Warranty accrual.....................        235        235
Other accrued expenses...............        638        130
                                       ---------  ---------
                                       $   5,070  $   6,279
                                       =========  =========

5.  LINE OF CREDIT AND LONG-TERM DEBT:

  LINE OF CREDIT

     The Company has a revolving credit agreement with a financial institution, which provides for borrowings up to the lesser of $500,000 or the Company's loan limit as defined by the agreement. Advances made under this agreement will bear interest at the prime rate, will be secured by accounts receivable and equipment of the Company, and will be subject to certain covenants including the maintenance of certain

                                  TREES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

tangible net worth and working capital levels and restrictions on dividend payments and change in executive management. There were no advances outstanding on this line of credit at March 31, 1997 and 1998.

     The Company has irrevocable standby letters of credit of approximately $1,328,000 pledged against the Company's workers' compensation insurance plan. These letters of credit are secured by accounts receivable. Fees associated with these letters of credit were approximately $17,000 for the year ended March 31, 1998.

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                                MARCH 31
                                          --------------------
                                            1997       1998
                                          ---------  ---------
Note payable to a financial institution
  in monthly installments
  of $13,301 including interest at a
  rate equal to 30-day
  commercial paper plus 2.2%, secured by
  equipment due 2002....................  $     681  $     570
Note payable to former shareholder
  payable in monthly installments of
  $35,335 including interest of 8.0%,
  due 2006..............................      2,798      2,591
                                          ---------  ---------
                                              3,479      3,161
Less -- Current portion.................       (319)      (342)
                                          ---------  ---------
                                          $   3,160  $   2,819
                                          =========  =========

     The aggregate maturities of long-term debt at March 31, 1998, are as follows (in thousands):

Year ending March 31 --
     1999...............................        345
     2000...............................        374
     2001...............................        404
     2002...............................        437
     2003...............................        337
     Thereafter.........................      1,264
                                          ---------
          Total.........................  $   3,161
                                          =========

6.  INCOME TAXES:

The components of the provision for income taxes are as follows (in thousands):

                                             YEAR ENDED MARCH 31
                                       -------------------------------
                                         1996       1997       1998
                                       ---------  ---------  ---------
Federal --
     Current.........................  $     472  $     729  $   1,035
     Deferred........................        287       (264)       203
                                       ---------  ---------  ---------
                                             759        465      1,238
                                       ---------  ---------  ---------
State --
     Current.........................        117        131        182
     Deferred........................         20        (43)        34
                                       ---------  ---------  ---------
                                             137         88        216
                                       ---------  ---------  ---------
          Total provision............  $     896  $     553  $   1,454
                                       =========  =========  =========

                                  TREES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The provision for income taxes differs from an amount computed at the statutory rate as follows (in thousands):

                                             YEAR ENDED MARCH 31
                                       -------------------------------
                                         1996       1997       1998
                                       ---------  ---------  ---------
Federal income tax at statutory
  rates..............................  $     846  $     502  $   1,330
State income taxes...................         89         57        137
Nondeductible expenses...............         24         50         39
Other................................        (63)       (56)       (52)
                                       ---------  ---------  ---------
                                       $     896  $     553  $   1,454
                                       =========  =========  =========

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                        MARCH 31,      MARCH 31,
                                          1997            1998
                                        ---------     ------------
Deferred tax assets --
     Accrued expenses................    $   698        $    280
     Allowance for doubtful
     accounts........................         81              84
     State taxes.....................         50              62
     Other...........................         40             109
                                        ---------     ------------
          Total deferred tax
          assets.....................        869             535
                                        ---------     ------------
Deferred tax liabilities --
     Bases differences in property
       and equipment.................     (1,986)         (1,888)
                                        ---------     ------------
          Total deferred tax
          liabilities................     (1,986)         (1,888)
                                        ---------     ------------
          Net deferred tax
          liability..................    $(1,117)       $ (1,353)
                                        =========     ============

7.  RELATED-PARTY TRANSACTIONS:

     The Company makes lease payments to an affiliate for equipment. Total payments made under this lease agreement were approximately $109,000, $81,000 and $85,000 for the years ended March 31, 1996, 1997 and 1998, respectively.

     The Company purchases tools, equipment and supplies from a company owned by the shareholders of the Company. Purchases for the years ended March 31, 1996, 1997 and 1998, were approximately $420,000, $289,000 and $579,000, respectively.

                                  TREES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases equipment and vehicles under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2003. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending March 31 --
     1999............................  $   1,413
     2000............................      1,278
     2001............................      1,273
     2002............................      1,257
     2003............................      1,184
     Thereafter......................         70
                                       ---------
                                       $   6,475
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $701,000, $324,000 and $572,000 for the years ended March 31, 1996, 1997 and 1998, respectively.

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a standard range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

     The Company is self-insured for medical claims up to $50,000 per year per covered individual. Additionally, the Company is responsible for workers' compensation claims up to $350,000 per accident. Claims in excess of these amounts are covered by a stop-loss policy. Under the state's policy, the Company has several letters of credit totaling $1,328,000 which expire March 31, 1999. The Company has recorded reserves for its portion of self-insured claims based on estimated claims incurred through March 31, 1996, 1997 and 1998.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Company maintains a 401(k) employee savings and retirement plan (the
Plan) which provides that all qualified employees may defer the maximum income allowed under current tax law and the Company will match a predetermined percentage of the first 3 percent of elective deferrals. The Company's policy is to fund the matching contribution on an annual basis. The matching contribution for fiscal 1996 and 1997 was approximately $29,000 and $31,000, respectively, and is included in accrued expenses at March 31, 1996 and 1997. No matching contributions were made during the year ended March 31, 1998. In addition to the matching contribution, the Company may make discretionary contributions allocated to eligible participants. No discretionary contributions were made for fiscal 1996, 1997 or 1998.

                                  TREES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  EXECUTIVE BENEFIT PLAN

     The Company has established executive retirement and survivor benefit agreements for certain executives of the Company, providing for fiscal annual benefits payable over a period of 10 years in the event of the employee's death, disability or retirement at age 65. A portion of the future liability is being funded by investing in life insurance policies with a cash surrender value of $322,000 and $344,000 at March 31, 1997 and 1998. The cost of these benefits is being charged to expense and accrued using a present value method over the expected terms of employment. The charge to expense was approximately $137,000 each of the years ended March 31, 1996, 1997 and 1998. The Company's obligation under the Plan is $412,000 and $549,000 at March 31, 1997 and 1998.

9. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1998, the Company and its shareholders entered into a definitive agreement with a wholly owned subsidiary of LandCare providing for the merger of the Company with the subsidiary of LandCare (the Merger). Equipment of approximately $26,000, which is included in the balance sheet at March 31, 1998, will be distributed to the shareholders. Had these distributions been made at March 31, 1998, the effect on the Company's balance sheet would have been to decrease shareholders' equity by approximately $26,000. In addition, selling, general and administrative expenses would have been reduced by approximately $6,000 assuming the transaction had occurred January 1, 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Four Seasons Landscape and Maintenance, Inc.:

     We have audited the accompanying balance sheets of Four Seasons Landscape and Maintenance, Inc. as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Four Seasons Landscape and Maintenance, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 13, 1998

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                           DECEMBER 31
                                       --------------------     MARCH 31
                                         1996       1997          1998
                                       ---------  ---------   ------------
                                                              (UNAUDITED)

               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $     120  $     397      $  770
     Accounts receivable, net........        937      1,480       1,132
     Inventories.....................         23         36         148
     Deferred tax asset..............        212        165         165
     Other current assets............         66         50         256
                                       ---------  ---------   ------------
          Total current assets.......      1,358      2,128       2,471
PROPERTY AND EQUIPMENT, net..........      1,189      1,240       1,232
OTHER ASSETS.........................         17         25          36
                                       ---------  ---------   ------------
          Total assets...............  $   2,564  $   3,393      $3,739
                                       =========  =========   ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses......................  $   1,227  $   1,604      $1,921
     Line of credit..................        200     --              75
     Current maturities of long-term
       debt..........................        109         38          39
     Other current liabilities.......         33         33          33
                                       ---------  ---------   ------------
          Total current
             liabilities.............      1,569      1,675       2,068
LONG-TERM DEBT, net..................        147        103          93
DEFERRED TAX LIABILITY...............        242        286         309
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value,
       100,000 shares authorized,
       1215.5 shares issued and
       outstanding...................          1          1           1
     Additional paid-in capital......         11         11          11
     Retained earnings...............        594      1,317       1,257
                                       ---------  ---------   ------------
          Total shareholders'
             equity..................        606      1,329       1,269
                                       ---------  ---------   ------------
          Total liabilities and
             shareholders' equity....  $   2,564  $   3,393      $3,739
                                       =========  =========   ============

   The accompanying notes are an integral part of these financial statements.

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                         THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31             MARCH 31
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
REVENUES.............................  $  12,000  $  13,367  $  16,066  $   3,529  $   3,830
COST OF SERVICES.....................      9,255     10,106     11,067      2,467      2,547
                                       ---------  ---------  ---------  ---------  ---------
          Gross profit...............      2,745      3,261      4,999      1,062      1,283
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      2,829      3,319      3,754        965      1,385
                                       ---------  ---------  ---------  ---------  ---------
          Income (loss) from
           operations................        (84)       (58)     1,245         97       (102)
OTHER INCOME (EXPENSE):
  Interest expense...................        (37)       (43)       (37)       (12)        (3)
  Other income (expense), net........         (9)        12         (9)       (15)         5
                                       ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES..         (130)       (89)     1,199         70       (100)
INCOME TAX PROVISION (BENEFIT).......        (65)       (50)       476         28        (40)
                                       ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS)....................  $     (65) $     (39) $     723  $      42  $     (60)
                                       =========  =========  =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                   ADDITIONAL                       TOTAL
                                        COMMON       PAID-IN       RETAINED     SHAREHOLDERS'
                                         STOCK       CAPITAL       EARNINGS        EQUITY
                                        -------    -----------    ----------    -------------
BALANCE, December 31, 1994...........     $ 1       $      11       $  698         $   710
  Net loss...........................    --            --              (65)            (65)
                                        -------    -----------    ----------    -------------
BALANCE, December 31, 1995...........       1              11          633             645
  Net loss...........................    --            --              (39)            (39)
                                        -------    -----------    ----------    -------------
BALANCE, December 31, 1996...........       1              11          594             606
  Net income.........................    --            --              723             723
                                        -------    -----------    ----------    -------------
BALANCE, December 31, 1997...........       1              11        1,317           1,329
     Net loss (unaudited)............    --            --              (60)            (60)
                                        -------    -----------    ----------    -------------
BALANCE, March 31, 1998
  (unaudited)........................     $ 1       $      11       $1,257         $ 1,269
                                        =======    ===========    ==========    =============

   The accompanying notes are an integral part of these financial statements.

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                         THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31             MARCH 31
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $     (65) $     (39) $     723  $      42  $     (60)
     Adjustments to reconcile net
       income (loss) to net cash
       provided by operating
       activities --
          Depreciation...............        404        331        319         71         82
          Losses on sales of
             assets..................         (6)       (15)       (13)    --         --
          Deferred income tax
             provision (benefit).....        (29)       (24)        92        (30)        23
          Changes in assets and
             liabilities --
               Accounts receivable,
                  net................       (278)        49       (543)      (103)       348
               Inventories...........          2         27        (13)       (13)      (112)
               Other assets..........         20         24          7         14       (217)
               Accounts payable and
                  accrued expenses...        125        109        377        280        317
               Other, net............         14         (2)         1        (41)    --
                                       ---------  ---------  ---------  ---------  ---------
                     Net cash
                       provided by
                       operating
                       activities....        187        460        950        220        381
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sales of property
       and equipment.................     --         --             30     --         --
     Purchases of property and
       equipment.....................       (310)      (553)      (394)       (21)       (74)
                                       ---------  ---------  ---------  ---------  ---------
                     Net cash used in
                       investing
                       activities....       (310)      (553)      (364)       (21)       (74)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from line of credit and
       long-term debt................        175        225     --         --             75
     Payments on line of credit and
       long-term debt................       (105)      (132)      (309)      (241)        (9)
                                       ---------  ---------  ---------  ---------  ---------
                     Net cash
                       provided by
                       (used in)
                       financing
                       activities....         70         93       (309)      (241)        66
                                       ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH......        (53)    --            277        (42)       373
CASH, beginning of period............        173        120        120        120        397
                                       ---------  ---------  ---------  ---------  ---------
CASH, end of period..................  $     120  $     120  $     397  $      78  $     770
                                       =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the year for --
          Interest...................  $      37  $      43  $      37  $      12  $       3
          Income taxes...............          4         27          7     --         --

   The accompanying notes are an integral part of these financial statements.

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Four Seasons Landscape and Maintenance, Inc. (the Company), a California corporation, headquartered in Foster City, California, was founded in 1973 and operates primarily in northern California with six branches in the Bay Area and two branches in Sacramento. The Company provides commercial landscape maintenance and offers commercial tree maintenance services for its customers.

     The Company and its shareholders intend to enter into a definitive agreement with LandCare USA, Inc. (LandCare), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of LandCare's common stock (the Merger) concurrently with the consummation of an initial public offering of the common stock of LandCare.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998 and for each of the three months ended March 31, 1997 and 1998 are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company maintains an allowance for doubtful accounts based upon the estimated collectibility of all accounts receivable.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     The Company's revenues consist of landscape maintenance revenues. The Company's landscape maintenance contracts are for terms of one to two years and payments to the Company are remitted in equal

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

monthly payments over the term of the contract. Revenues from landscape maintenance contracts are recognized on the straight-line method while costs incurred under the contracts can be expected to vary materially based on seasonal factors. Monthly maintenance payments are recognized as revenue as they become due because the contracts are fully cancelable without cause upon notice of sixty days or less by either the Company or the customer. Should the Company elect to cancel a contract, the Company would have no obligation to perform services or refund payments (other than for nonperformance prior to cancellation), notwithstanding that the customer recognizes that the level of service varies on a monthly basis.

  COST OF SERVICES

     Cost of services represents direct labor and associated costs (such as benefits and workers' compensation expense), materials, supervisory personnel and equipment and vehicle costs, such as fuel, insurance and depreciation.

  WARRANTY COSTS

     For certain contracts, the Company warrants plant life up to 90 days after installation. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  SEASONALITY

     The Company has experienced and expects to continue to experience variability in revenue and net income as a result of the seasonal nature of the Company's business. Generally, the Company's revenues from landscape maintenance contracts remain relatively constant throughout the year; however, the related cost of services varies due to seasonality. As a result, the gross margin from landscape maintenance contracts can vary seasonally.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, a line of credit and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates fair value.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 for the year ended December 31, 1998.

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

Property and equipment consist of the following (in thousands):

                                            ESTIMATED         DECEMBER 31
                                           USEFUL LIVES   --------------------
                                             IN YEARS       1996       1997
                                           ------------   ---------  ---------
Transportation equipment................          5       $   1,700  $   1,801
Machinery and equipment.................       5-10             608        724
Leasehold improvements..................       5-10             216        230
Office furniture and equipment..........          5              85        170
                                                          ---------  ---------
          Total.........................                      2,609      2,925
Less -- Accumulated depreciation........                     (1,420)    (1,685)
                                                          ---------  ---------
          Property and equipment, net...                  $   1,189  $   1,240
                                                          =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

Accounts receivable consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------
                                            1996       1997
                                          ---------  ---------
Accounts receivable, trade..............  $     973  $   1,569
Income tax refund.......................         41     --
Accounts receivable, other..............         16         11
Allowance for doubtful accounts.........        (93)      (100)
                                          ---------  ---------
                                          $     937  $   1,480
                                          =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $     408  $     484
Accrued compensation and benefits....        583        611
Accrued insurance premiums...........        136         65
Income tax payable...................     --            344
Warranty accrual.....................        100        100
                                       ---------  ---------
                                       $   1,227  $   1,604
                                       =========  =========

5.  LINE OF CREDIT AND LONG-TERM DEBT:

  LINE OF CREDIT

     The Company has a $600,000 line of credit with a financial institution that is secured by accounts receivable, other rights to payment, general intangibles, inventory and equipment. In addition, it is guaranteed by shareholders of the Company. Interest is at the financial institution's prime rate plus .75 percent, which was 9 percent at December 31, 1996. The line of credit expires on September 1, 1998, and there was a total of $200,000 and no amounts outstanding on the line at December 31, 1996 and 1997, respectively. Subsequent to December 31, 1997, the Company has drawn down $75,000 on its line of credit.

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                              DECEMBER 31
                                          --------------------
                                            1996       1997
                                          ---------  ---------
Note payable to a financial institution
  in monthly installments of $4,123
  including interest at 8.71%, secured
  by accounts receivable, other rights
  to payment, general intangibles,
  inventory and equipment due 2001......  $     177  $     141
Notes payable to a financial institution
  in total monthly installments of
  $9,436 including interest at 8.25%,
  secured by accounts receivable, other
  rights to payment, general
  intangibles, inventory and equipment
  due 1997..............................         79     --
                                          ---------  ---------
                                                256        141
Less -- Current portion.................       (109)       (38)
                                          ---------  ---------
                                          $     147  $     103
                                          =========  =========

     The aggregate maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

Year ending December 31 --
     1998...............................  $      38
     1999...............................         42
     2000...............................         45
     2001...............................         16
                                          ---------
                                          $     141
                                          =========

6.  INCOME TAXES:

     The components of the provision for income taxes are as follows (in thousands):

                                                 DECEMBER 31
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
Federal --
     Current.........................  $     (33) $     (25) $     296
     Deferred........................        (23)       (19)        72
                                       ---------  ---------  ---------
                                             (56)       (44)       368
                                       ---------  ---------  ---------
State --
     Current.........................         (3)        (1)        88
     Deferred........................         (6)        (5)        20
                                       ---------  ---------  ---------
                                              (9)        (6)       108
                                       ---------  ---------  ---------
          Total provision............  $     (65) $     (50) $     476
                                       =========  =========  =========

     The provision for income taxes differs from an amount computed at the statutory rate as follows (in thousands):

                                                 DECEMBER 31
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
Federal income tax at statutory
  rates..............................  $     (46) $     (31) $     419
State income taxes...................         (6)        (4)        70
Fuel tax credit......................        (21)       (23)       (22)
Nondeductible expenses...............          8          8          9
                                       ---------  ---------  ---------
                                       $     (65) $     (50) $     476
                                       =========  =========  =========

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Deferred tax assets --
     Accrued expenses................  $     176  $     139
     Allowance for doubtful
       accounts......................         54         44
     State taxes.....................          4         11
                                       ---------  ---------
          Total deferred tax
             assets..................        234        194
                                       ---------  ---------
Deferred tax liabilities --
     Bases differences in property
       and equipment.................       (142)      (193)
     Other...........................       (122)      (122)
                                       ---------  ---------
          Total deferred tax
             liabilities.............       (264)      (315)
                                       ---------  ---------
          Net deferred tax
             liability...............  $     (30) $    (121)
                                       =========  =========

7.  RELATED-PARTY TRANSACTIONS:

     The Company leases facilities from companies whose owners are shareholders of the Company. The total amount of rent expense incurred under these leases was $185,110, $218,899 and $228,239 for the years ended December 31, 1995, 1996 and
1997, respectively.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases various facilities, equipment and vehicles under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2002. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1998............................  $     273
     1999............................        206
     2000............................        143
     2001............................         70
     2002............................         12
                                       ---------
                                       $     704
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was $215,460, $251,778 and $301,480 for the years ended December 31, 1995, 1996 and 1997, respectively.

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a standard range of insurance coverage, including business auto liability, general liability, workers' compensation, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

     From May 1, 1996, through April 30, 1997, the Company was self-insured for medical claims up to $35,000 per year per covered individual with a maximum payout of approximately $250,000. Claims in excess of this amount were covered by a stop loss policy. The Company has recorded reserves for its portion of self-insured claims based on estimated claims.

                  FOUR SEASONS LANDSCAPE AND MAINTENANCE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Company offers its employees a 401(k) profit-sharing plan (the Plan) which covers all employees at least 21 years of age who have completed at least one year of service subsequent to employment. The Plan allows for employee contributions through salary reductions up to the statutory limits. Employer matching contributions are made at 20 percent of the employee's contribution and were $19,000, $20,000 and $23,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

  STOCK AWARD INCENTIVE PROGRAM

     In May 1997, the Company instituted a stock award incentive program that authorizes the shareholders of the Company to grant up to 135 shares to participants at the shareholders' discretion. The shares are not distributed except in the event of a change in control. If a change in control occurs, participants become fully vested immediately prior to the change and shares of common stock are issued. If a change in control does not occur, the shares earn cash value over a five-year vesting period from the date of grant. The cash value earned as of December 31, 1997 was de minimus. As of March 31, 1998, the Company has recorded compensation expense of approximately $200,000 to recognize the effect of the pending Merger.

9. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1998, the Company and its shareholders entered into a definitive agreement with a wholly owned subsidiary of LandCare, providing for the merger of the Company with the subsidiary of LandCare. Equipment of approximately $34,000, which is included in the balance sheet at December 31, 1997, will be distributed to the shareholders. Had these distributions been made at December 31, 1997, the effect on the Company's balance sheet would have been to decrease shareholders' equity by aproximately $34,000. In addition, selling, general and administrative expenses would have been reduced by approximately $16,000 assuming the transactions had occurred January 1, 1997.

     Concurrently with the Merger, the Company will enter into an agreement with the shareholders to lease land used in the Company's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Southern Tree & Landscape Co., Inc.:

     We have audited the accompanying balance sheet of Southern Tree & Landscape Co., Inc., as of December 31, 1997, and the related statements of operations, shareholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Tree & Landscape Co., Inc., as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 20, 1998

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                           DECEMBER 31       MARCH 31
                                               1997            1998
                                           ------------    ------------
                                                           (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
     Cash...............................      $   49          $    9
     Accounts receivable, net...........       1,810           1,867
     Inventories........................         619             704
     Deferred tax asset.................          77              77
     Other current assets...............         305             426
                                           ------------    ------------
          Total current assets..........       2,860           3,083
PROPERTY AND EQUIPMENT, net.............       2,146           2,115
                                           ------------    ------------
          Total assets..................      $5,006          $5,198
                                           ============    ============
  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses..........................      $1,754           1,489
     Lines of credit....................       1,858           1,858
     Payable to related parties.........          39             333
     Current maturities of long-term
      debt..............................         346             344
     Other current liabilities..........      --                  34
                                           ------------    ------------
          Total current liabilities.....       3,997           4,058
LONG-TERM DEBT, net.....................         820             759
DEFERRED TAX LIABILITY..................          72             134
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value, 100,000
      shares authorized, 2,900 shares
      issued and outstanding............           3               3
     Retained earnings..................         114             244
                                           ------------    ------------
          Total shareholders' equity....         117             247
                                           ------------    ------------
          Total liabilities and
             shareholders' equity.......      $5,006          $5,198
                                           ============    ============

   The accompanying notes are an integral part of these financial statements.

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                            THREE MONTHS ENDED
                                                                 MARCH 31
                                          YEAR ENDED       --------------------
                                       DECEMBER 31, 1997     1997       1998
                                       -----------------   ---------  ---------
                                                               (UNAUDITED)
REVENUES.............................       $14,176        $   3,368  $   3,502
COST OF SERVICES.....................        11,617            2,651      2,675
                                       -----------------   ---------  ---------
          Gross profit...............         2,559              717        827
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................         1,766              475        514
                                       -----------------   ---------  ---------
          Income from operations.....           793              242        313
OTHER INCOME (EXPENSE):
     Interest expense................          (429)            (106)       (95)
     Other income, net...............            26                6     --
                                       -----------------   ---------  ---------
INCOME BEFORE INCOME TAXES...........           390              142        218
INCOME TAX PROVISION.................           158               58         88
                                       -----------------   ---------  ---------
NET INCOME...........................       $   232        $      84  $     130
                                       =================   =========  =========

   The accompanying notes are an integral part of these financial statements.

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                  RETAINED           TOTAL
                                        COMMON    EARNINGS       SHAREHOLDERS'
                                        STOCK     (DEFICIT)    EQUITY (DEFICIT)
                                        ------    ---------    -----------------
BALANCE, December 31, 1996...........    $  3      $  (118)         $  (115)
     Net income......................    --            232              232
                                        ------    ---------         -------
BALANCE, December 31, 1997...........       3          114              117
     Net income (unaudited)..........    --            130              130
                                        ------    ---------         -------
BALANCE, March 31, 1998
  (unaudited)........................    $  3      $   244          $   247
                                        ======    =========         =======

   The accompanying notes are an integral part of these financial statements.

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                           THREE MONTHS
                                                              ENDED
                                         YEAR ENDED          MARCH 31
                                        DECEMBER 31    --------------------
                                            1997         1997       1998
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................     $    232     $      84  $     130
  Adjustments to reconcile net income
     to net cash provided by
     operating activities --
     Depreciation....................          311            62         93
     Loss on sale of property and
     equipment.......................            5        --         --
     Deferred income tax provision...          (87)       --             62
     Changes in assets and
      liabilities --
       Accounts receivable, net......         (106)           (1)       (57)
       Inventories...................          (37)          (77)       (85)
       Other current assets..........         (174)          (66)      (121)
       Accounts payable and accrued
         expenses....................          312           (63)      (265)
       Payable to related parties....           39            14        294
       Other current liabilities.....       --            --             34
                                        ------------   ---------  ---------
          Net cash provided by
            operating activities.....          495           (47)        85
                                        ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of property and
    equipment........................            2        --         --
  Purchases of property and
    equipment........................       (1,130)         (112)       (62)
                                        ------------   ---------  ---------
          Net cash used in investing
            activities...............       (1,128)         (112)       (62)
                                        ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from lines of credit and
     long-term debt..................          843           259     --
  Payments on lines of credit and
     long-term debt..................         (176)         (115)       (63)
                                        ------------   ---------  ---------
          Net cash provided by
          financing activities.......          667           144        (63)
                                        ------------   ---------  ---------
NET INCREASE IN CASH.................           34           (15)       (40)
CASH, beginning of year..............           15            15         49
                                        ------------   ---------  ---------
CASH, end of year....................     $     49     $  --      $       9
                                        ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid during the year for --
     Interest........................     $    429     $     101  $      95

   The accompanying notes are an integral part of these financial statements.

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Southern Tree & Landscape Co., Inc. (the Company), a North Carolina corporation headquartered in Charlotte, North Carolina, was founded in 1977 and operates primarily in North Carolina and South Carolina with four branches in North Carolina and one branch in South Carolina. The Company provides commercial landscape installation and maintenance and also offers commercial tree services for customers. The Company is a subsidiary of Southern Shade Tree Co. (the Parent).

     Effective December 31, 1997, the Company and the Parent entered into a reorganization in which certain net assets of the Parent were transferred to the Company in exchange for 1,900 shares of the Company's common stock. The transaction was accounted for as a reorganization of companies under common control in a manner similar to a pooling of interests. After the reorganization, approximately 83% of the Company was owned by the Parent.

     The Company had a working capital deficit at December 31, 1997 and March 31, 1998. The Company has funded its operations with cash flows from operations and short-term borrowings from lenders. Management expects that operations will generate sufficient cash flows to meet the Company's working capital needs during 1998.

     The Company and its shareholders intend to enter into a definitive agreement with LandCare USA, Inc. (LandCare), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of LandCare's common stock concurrently with the consummation of an initial public offering of the common stock of LandCare.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998 and for each of the three months ended March 31, 1997 and 1998 are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company maintains an allowance for doubtful accounts based upon the estimated collectibility of all accounts receivable.

  INVENTORIES

     Inventories consist primarily of trees and shrubs held for use in the ordinary course of business and are stated at the lower of cost or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  REVENUE RECOGNITION

     The Company's revenues consist of maintenance revenues and installation revenues. The Company's landscape maintenance contracts are for one year and payments to the Company are remitted in equal monthly payments over the term of the contract. Revenues from maintenance contracts are recognized on the straight-line method while costs incurred under the contracts can be expected to vary materially based on seasonal factors. Monthly maintenance payments are recognized as revenue as they become due because the contracts are fully cancelable without cause upon notice of sixty days or less by either the Company or the customer. Should the Company elect to cancel a contract, the Company would have no obligation to perform services or refund payments (other than for nonperformance prior to cancellation), notwithstanding that the customer recognizes that the level of service varies on a monthly basis.

     Revenues from installation contracts are recognized when the services are performed and billable under the terms of the applicable contract. The balances billed but not paid by customers pursuant to retainage provisions in installation contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  COST OF SERVICES

     Cost of services represents direct labor and associated costs (such as benefits and workers' compensation expense), materials, supervisory personnel, and equipment and vehicle costs, such as fuel, insurance and depreciation.

  WARRANTY COSTS

     For certain contracts, the Company warrants plant life up to a year after installation. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  SEASONALITY

     The Company has experienced and expects to continue to experience variability in revenue and net income as a result of the seasonal nature of the Company's business. Revenues from landscape maintenance contracts remain relatively constant throughout the year; however, the related cost of services vary due to seasonality. As a result, the gross margin from landscape maintenance contracts can vary seasonally.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable, accounts payable, lines of credit and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 for the year ended December 31, 1998.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                             ESTIMATED
                                           USEFUL LIVES     DECEMBER 31
                                             IN YEARS           1997
                                           -------------    ------------
Machinery and equipment.................       5-10           $  1,914
Transportation equipment................         5                 804
Leasehold improvements..................   Life of lease           423
Office furniture and equipment..........         5                 345
Buildings and improvements..............        30                  90
                                                            ------------
          Total.........................                         3,576
Less -- Accumulated depreciation........                        (1,430)
                                                            ------------
          Property and equipment, net...                      $  2,146
                                                            ============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                                            DECEMBER 31
                                                                1997
                                                            ------------
Accounts receivable, trade..............................      $  1,854
Retainage...............................................            35
Allowance for doubtful accounts.........................           (79)
                                                            ------------
                                                              $  1,810
                                                            ============

     Other current assets consist of the following (in thousands):

                                                            DECEMBER 31
                                                                1997
                                                            ------------
Prepaid expenses........................................      $    189
Advance to related party................................            83
Other current assets....................................            33
                                                            ------------
                                                              $    305
                                                            ============

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Accounts payable and accrued expenses consist of the following (in thousands):

                                                            DECEMBER 31,
                                                                1997
                                                            ------------
Accounts payable, trade.................................      $  1,319
Income tax payable......................................           188
Warranty accrual........................................           123
Accrued compensation and benefits.......................            64
Other accrued expenses..................................            60
                                                            ------------
                                                              $  1,754
                                                            ============

5.  LINES OF CREDIT AND LONG-TERM DEBT:

  LINES OF CREDIT

     The Company and the Parent jointly obtained lines of credit and a term loan with a financial institution. The maximum amount allowed to the Company under the $1.6 million line of credit held jointly with the Parent is $1.2 million, with the remainder available to the Parent. The Company also has a $650,000 line of credit with the same financial institution. The lines of credit are secured by accounts receivable, other rights to payment, general intangibles, inventory and equipment. The lines of credit are also guaranteed by shareholders of the Company. The lines of credit are cross collateralized between the Company and the Parent. The interest rate on the lines of credit is at the financial institutions prime rate plus one percent, which was 9.5 percent at December 31, 1997. The lines of credit expire on November 30, 1998. The Company had $1.2 million and $650,000 outstanding at December 31, 1997.

     Under the lines of credit and term loan agreement, the Company is required to comply with certain financial covenants and restrictions. As the Company and the Parent jointly hold the lines of credit and term loan, a violation of covenants by one entity may cause the other entity to be in default. The Company was not in compliance with certain covenants as of December 31, 1997. Subsequent to December 31, 1997, the Company obtained waivers for all covenant violations.

  LONG-TERM DEBT

     Long-term debt as of December 31, 1997, consists of the following (in thousands):

Notes payable to various financial
  institutions in total monthly
  installments of approximately
  $20,329 including interest ranging
  from 8.99% to 10.5%, secured by
  certain vehicles, machinery and
  equipment with payments due in
  varying maturities ranging from
  1998-2002..........................  $     538
Notes payable to other creditors in
  total monthly installments of
  approximately $2,265 including
  interest ranging from 8.53% to 10%,
  secured by certain vehicles,
  machinery and equipment with
  payments due in varying maturities
  ranging from 1998-2001.............         99
Lease payable to various leasing
  companies in total monthly
  installments of approximately
  $19,608 including interest ranging
  from 8.88% to 21%, secured by
  certain vehicles, machinery and
  equipment with payments due in
  varying maturities ranging from
  1998-2002..........................        529
                                       ---------
          Total......................      1,166
Less -- Current portion..............       (346)
                                       ---------
                                       $     820
                                       =========

     On January 26, 1998, the Company entered into a debt agreement with a shareholder. Under the terms of this agreement, the Company borrowed $125,000 with a 12 percent interest rate. The note matures on April 26, 1998.

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

Year ending December 31-
     1998............................  $     346
     1999............................        244
     2000............................        226
     2001............................        194
     2002............................        156
                                       ---------
                                       $   1,166
                                       =========

6.  INCOME TAXES:

     The components of the provision for income taxes as of December 31, 1997, are as follows (in thousands):

Federal --
     Current.........................  $     199
     Deferred........................        (71)
                                       ---------
                                             128
                                       ---------
State --
     Current.........................         47
     Deferred........................        (17)
                                       ---------
                                              30
                                       ---------
          Total provision............  $     158
                                       =========

     The provision for income taxes as of December 31, 1997, differs from an amount computed at the statutory rate as follows (in thousands):

Federal income tax at statutory
rates................................  $     137
State income taxes...................         19
Nondeductible expenses...............          2
                                       ---------
                                       $     158
                                       =========

     The significant items giving rise to the deferred tax assets and liabilities as of December 31, 1997, are as follows (in thousands):

Deferred tax assets --
     Accrued expenses................  $     101
     Net operating loss
     carryforward....................         62
     Other...........................          3
                                       ---------
       Total deferred tax
        assets.......................        166
                                       ---------
Deferred tax liabilities --
     Bases differences in property
      and equipment..................        135
     Other...........................         26
                                       ---------
      Total deferred tax
        liabilities..................        161
                                       ---------
          Net deferred tax asset.....  $       5
                                       =========

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  RELATED-PARTY TRANSACTIONS:

     The Company leases a facility under an operating lease from an entity owned by shareholders of the Company. Rent expense on the lease was approximately $66,000 for the year ended December 31, 1997.

     During the year ended December 31, 1997, the Company purchased equipment parts and supplies of approximately $57,000 from an affiliated entity.

     The Company reimburses the Parent for various administrative services performed by the Parent on behalf of the Company. In 1997, such payments totaled approximately $370,000. As of December 31, 1997, the Company made advances of approximately $83,000 to the Parent for expenses paid and services performed by the Parent.

     During the year ended December 31, 1997, the Company purchased inventory of approximately $113,000 from an affiliated entity. At March 31, 1998, approximately $193,000 was owed to the Parent for expenses paid and services performed by the Parent.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases various facilities, equipment and vehicles under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2002. Certain lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
          1998.......................        747
          1999.......................        659
          2000.......................        430
          2001.......................        142
          2002.......................         77
                                       ---------
                                       $   2,055
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $844,000 for the year ended December 31, 1997.

  STOCK REDEMPTION AGREEMENTS

     Under the terms of the stock redemption agreements executed in August 1997, if a shareholder desires to dispose of his shares of common stock (Offered Shares), the Company has the exclusive right to purchase the Offered Shares within 30 days from the shareholder. If the Company does not elect to purchase the Offered Shares, the remaining shareholders have 30 days to purchase the portion of the Offered Shares not purchased by the Company.

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

                      SOUTHERN TREE & LANDSCAPE CO., INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  INSURANCE

     The Company carries a standard range of insurance coverage, including business auto liability, general liability, workers' compensation, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Company participates in a 401(k) profit-sharing plan (the Plan) with related companies which covers eligible employees at least 21 years of age who have completed at least one-half year of service. The Plan allows for employee contributions through salary reductions of up to 20 percent of total compensation, subject to the statutory limits. The Company matches 25 percent of the employee's contribution, up to 4 percent of the employee's total compensation. Employer matching contributions totaled approximately $11,000 for 1997. The Company did not make any discretionary profit-sharing contributions in 1997.

9. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1998, the Company and its shareholders entered into a definitive agreement with a wholly owned subsidiary of LandCare, providing for the merger of the Company with the subsidiary of LandCare (the Merger).

     Concurrently with the Merger, the Company will enter into an agreement with the shareholders to lease a building used in the Company's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To D.R. Church Landscape Co., Inc.:

     We have audited the accompanying consolidated balance sheets of D.R. Church Landscape Co., Inc., and subsidiary, as of December 31, 1996 and 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of D.R. Church Landscape Co., Inc., and subsidiary as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 13, 1998

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           DECEMBER 31
                                       --------------------      MARCH 31
                                         1996       1997           1998
                                       ---------  ---------     -----------
                                                                (UNAUDITED)

               ASSETS
CURRENT ASSETS:
     Cash............................  $      22  $     136       $   649
     Accounts receivable, net........      2,077      2,971         1,338
     Related party receivable........     --         --                25
     Inventories.....................         96        134           209
     Deferred tax asset..............        411        136           136
                                       ---------  ---------     -----------
          Total current assets.......      2,606      3,377         2,357
PROPERTY AND EQUIPMENT, net..........      1,482      1,917         1,976
DEFERRED TAX ASSET...................     --            243           238
OTHER ASSETS.........................        203         75           144
                                       ---------  ---------     -----------
          Total assets...............  $   4,291  $   5,612       $ 4,715
                                       =========  =========     ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
     expenses........................  $   1,091  $   1,560       $ 1,130
     Line of credit..................        551        140        --
     Current maturities of long-term
     debt............................        282        366           486
     Current maturities of long-term
       payable to related parties....     --            106             5
                                       ---------  ---------     -----------
          Total current
          liabilities................      1,924      2,172         1,621
LONG-TERM DEBT, net..................        589        765           736
LONG-TERM PAYABLE TO RELATED PARTIES,
  net................................     --             15            15
DEFERRED TAX LIABILITY...............         16     --            --
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, no par value,
       150,000 shares authorized,
       65,076, 62,878 and 61,961
       shares issued, 62,446, 62,253
       and 61,035 shares
       outstanding...................          6          6             6
     Retained earnings...............      1,824      2,677         2,372
     Treasury stock, 2,630, 625 and
       926 shares, at cost...........        (68)       (23)          (35)
                                       ---------  ---------     -----------
        Total shareholders'
          equity.....................      1,762      2,660         2,343
                                       ---------  ---------     -----------
        Total liabilities and
          shareholders' equity.......  $   4,291  $   5,612       $ 4,715
                                       =========  =========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                         THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31             MARCH 31
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
REVENUES.............................  $   9,141  $  10,951  $  13,257  $     946        963
COST OF SERVICES.....................      6,121      7,624      8,906        803        787
                                       ---------  ---------  ---------  ---------  ---------
          Gross profit...............      3,020      3,327      4,351        143        176
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      2,136      3,591      2,864        590        661
                                       ---------  ---------  ---------  ---------  ---------
          Income (loss) from
             operations..............        884       (264)     1,487       (447)      (485)
OTHER INCOME (EXPENSE):
     Interest expense................        (94)      (117)      (184)       (32)       (31)
     Other income, net...............         37         78         97         18         14
                                       ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES....        827       (303)     1,400       (461)      (502)
INCOME TAX PROVISION (BENEFIT).......        329       (120)       547       (170)      (197)
                                       ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS)....................  $     498  $    (183) $     853  $    (291) $    (305)
                                       =========  =========  =========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                  TOTAL
                                           COMMON    RETAINED     TREASURY    SHAREHOLDERS'
                                           STOCK     EARNINGS      STOCK         EQUITY
                                           ------    ---------    --------    -------------
BALANCE, December 31, 1994..............    $  6      $ 1,509      $--           $ 1,515
     Repurchase of common stock.........    --          --             (3)            (3)
     Net income.........................    --            498       --               498
                                           ------    ---------    --------    -------------
BALANCE, December 31, 1995..............       6        2,007          (3)         2,010
     Repurchase of common stock.........    --          --            (65)           (65)
     Net loss...........................    --           (183)      --              (183)
                                           ------    ---------    --------    -------------
BALANCE, December 31, 1996..............       6        1,824         (68)         1,762
     Sale of common stock held in
       treasury.........................    --          --             45             45
     Net income.........................    --            853       --               853
                                           ------    ---------    --------    -------------
BALANCE, December 31, 1997..............       6        2,677         (23)         2,660
     Repurchase of common stock
       (unaudited)......................    --          --            (12)           (12)
     Net loss (unaudited)...............    --           (305)      --              (305)
                                           ------    ---------    --------    -------------
BALANCE, March 31, 1998 (unaudited).....    $  6      $ 2,372      $  (35)       $ 2,343
                                           ======    =========    ========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                         THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31             MARCH 31
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $     498  $    (183) $     853  $    (291) $    (305)
     Adjustments to reconcile net
       income (loss) to net cash
       provided by (used in)
       operating activities --
          Depreciation...............        246        389        480         87        107
          Gain on sale of property
             and equipment...........     --         --             (9)    --         --
          Deferred income tax
             provision (benefit).....        (26)      (347)        16     --              5
          Changes in assets and
             liabilities --
               Accounts receivable,
                  net................       (630)       (22)      (894)       938      1,608
               Inventories...........        (31)    --            (38)         1        (75)
               Other assets..........       (100)        29        128        149        (69)
               Accounts payable and
                  accrued expenses...        920        108        469        (65)      (430)
                                       ---------  ---------  ---------  ---------  ---------
                     Net cash
                       provided by
                       (used in)
                       operating
                       activities....        877        (26)     1,005        819        841
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of property
       and equipment.................     --         --             11     --         --
     Purchases of property and
       equipment.....................       (832)      (712)      (917)       (59)      (166)
                                       ---------  ---------  ---------  ---------  ---------
                     Net cash used in
                       investing
                       activities....       (832)      (712)      (906)       (59)      (166)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from line of credit and
       long-term debt................        204      1,051      2,460     --            188
     Payments on line of credit and
       long-term debt................       (183)      (251)    (2,490)      (749)      (338)
     Cash received (paid) for
       treasury stock................         (3)       (65)        45         (8)       (12)
                                       ---------  ---------  ---------  ---------  ---------
                     Net cash
                       provided by
                       financing
                       activities....         18        735         15       (757)      (162)
                                       ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH......         63         (3)       114          3        513
CASH, beginning of year..............        (38)        25         22         22        136
                                       ---------  ---------  ---------  ---------  ---------
CASH, end of year....................  $      25  $      22  $     136         25        649
                                       =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the year for --
          Interest...................  $      94  $     117  $     184  $      32  $      31
          Income taxes...............         36         80         36        170        137

  The accompanying notes are an integral part of these consolidated financial statements.

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     D.R. Church Landscape Co., Inc. (the Company), and its wholly owned subsidiary Royal Oaks Nursery, Inc. (both Illinois corporations), are headquartered in Lombard, Illinois. The Company was founded in 1963 and operates primarily in the greater Chicago and Milwaukee areas with branches in Wadsworth, Illinois and Milwaukee, Wisconsin. The Company provices commercial landscape installation and maintenance and also provides snow removal services.

     The Company and its shareholders intend to enter into a definitive agreement with LandCare USA, Inc. (LandCare), pursuant to which all outstanding shares of the Company' s common stock will be exchanged for cash and shares of LandCare's common stock concurrently with the consummation of an initial public offering of the common stock of LandCare.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of the Company and its subsidiary. All significant intercompany transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998 and for each of the three months ended March 31, 1997 and 1998 are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company maintains an allowance for doubtful accounts based upon estimated collectibility of all accounts receivable.

  INVENTORIES

     Inventories consist of materials and supplies held for use in the ordinary course of business and are stated at the lower of cost or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  REVENUE RECOGNITION

     The Company's revenues consist of maintenance revenues and installation revenues. The Company's landscape maintenance contracts are for terms of seven to eight months and payments to the Company are remitted in equal monthly payments over the term of the contract. Revenues from landscape maintenance contracts are recognized on the straight-line method while costs incurred under the contracts can be expected to vary materially based on seasonal factors. Monthly maintenance payments are recognized as revenue as they become due because the contracts are fully cancelable without cause upon notice of sixty days or less by either the Company or the customer. Should the Company elect to cancel a contract, the Company would have no obligation to perform services or refund payments (other than for nonperformance prior to cancellation), notwithstanding that the customer recognizes that the level of service varies on a monthly basis.

     Revenues from installation services are recognized when the services are performed and billable under the terms of the applicable contract. The balances billed but not paid by customers pursuant to retainage provisions in installation contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  COST OF SERVICES

     Cost of services represents direct labor and associated costs (such as benefits and workers' compensation expense), materials, supervisory personnel and equipment and vehicle costs, such as fuel, insurance and depreciation.

  WARRANTY COSTS

     For certain contracts, the Company warrants plants, trees and hardscape for up to one year after installation. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  SEASONALITY

     The Company has experienced and expects to continue to experience variability in revenue and net income as a result of the seasonal nature of the Company's business. Generally, the Company's revenues from installation projects are concentrated during the warmer months of April to October. Revenues from landscape maintenance contracts typically do not generate revenues in the winter. As a result, the gross margin from landscape maintenance contracts can vary seasonally.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable, accounts payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 in the year ended December 31, 1998.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                         ESTIMATED         DECEMBER 31
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1996       1997
                                        ------------   ---------  ---------
Transportation equipment.............           5      $   2,041  $   2,677
Machinery and equipment..............        3-10          3,020      3,248
Leasehold improvements...............       15-30             53         74
                                                       ---------  ---------
          Total......................                      5,114      5,999
Less -- Accumulated depreciation.....                     (3,632)    (4,082)
                                                       ---------  ---------
          Property and equipment,
          net........................                  $   1,482  $   1,917
                                                       =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts receivable, trade...........  $   2,584  $   3,404
Retainage............................        234        308
Allowance for doubtful accounts......       (741)      (741)
                                       ---------  ---------
                                       $   2,077  $   2,971
                                       =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $     292  $     259
Accrued compensation and benefits....        153        202
Income tax payable...................        362        853
Accrued professional fees............        200        177
Other accrued expenses...............         84         69
                                       ---------  ---------
                                       $   1,091  $   1,560
                                       =========  =========

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  LINE OF CREDIT AND LONG-TERM DEBT:

  LINE OF CREDIT

     The Company has a $1.4 million line of credit with a financial institution that is secured by accounts receivable, bearing interest at the financial institution's prime rate plus 0.75 percent, which was 9 percent and 9.25 percent at December 31, 1996 and 1997, respectively. The line of credit expires on February 1, 1998, and there was a total of $551,000 and $140,000 outstanding on the line at December 31, 1996 and 1997, respectively.

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Notes payable to financial
  institutions in total monthly
  installments of approximately
  $19,000 including interest ranging
  from 8.57% to 9.50%, secured by
  vehicles and equipment with payment
  due in varying maturities ranging
  from 1999-2001.....................  $     443  $     501
Notes payable to financial
  institutions in total monthly
  installments of approximately
  $8,300 including interest at
  financial institution's prime rate
  plus 1.25%, which was 9.50% and
  9.75% at December 31, 1996 and
  1997, respectively, secured by
  vehicles and equipment with final
  payment due 1998...................         46         16
Note payable to a shareholder in
  monthly installments of $656
  including interest at 9.00%,
  secured by a vehicle with final
  payment due 2001...................     --             21
Note payable to a shareholder
  including interest at 9.00%,
  unsecured and due on demand........     --            100
Capital leases of vehicles payable in
  monthly installments of
  approximately $19,000 including
  interest at 6.25%, with varying
  maturities ranging from
  1999-2002..........................        175        607
Capital leases of equipment payable
  in monthly installments of
  approximately $5,000 including
  interest at 6.25%, with varying
  maturities ranging from 1998-
  1999...............................        207          7
                                       ---------  ---------
                                             871      1,252
Less- Current portion................       (282)      (472)
                                       ---------  ---------
                                       $     589  $     780
                                       =========  =========

     The aggregate maturities of long-term debt and capital lease obligations as of December 31, 1997, are as follows (in thousands):

Year ending December 31 --
     1998............................  $     472
     1999............................        371
     2000............................        286
     2001............................        123
                                       ---------
                                       $   1,252
                                       =========

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

     The components of the provision (benefit) for income taxes are as follows (in thousands):

                                                    DECEMBER 31
                                          -------------------------------
                                            1995       1996       1997
                                          ---------  ---------  ---------
Federal --
     Current............................  $     289  $     185  $     434
     Deferred...........................        (21)      (284)        13
                                          ---------  ---------  ---------
                                                268        (99)       447
                                          ---------  ---------  ---------
State --
     Current............................         66         42         97
     Deferred...........................         (5)       (63)         3
                                          ---------  ---------  ---------
                                                 61        (21)       100
                                          ---------  ---------  ---------
          Total provision...............  $     329  $    (120) $     547
                                          =========  =========  =========

     The provision (benefit) for income taxes differs from an amount computed at the statutory rate as follows (in thousands):

                                                    DECEMBER 31
                                          -------------------------------
                                            1995       1996       1997
                                          ---------  ---------  ---------
Federal income tax at statutory rates...  $     290  $    (106) $     482
State income taxes......................         39        (14)        65
                                          ---------  ---------  ---------
                                          $     329  $    (120) $     547
                                          =========  =========  =========

     The significant items giving rise to the deferred tax assets and liabilities, are as follows (in thousands):

                                            1996       1997
                                          ---------  ---------
Deferred tax assets --
     Allowance for doubtful accounts....  $     370  $     286
     Accrued expenses...................         82        169
     Other..............................         19         17
                                          ---------  ---------
          Total deferred tax assets.....        471        472
                                          ---------  ---------
Deferred tax liabilities --
     Bases differences in property and
      equipment.........................        (32)       (42)
     Other..............................        (44)       (51)
                                          ---------  ---------
          Total deferred tax
             liabilities................        (76)       (93)
                                          ---------  ---------
          Net deferred tax assets.......  $     395  $     379
                                          =========  =========

7.  RELATED-PARTY TRANSACTIONS:

     The Company entered into agreements with the shareholders and other related entities for the leases of office buildings and property used for nursery operations. The Company also leases vehicles, landscaping and office equipment from a shareholder. Total lease payments to shareholders were $216,000, $242,000 and $273,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases various facilities, equipment, vehicles and land under operating lease agreements, including leases with related parties. These leases expire on various dates through 2001. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1998............................  $     249
     1999............................        166
     2000............................        116
     2001............................         92
                                       ---------
                                       $     623
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $233,000, $338,000 and $327,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's consolidated financial position or consolidated results of operations.

  INSURANCE

     The Company carries a standard range of insurance coverage, including business auto liability, general liability, workers' compensation, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

     The Company is self-insured for medical claims up to $10,000 per year per covered individual. Claims in excess of these amounts are covered by a stop-loss policy.

  EMPLOYEE STOCK OWNERSHIP PLAN

     The Company participates in an Employee Stock Ownership Plan (the Plan) which covers all employees who have completed at least 1,000 hours of service as of the first year of employment ending July 1, the first day of the Plan year. Participation in the Plan is based on the total compensation paid to employees during the Plan year. The Company makes discretionary stock or cash contributions to the Plan, which were $85,000 in cash during 1995, $50,000 in cash and $50,000 in common stock during 1996 and $50,000 in common stock during 1997.

                D.R. CHURCH LANDSCAPE CO., INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

9. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1998, the Company and its shareholders entered into a definitive agreement with a wholly owned subsidiary of LandCare, providing for the merger of the Company with the subsidiary of LandCare(the Merger). Royal Oaks Nursery, Inc. and the related operating assets and liabilities, will not be acquired in the Merger. Approximately $19,000 of cash, $43,000 of related party receivables and $19,000 of property and equipment, net, which are included in the consolidated balance sheet at December 31, 1997 will be sold to shareholders of the Company. In addition, shareholders of the Company will assume liabilities of approximately $3,000, which are included in the consolidated balance sheet at December 31, 1997. Revenue would have been reduced by approximately $233,000 and income from operations would have been increased by approximately $43,000 for the year ended December 31, 1997 assuming the transaction had occurred January 1, 1997. Had these distributions been made at December 31, 1997, the effect on the Company's balance sheet would have been to decrease shareholders' equity by approximately $78,000.

     Concurrently with the Merger, the Company will enter into an agreement with the shareholders to lease land, equipment and buildings used in the Company's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Ground Control Landscaping, Inc.:

     We have audited the accompanying balance sheet of Ground Control Landscaping, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ground Control Landscaping, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
February 13, 1998

                        GROUND CONTROL LANDSCAPING, INC.
                                 BALANCE SHEET
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                        DECEMBER 31       MARCH 31
                                            1997            1998
                                        ------------    ------------
                                                        (UNAUDITED)

               ASSETS
CURRENT ASSETS:
     Cash............................      $   94          $--
     Accounts receivable, net........         965           1,114
     Inventories.....................          34              42
     Deferred tax asset..............         103             103
     Other current assets............         150             209
                                        ------------    ------------
          Total current assets.......       1,346           1,468
PROPERTY AND EQUIPMENT, net..........       2,855           2,923
OTHER ASSETS.........................         156              80
                                        ------------    ------------
          Total assets...............      $4,357          $4,471
                                        ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses.......................      $  988          $1,029
     Line of credit..................         434             517
     Current maturities of long-term
      debt...........................         180             182
                                        ------------    ------------
          Total current
             liabilities.............       1,602           1,728
LONG-TERM DEBT, net..................       1,588           1,556
DEFERRED TAX LIABILITY...............         145             147
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $1 par value,
      1,000 shares authorized and
      issued,
       450 shares outstanding........      --              --
     Additional paid-in capital......           4               4
     Retained earnings...............       1,060           1,078
     Treasury stock, 550 shares, at
      cost...........................         (42)            (42)
                                        ------------    ------------
          Total stockholders'
             equity..................       1,022           1,040
                                        ------------    ------------
          Total liabilities and
             stockholders' equity....      $4,357          $4,471
                                        ============    ============

   The accompanying notes are an integral part of these financial statements.

                        GROUND CONTROL LANDSCAPING, INC.
                            STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                        THREE MONTHS ENDED
                                         YEAR ENDED          MARCH 31
                                        DECEMBER 31    --------------------
                                            1997         1997       1998
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
REVENUES.............................      $8,979      $   2,654  $   2,324
COST OF SERVICES.....................       6,663          1,687      1,857
                                        ------------   ---------  ---------
          Gross profit...............       2,316            967        467
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       1,510            397        389
                                        ------------   ---------  ---------
          Income from operations.....         806            570         78
OTHER EXPENSE:
     Interest expense................        (151)           (21)       (49)
     Other expense, net..............         (16)             2          1
                                        ------------   ---------  ---------
INCOME BEFORE INCOME TAXES...........         639            551         30
INCOME TAX PROVISION.................         248            214         12
                                        ------------   ---------  ---------
NET INCOME...........................      $  391      $     337  $      18
                                        ============   =========  =========

   The accompanying notes are an integral part of these financial statements.

                        GROUND CONTROL LANDSCAPING, INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                  ADDITIONAL                                 TOTAL
                                        COMMON     PAID-IN      RETAINED     TREASURY    STOCKHOLDERS'
                                        STOCK      CAPITAL      EARNINGS      STOCK         EQUITY
                                        ------    ----------    ---------    --------    -------------
BALANCE, December 31, 1996...........   $--          $  4        $   669      $  (42)       $   631
     Net income......................    --           --             391       --               391
                                        ------      -----       ---------    --------    -------------
BALANCE, December 31, 1997...........   $--          $  4        $ 1,060      $  (42)       $ 1,022
     Net income (Unaudited)..........    --           --              18       --                18
                                        ------      -----       ---------    --------    -------------
BALANCE, March 31, 1998
  (Unaudited)........................   $--          $  4        $ 1,078      $  (42)       $ 1,040
                                        ======      =====       =========    ========    =============

   The accompanying notes are an integral part of these financial statements.

                        GROUND CONTROL LANDSCAPING, INC.
                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                        THREE MONTHS ENDED
                                         YEAR ENDED          MARCH 31
                                        DECEMBER 31,   --------------------
                                            1997         1997       1998
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................     $    391           337         18
     Adjustments to reconcile net
       income to net cash provided by
       operating activities --
          Depreciation...............          267            62         76
          Loss on sale of property
             and equipment...........           32        --         --
          Deferred income tax
             provision...............            9        --              2
          Changes in assets and
             liabilities --
               Accounts receivable,
                  net................         (135)         (203)      (149)
               Inventories...........          (34)       --             (8)
               Other assets..........          (90)           63         17
               Accounts payable and
                  accrued expenses...           19           324         41
                                        ------------   ---------  ---------
                     Net cash
                       provided by
                       operating
                       activities....          459           457         (3)
                                        ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sales of property
       and equipment.................           52        --         --
     Purchases of property and
       equipment.....................         (662)         (202)      (144)
                                        ------------   ---------  ---------
                     Net cash used in
                       investing
                       activities....         (610)         (202)      (144)
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from line of credit and
       long-term debt................        1,671            28        366
     Payments on line of credit and
       long-term debt................       (1,551)          (88)      (313)
                                        ------------   ---------  ---------
                     Net cash
                       provided by
                       financing
                       activities....          120           (60)        53
                                        ------------   ---------  ---------
NET DECREASE IN CASH.................          (31)          195        (94)
CASH, beginning of period............          125           125         94
                                        ------------   ---------  ---------
CASH, end of period..................     $     94           320  $  --
                                        ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for --
          Interest...................     $    152     $      21  $      49
          Income taxes...............          135            85        130

   The accompanying notes are an integral part of these financial statements.

                        GROUND CONTROL LANDSCAPING, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Ground Control Landscaping, Inc. (the Company), a Florida corporation, headquartered in Orlando, Florida, was founded in 1978 and operates primarily in Florida with branches in Tampa and Orlando. The Company provides commercial landscape installation and maintenance services.

     The Company had a working capital deficit at December 31, 1997 and March 31, 1998. The Company has funded its operations with cash flows from operations and short-term borrowings from lenders. Management expects that operations will generate sufficient cash flows to meet the Company's working capital needs during 1998.

     The Company and its stockholders intend to enter into a definitive agreement with LandCare USA, Inc. (LandCare), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of LandCare's common stock concurrently with the consummation of an initial public offering of the common stock of LandCare.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998 and for each of the three months ended March 31, 1997 and 1998 are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company maintains an allowance for doubtful accounts based upon the estimated collectibility of all accounts receivable.

  INVENTORIES

     Inventories consist of materials and supplies held for use in the ordinary course of business and are stated at the lower of cost or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  NON-CASH INVESTING AND FINANCING ACTIVITIES

     In June 1997, the Company purchased its corporate headquarters facility in Orlando, Florida, for $1.5 million. The Company paid $140,000 in cash and financed the balance with a mortage note issued to the seller (See Note 5).

                        GROUND CONTROL LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  REVENUE RECOGNITION

     The Company's revenues consist of landscape maintenance revenues and installation revenues. The Company's landscape maintenance contracts are for terms of one to two years and payments to the Company are remitted in varying monthly amounts based on services performed. Revenues from landscape maintenance contracts are recognized based on agreed upon monthly contract payments. Revenues from installation services are recognized when the services are performed and billable under the terms of the applicable contract.

     The balances billed but not paid by customers pursuant to retainage provisions in installation contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  COST OF SERVICES

     Cost of services represents direct labor and associated costs (such as benefits and workers' compensation expense), materials, supervisory personnel and equipment and vehicle costs, such as fuel, insurance and depreciation.

  WARRANTY COSTS

     For certain contracts, the Company warrants plant life for up to one year after installation. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  SEASONALITY

     The Company has experienced and expects to continue to experience variability in revenues and net income as a result of the seasonal nature of the Company's business. Revenues from landscape maintenance contracts remain relatively constant throughout the year; however, the related cost of services varies due to seasonality. As a result, the gross margin from landscape maintenance contracts can vary seasonally.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable, accounts payable, a line of credit and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        GROUND CONTROL LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 in the year ended December 31, 1998.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                         ESTIMATED
                                        USEFUL LIVES     DECEMBER 31
                                          IN YEARS          1997
                                        ------------    -------------
Land.................................      --              $   219
Buildings and improvements...........          30            1,910
Transportation equipment.............           5            1,204
Machinery and equipment..............        3-10              292
Office furniture and equipment.......           5              188
                                                        -------------
          Total......................                        3,813
Less -- Accumulated depreciation.....                         (958)
                                                        -------------
          Property and equipment,
             net.....................                      $ 2,855
                                                        =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                        DECEMBER 31
                                            1997
                                        ------------
Accounts receivable, trade...........      $  881
Retainage............................          99
Allowance for doubtful accounts......         (15)
                                        ------------
                                           $  965
                                        ============

     Other current assets consist of the following (in thousands):

                                        DECEMBER 31
                                            1997
                                        ------------
Deposits on materials................      $   82
Costs in excess of billings..........          45
Other current assets.................          23
                                        ------------
                                           $  150
                                        ============

                        GROUND CONTROL LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        DECEMBER 31
                                           1997
                                        -----------
Accounts payable, trade..............     $   334
Accrued compensation and benefits....         174
Self-insurance reserves..............         245
Income tax payable...................         107
Warranty accrual.....................         104
Other accrued expenses...............          24
                                        -----------
                                          $   988
                                        ===========

5.  LINE OF CREDIT AND LONG-TERM DEBT:

  LINE OF CREDIT

     The Company has a $500,000 line of credit with a financial institution that is secured by the receivables and equipment of the Company, as well as a life insurance policy insuring the primary stockholder (waived until March 1998). The stockholders personally guarantee all amounts borrowed. In addition, interest is at the financial institution's prime rate plus 1 percent, which was 9.5 percent at December 31, 1997. There was a total of $434,000 outstanding on this facility as of December 31, 1997. Under the Credit Agreement, the Company is required to comply with certain financial covenants and restrictions. The Company was not in compliance with certain covenants as of December 31, 1997. Subsequent to year end, the Company obtained waivers for all covenant violations.

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                        DECEMBER 31
                                           1997
                                        -----------
Notes payable to a financial
  institution in monthly installments
  of approximately $14,000 including
  interest ranging from 9% to 10%,
  secured by certain vehicles and
  equipment due in varying maturities
  ranging from 1998-2000.............     $   250
Note payable to a construction
  company in monthly installments of
  approximately $12,600 including
  interest at 9.5%, secured by
  property due 2013..................       1,330
Note payable to a bank in monthly
  installments of approximately
  $2,300 including interest at 8.5%,
  secured by land and property due
  2008...............................         188
                                        -----------
                                            1,768
Less -- Current portion..............        (180)
                                        -----------
                                          $ 1,588
                                        ===========

                        GROUND CONTROL LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

Year ending December 31 --
     1998............................  $     180
     1999............................        130
     2000............................         65
     2001............................         50
     2002............................         54
     Thereafter......................      1,289
                                       ---------
                                       $   1,768
                                       =========

6.  INCOME TAXES:

     The components of the provision for income taxes as of December 31, 1997, are as follows (in thousands):

Federal --
     Current.........................  $     204
     Deferred........................          8
                                       ---------
                                             212
                                       ---------
State --
     Current.........................         35
     Deferred........................          1
                                       ---------
                                              36
                                       ---------
          Total provision............  $     248
                                       =========

     The provision for income taxes as of December 31, 1997, differs from an amount computed at the statutory rate as follows (in thousands):

Federal income tax at statutory
  rates..............................  $     223
State income taxes...................         23
Nondeductible expenses...............          5
Fuel tax credit......................         (3)
                                       ---------
                                       $     248
                                       =========

                        GROUND CONTROL LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The significant items giving rise to the deferred tax assets and liabilities as of December 31, 1997, are as follows (in thousands):

Deferred tax assets --
     Accrued expenses................  $      64
     Other...........................          7
                                       ---------
          Total deferred tax
             assets..................         71
                                       ---------
Deferred tax liabilities --
     Bases differences in property
      and equipment..................        (64)
     Accrued expenses................        (32)
     Other...........................        (17)
                                       ---------
          Total deferred tax
             liabilities.............       (113)
                                       ---------
          Net deferred tax
             liability...............  $     (42)
                                       =========

7.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases various facilities, equipment and vehicles under operating lease agreements. These leases expire on various dates through 2002 and include purchase and renewal provisions.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1998............................  $     135
     1999............................        128
     2000............................         89
     2001............................         34
     2002............................          4
                                       ---------
                                       $     390
                                       =========

     Total rent expense under all operating leases was $149,000 for the period ended December 31, 1997.

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a standard range of insurance coverage, including business auto liability, general liability, workers' compensation and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

     The Company is self-insured for workers' compensation. The policy is on a claims-made basis and provides for a maximum loss exposure to the Company, including premiums, of approximately $240,000. Claims in excess of this amount are covered by a stop-loss policy. The Company has recorded reserves for its portion of self-insured claims based on estimated claims.

  EMPLOYEE RETIREMENT PLAN

     The Company participates in a retirement plan (the Plan) for employees with two full years of service in a management or supervisory position. Eligible employees vest in the Plan over 20 years beginning five

                        GROUND CONTROL LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

years after qualifying for the Plan. The benefit is payable over 20 years to participants over 65-years old based on Plan specifications. The Company's obligation under the Plan as of December 31, 1997, is $75,000. The Company is funding its obligation by investing in life insurance policies with a cash surrender value of $131,000 at December 31, 1997.

8. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1998, the Company and its stockholders entered into a definitive agreement with a wholly owned subsidiary of LandCare, providing for the merger of the Company with the subsidiary of LandCare (the Merger). Land and net property and equipment of approximately $2.1 million, which is included in the balance sheet at December 31, 1997, will be distributed to the stockholders. In addition, stockholders of the Company will assume liabilities of approximately $1.5 million, which are included in the consolidated balance sheet at December 31, 1997. Selling, general and administrative expenses would have been reduced by approximately $62,000, interest expense, net would have been reduced by approximately $89,000 and income before income taxes would have been increased by approximately $151,000 assuming the transaction had occurred January 1, 1997. Had these distributions been made at December 31, 1997, the effect on the Company's balance sheet would have been to decrease stockholders' equity by approximately $545,000.

     Concurrently with the Merger, the Company will enter into an agreement with the stockholders to lease land and buildings used in the Company's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Arteka Corporation:

     We have audited the accompanying combined balance sheets of the companies identified in Note 1 to the combined financial statements (collectively, the Group) as of December 31, 1997 and 1996, and the related combined statements of operations, shareholder's equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
February 13, 1998

                       ARTEKA CORPORATION AND AFFILIATES
                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                           DECEMBER 31
                                       --------------------      MARCH 31
                                         1996       1997           1998
                                       ---------  ---------     -----------
                                                                (UNAUDITED)

               ASSETS
CURRENT ASSETS:
  Cash...............................  $       5  $     268       $    73
  Accounts receivable, net...........      1,743      2,105         1,318
  Related-party receivable...........        120     --            --
  Inventories........................      1,020      1,000         1,034
  Other current assets...............         30        207           285
                                       ---------  ---------     -----------
          Total current assets.......      2,918      3,580         2,710
PROPERTY AND EQUIPMENT, net..........        714      1,539         1,548
OTHER ASSETS.........................         30      1,554         1,564
                                       ---------  ---------     -----------
          Total assets...............  $   3,662  $   6,673       $ 5,822
                                       =========  =========     ===========
LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued
  expenses...........................  $   1,332  $   1,554       $   364
  Lines of credit....................        410        100         1,131
  Current maturities of long-term
  debt...............................        233      2,510         2,516
  Current maturities of long-term
     payable to related party........     --             87           108
  Deferred tax liability.............        323         38            38
  Other current liabilities..........        123         90            94
                                       ---------  ---------     -----------
        Total current
          liabilities................      2,421      4,379         4,251
LONG-TERM DEBT, net..................        439        301           140
LONG-TERM PAYABLE TO RELATED PARTY,
  net................................     --            911           692
DEFERRED TAX LIABILITY...............         74        179           179
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
  Common stock.......................         10         10            10
  Retained earnings..................        718        893           550
                                       ---------  ---------     -----------
        Total shareholder's
          equity.....................        728        903           560
                                       ---------  ---------     -----------
        Total liabilities and
          shareholder's equity.......  $   3,662  $   6,673       $ 5,822
                                       =========  =========     ===========

    The accompanying notes are an integral part of these combined financial statements.

                       ARTEKA CORPORATION AND AFFILIATES
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                          YEAR ENDED           THREE MONTHS
                                         DECEMBER 31          ENDED MARCH 31
                                     --------------------  --------------------
                                       1996       1997       1997       1998
                                     ---------  ---------  ---------  ---------
                                                               (UNAUDITED)
REVENUES...........................  $   7,052  $   7,366  $     245  $     893
COST OF SERVICES...................      5,055      5,227        318        618
                                     ---------  ---------  ---------  ---------
          Gross profit.............      1,997      2,139        (73)       275
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES..........      1,722      2,136        383        726
                                     ---------  ---------  ---------  ---------
          Income from operations...        275          3       (456)      (451)
OTHER INCOME (EXPENSES):
     Interest expense..............       (129)       (95)       (23)      (103)
     Other income, net.............         32         16     --              1
                                     ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES..        178        (76)      (479)      (553)
INCOME TAX PROVISION (BENEFIT).....         75       (251)      (364)      (210)
                                     ---------  ---------  ---------  ---------
NET INCOME (LOSS)..................  $     103  $     175  $    (115) $    (343)
                                     =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                       ARTEKA CORPORATION AND AFFILIATES
                  COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                                                   TOTAL
                                        COMMON    RETAINED     SHAREHOLDER'S
                                        STOCK     EARNINGS         EQUITY
                                        ------    ---------    --------------
BALANCE, December 31, 1995...........    $ 10      $   615         $  625
     Net income......................    --            103            103
                                        ------    ---------    --------------
BALANCE, December 31, 1996...........      10          718            728
     Net income......................    --            175            175
                                        ------    ---------    --------------
BALANCE, December 31, 1997...........      10          893            903
     Net loss (unaudited)............    --           (343)          (343)
                                        ------    ---------    --------------
BALANCE, March 31, 1998
(unaudited)..........................    $ 10      $   550         $  560
                                        ======    =========    ==============

    The accompanying notes are an integral part of these combined financial statements.

                       ARTEKA CORPORATION AND AFFILIATES
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 THREE MONTHS
                                            YEAR ENDED              ENDED
                                           DECEMBER 31             MARCH 31
                                       --------------------  --------------------
                                         1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $     103  $     175  $    (115) $    (343)
     Adjustments to reconcile net
       income to net cash provided by
       operating activities --
          Depreciation and
             amortization............        165        208         60         94
          Gain on sale of property...         (4)        (3)    --         --
          Deferred income tax
             provision (benefit).....         62       (251)      (364)    --
          Imputed interest expense...     --         --         --             42
          Changes in assets and
               liabilities --
               Accounts receivable,
                  net................       (717)        (9)     1,284        787
               Inventories...........        144         20         (9)       (34)
               Other assets..........        (48)      (116)      (181)       (97)
               Accounts payable and
                  accrued expenses...        746         (2)      (799)    (1,190)
               Other, net............        (50)       (14)        13          4
                                       ---------  ---------  ---------  ---------
                     Net cash
                       provided by
                       (used in)
                       operating
                       activities....        401          8       (111)      (737)
                                       ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Business acquisitions, net of
       cash acquired.................     --            (45)    --         --
     Proceeds from sales of property
       and equipment.................        122     --         --         --
     Purchases of property and
       equipment.....................       (390)      (246)    --            (94)
                                       ---------  ---------  ---------  ---------
                     Net cash used in
                       investing
                       activities....       (268)      (291)    --            (94)
                                       ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net line-of-credit borrowings
       (repayments)..................       (424)      (310)       163      1,031
     Net long-term borrowings
       (repayments)..................        294       (144)       (57)      (197)
     Borrowings from (repayments to)
       related party.................     --          1,000     --           (198)
                                       ---------  ---------  ---------  ---------
                     Net cash
                       provided by
                       (used in)
                       financing
                       activities....       (130)       546        106        636
                                       ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH......          3        263         (5)      (195)
CASH, beginning of period............          2          5          5        268
                                       ---------  ---------  ---------  ---------
CASH, end of period..................  $       5  $     268  $  --      $      73
                                       =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the year for --
          Interest...................  $     129  $      95  $      23  $      61
          Income taxes...............          5          9          1     --

    The accompanying notes are an integral part of these combined financial statements.

                       ARTEKA CORPORATION AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     The financial statements of Arteka Corporation (Arteka) and affiliates (collectively, the Group) combine the financial statements of the following companies under common control and ownership: Arteka Corporation, Arteka Natural Green Corporation, Arteka Nurseries, Inc., and Southwest Lawn Maintenance, Inc., a wholly owned subsidiary of Arteka Corporation (all Minnesota corporations). The Group headquartered in Eden Prairie, Minnesota, was founded in 1973 and operates in four locations in the Twin Cities area. The Group provides commercial landscape installation and maintenance services, operates a tree nursery, which primarily provides trees to its own operations, and provides snow removal services.

     The Company had a working capital deficit at December 31, 1997 and March 31, 1998. The Company has funded its operations with cash flows from operations and short-term borrowings from lenders. Management expects that operations will generate sufficient cash flows to meet the Company's working capital needs during 1998.

     The Group and its shareholder intend to enter into a definitive agreement with LandCare USA, Inc. (LandCare), pursuant to which all outstanding shares of the Group's common stock will be exchanged for cash and shares of LandCare's common stock concurrently with the consummation of an initial public offering of the common stock of LandCare.

  ACQUISITIONS

     MANAGEMENT AND MAINTENANCE, INC. -- Effective December 31, 1997, the Group acquired certain equipment and service contracts from Management and Maintenance, Inc. (MMI). MMI's owner also entered into a three-year noncompete agreement with the Group. The noncompete agreement was valued at $15,000. The Group recorded the equipment and service contracts on its December 31, 1997, balance sheet based on the amounts paid to MMI's owner.

     As consideration for the purchase, the Group paid MMI's owner $10,000 in cash; issued to MMI's owner a $580,000 note payable; and agreed to a performance payment due January 1, 1999, equal to 10 percent of the gross revenues generated under the purchased contracts or $80,000 whichever is greater. The Group also entered into a three-year lease with MMI's owner beginning January 1, 1998, to lease certain office space owned by MMI's owner. The lease requires annual rent of approximately $24,000 payable in even monthly installments.

     SOUTHWEST LAWN MAINTENANCE, INC. -- Effective December 31, 1997, the Group purchased all the outstanding stock of Southwest Lawn Maintenance, Inc. (SWL). Prior to the acquisition, SWL was engaged in the same business as the Group. The Group accounted for the acquisition as a business combination using purchase accounting. The purchase price was allocated among the assets and liabilities of SWL which resulted in goodwill of approximately $1.5 million. The Group is amortizing the goodwill over 40 years.

     The Group acquired SWL for $50,000 in cash plus a $1,735,000 note payable to SWL's former shareholder. The Group has recorded the note at its estimated fair value of $1,658,000. In conjunction with the SWL acquisition, the Group entered into a one-year lease beginning January 1, 1998, with SWL's former shareholder to rent SWL's offices owned by SWL's former shareholder. The lease requires annual rent of $30,000 payable in even monthly installments.

     As part of the acquisition, SWL's former shareholder granted the Group the option to terminate the acquisition, the related lease and the note payable under certain circumstances. If the Group exercises the option, SWL's former shareholder will be entitled to retain the $50,000 cash payment plus will be entitled to receive an additional payment of $10,000. The agreement also grants SWL's former shareholder the right to accelerate the amounts due under the $1,735,000 note.

                       ARTEKA CORPORATION AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     In conjunction with the acquisitions, liabilities were assumed as follows (in thousands):

Fair value of assets acquired, net of
cash acquired........................  $   1,144
Goodwill.............................      1,437
Cash paid, net of cash acquired......        (45)
Issuance of convertible notes........     (2,318)
                                       ---------
Liabilities..........................  $     218
                                       =========

     The following unaudited pro forma summary presents information as if the SWL acquisition had occurred at January 1, 1997. The pro forma information is provided for information purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the combined enterprise (in thousands):

                                         YEAR ENDED
                                        DECEMBER 31,
                                            1997
                                        ------------
                                        (UNAUDITED)
Pro forma revenue....................      $9,249
Pro forma net income.................         432

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and the results of operations of the Group for all periods during which the companies were under common control. All significant intercompany transactions have been eliminated in combination.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998 for each of the three months ended March 31, 1997 and 1998 are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Group to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Group maintains cash balances at financial institutions which may at times be in excess of federally insured levels.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Group maintains an allowance for doubtful accounts based upon the estimated collectability of all accounts receivable.

                       ARTEKA CORPORATION AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  INVENTORIES

     Inventories consist of growing stock held by Arteka Nurseries, Inc., and parts and supplies held for use in the ordinary course of business by Arteka Natural Green Corporation. The book value of these inventories is as follows (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Growing stock........................  $     933  $     897
Parts and supplies...................         87        103
                                       ---------  ---------
                                       $   1,020  $   1,000
                                       =========  =========

     Parts and supplies inventories are stated at the lower of cost or market. Growing stock includes planting and growing costs. Harvesting costs are expensed as incurred. Inventory is relieved and cost of services is charged as growing stock is harvested or lost as the result of casualty.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     The Group's revenues consist of maintenance revenues, installation revenues and snow removal revenues. The Group's landscape maintenance contracts are for terms of seven to eight months and payments to the Group are remitted in equal monthly payments over the term of the contract. Revenues from landscape maintenance contracts are recognized on the straight-line method while costs incurred under the contracts can be expected to vary materially based on seasonal factors. Monthly maintenance payments are recognized as revenue as they become due because the contracts are fully cancelable without cause upon notice of sixty days or less by either the Company or the customer. Should the Company elect to cancel a contract, the Company would have no obligation to perform services or refund payments (other than for nonperformance prior to cancellation), notwithstanding that the customer recognizes that the level of service varies on a monthly basis.

     The Group recognizes installation and snow removal revenue when services are performed and billable under the terms of the applicable contract.

     The balances billed but not paid by customers pursuant to retainage provisions in installation contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Group's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  COST OF SERVICES

     Cost of services represents direct labor and associated costs (such as benefits and workers' compensation expense), materials, supervisory personnel and equipment and vehicle costs, such as fuel, insurance and depreciation.

                       ARTEKA CORPORATION AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  WARRANTY COSTS

     For certain contracts, the Group warrants plant life for the first year after installation. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  SEASONALITY

     The Group has experienced and expects to continue to experience variability in revenue and net income as a result of the seasonal nature of the Group's business. Generally, the Group's revenues from installation projects are concentrated during the warmer months of April to October. Revenues from landscape maintenance contracts typically do not generate revenues in the winter; however, snow removal services provided in the winter partially offset these decreases. As a result, the gross margin from landscape maintenance can vary seasonally.

  INCOME TAXES

     The Group, with the exception of Arteka Nurseries, Inc., accounts for income taxes in accordance with Statement of Financial Accounting Standards
(SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

     During 1997, Arteka Nurseries, Inc. (the Nursery) elected S Corporation status as defined by the Internal Revenue Code, whereby the Nursery is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their shares of the Nursery's taxable earnings or losses in their personal tax returns.

  SHAREHOLDER'S EQUITY

     The equity structure of the Group is as follows at each December 31, 1996 and 1997 and March 31, 1998:

                                                        SHARES
                                        AUTHORIZED    ISSUED AND
                                          SHARES      OUTSTANDING    PAR VALUE
                                        ----------    -----------    ---------
Arteka Corporation...................      2,500          1,000        No par
Arteka Natural Green Corporation.....     25,000         10,000         $1.00
Arteka Nurseries, Inc................     25,000         10,000        No par

  FINANCIAL INSTRUMENTS

     The Group's financial instruments consist of cash, accounts receivable, accounts payable, lines of credit, and debt. The Group believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       ARTEKA CORPORATION AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Group will adopt SFAS No. 131 in the year ended December 31, 1998.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                         ESTIMATED         DECEMBER 31
                                        USEFUL LIVES   --------------------
                                          IN YEAR        1996       1997
                                        ------------   ---------  ---------
Machinery and equipment..............        5-10      $   1,356  $   2,345
Office furniture and equipment.......           5            207        212
Leasehold improvements...............           5            122        122
                                                       ---------  ---------
          Total......................                      1,685      2,679
Less -- Accumulated depreciation.....                       (971)    (1,140)
                                                       ---------  ---------
          Property and equipment,
             net.....................                  $     714  $   1,539
                                                       =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts receivable, trade...........  $   1,459  $   1,673
Retainage............................        280        394
Accounts receivable, other...........         48         85
Allowance for doubtful accounts......        (44)       (47)
                                       ---------  ---------
                                       $   1,743  $   2,105
                                       =========  =========

     Other assets consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Goodwill.............................  $  --      $   1,472
Other................................         30         82
                                       ---------  ---------
                                       $      30  $   1,554
                                       =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $     717  $   1,046
Accrued compensation and benefits....        466        286
Warranty accrual.....................         95         91
Other accrued expenses...............         54        131
                                       ---------  ---------
                                       $   1,332  $   1,554
                                       =========  =========

                       ARTEKA CORPORATION AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Other current liabilities consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Customer deposits....................  $     123  $       3
Performance payment..................     --             80
Other................................     --              7
                                       ---------  ---------
                                       $     123  $      90
                                       =========  =========

5.  LINE OF CREDIT AND LONG-TERM DEBT:

  LINE OF CREDIT

     The Group has two lines of credit which provide for borrowings up to $1.3 million with a financial institution that are secured by accounts receivable and bear interest at prime plus 1.25 percent which was 9.5 percent and 9.75 percent at December 31, 1996 and 1997, respectively. Each of the lines of credit expire in April 1998. The Group had $410,000, $100,000 and $1.1 million outstanding under these lines of credit at December 31, 1996 and 1997, and March 31, 1998, respectively.

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Note payable to a financial
  institution in monthly installments
  of $14,300 including interest at
  9.25%, secured by certain of the
  Group's equipment, due November
  1999...............................  $     439  $     302
Notes payable to various equipment
  vendors in total monthly
  installments of approximately
  $10,000 including interest ranging
  from 7.5% to 10.9%, secured by
  certain of the Group's equipment
  due in varying maturities ranging
  from 1998 -- 2001..................        233        221
Note payable to a financial
  institution in monthly installments
  of $1,754 including interest at
  9.75%, secured by certain of the
  Group's equipment, due July 2000...     --             48
Note payable to the Group's sole
  shareholder in monthly installments
  of $16,416 including interest at
  9.5%, due February 2005............     --          1,000
Note payable to former SWL owner
  including imputed interest at 10%
  due June 1998......................     --          1,658
Note payable to MMI owner in two
  payments of $145,000 on January 9,
  1998 and $435,000 on July 1, 1998
  including interest of 10%..........     --            580
                                       ---------  ---------
                                             672      3,809
Less -- Current portion..............       (233)    (2,597)
                                       ---------  ---------
                                       $     439  $   1,212
                                       =========  =========

                       ARTEKA CORPORATION AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

          Year ending December 31 --
          1998.......................  $   2,597
          1999.......................        391
          2000.......................        151
          2001.......................        139
          2002.......................        153
          Thereafter.................        378
                                       ---------
                                       $   3,809
                                       =========

6.  INCOME TAXES:

     The components of the provision (benefit) for income taxes are as follows (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Federal --
  Current............................  $      (1) $       3
  Deferred...........................         58       (248)
                                       ---------  ---------
                                              57       (245)
                                       ---------  ---------
State --
  Current............................         14         (1)
  Deferred...........................          4         (5)
                                       ---------  ---------
                                              18         (6)
                                       ---------  ---------
          Total provision............  $      75  $    (251)
                                       =========  =========

     The provision (benefit) for income taxes differs from an amount computed at the statutory rate as follows (in thousands):

                                              DECEMBER 31
                                          --------------------
                                            1996       1997
                                          ---------  ---------
Federal income tax at statutory rates...  $      62  $     (27)
State income taxes......................         12         (4)
Nondeductible expenses..................          1          2
Effect of the conversion of Arteka
  Nurseries, Inc. to an S Corporation...     --           (230)
Valuation allowance.....................     --              8
                                          ---------  ---------
                                          $      75  $    (251)
                                          =========  =========

                       ARTEKA CORPORATION AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                            1996       1997
                                          ---------  ---------
Deferred tax assets --
     Allowance for doubtful accounts....  $      20  $      21
     Accrued expenses...................          4          2
     Net operating loss.................         19         27
     State taxes........................         39         12
                                          ---------  ---------
          Total deferred tax assets.....         82         62
                                          ---------  ---------
Valuation allowance.....................     --             (8)
Deferred tax liabilities --
     Bases differences in property and
      equipment.........................        (50)      (131)
     Bases differences in inventory.....       (349)       (60)
     Other..............................        (80)       (80)
                                          ---------  ---------
          Total deferred tax
             liabilities................       (479)      (271)
                                          ---------  ---------
          Net deferred tax liability....  $    (397) $    (217)
                                          =========  =========

7.  RELATED-PARTY TRANSACTIONS:

     The Group leases certain of its property and facilities from the Group's sole shareholder. These leases are five-year leases which expire in 2002. The future annual minimum payments under these leases are approximately $84,000.

     In December 1997, the Group borrowed $1,000,000 from its sole shareholder in order to fund its near-term working capital requirements. See Note 5 for a discussion of the terms of this borrowing.

     In December 1996, the Group had a receivable from its sole shareholder of $120,014. This receivable relates to services performed by the Group for its sole shareholder.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Group leases various facilities, equipment and land under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2002. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1998............................  $     146
     1999............................        108
     2000............................        108
     2001............................         84
     2002............................         84
                                       ---------
                                       $     530
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $144,000 for each of the years ended December 31, 1996 and 1997.

                       ARTEKA CORPORATION AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  LITIGATION

     The Group is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Group's combined financial position or combined results of operations.

  INSURANCE

     The Group carries a standard range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Group has not incurred significant claims or losses on any of these insurance policies.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Group offers its employees a 401(k) profit-sharing plan (the Plan) which covers all employees at least 21 years of age who have completed at least one-half year of service (6 months) subsequent to employment. The Plan allows for employee contributions through salary reductions of up to 15 percent of total compensation, subject to the statutory limits. Employer matching contributions are made solely at the discretion of the Group and were $14,827 and $15,936 for 1996 and 1997, respectively.

9. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1998, the Group and its shareholder entered into a definitive agreement with a wholly owned subsidiary of LandCare, providing for the merger of the Group with the subsidiary of LandCare (the Merger). In connection with the Merger, the Company will make cash distributions of up to $600,000 prior to the Merger which represents the Company's estimated S Corporation accumulated adjustment account. Had these transactions been recorded at March 31, 1998, the effect on the accompanying unaudited balance sheet would be an increase in liabilities of $600,000 and a decrease in shareholders' equity of $600,000.

     Concurrently with the Merger, the Group will enter into an agreement with the shareholder to lease land and buildings used in the Group's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Desert Care Landscaping, Inc.:

     We have audited the accompanying balance sheet of Desert Care Landscaping, Inc. as of December 31, 1997, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Desert Care Landscaping, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 13, 1998

                         DESERT CARE LANDSCAPING, INC.
                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                        DECEMBER 31       MARCH 31
                                            1997            1998
                                        ------------    ------------
                                                        (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash............................      $  172          --
     Accounts receivable, net........       1,086             918
     Related-party receivable........         113          --
     Other current assets............          16              31
                                        ------------    ------------
          Total current assets.......       1,387             949
PROPERTY AND EQUIPMENT, net..........       1,007           1,021
OTHER ASSETS.........................          29              26
                                        ------------    ------------
          Total assets...............      $2,423          $1,996
                                        ============    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
     expenses........................      $  437          $  494
     Line of credit..................      --                 300
     Current maturities of long-term
     debt............................         186             191
     Other current liabilities.......          53              56
                                        ------------    ------------
          Total current
            liabilities..............         676           1,041
LONG-TERM DEBT, net..................         379             332
SHAREHOLDERS' EQUITY:
     Common stock, $.01 par value,
      10,000 shares authorized, 100
      shares issued and
      outstanding....................      --              --
     Additional paid-in capital......          50              50
     Retained earnings...............       1,318             573
                                        ------------    ------------
          Total shareholders'
            equity...................       1,368             623
                                        ------------    ------------
          Total liabilities and
            shareholders' equity.....      $2,423          $1,996
                                        ============    ============

   The accompanying notes are an integral part of these financial statements.

                         DESERT CARE LANDSCAPING, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                        THREE MONTHS ENDED
                                         YEAR ENDED          MARCH 31
                                        DECEMBER 31    --------------------
                                            1997         1997       1998
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
REVENUES.............................      $6,481      $   1,492  $   1,297
COST OF SERVICES.....................       5,119          1,179      1,200
                                        ------------   ---------  ---------
          Gross profit...............       1,362            313         97
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................         672            155        175
                                        ------------   ---------  ---------
          Income (loss) from
          operations.................         690            158        (78)
OTHER INCOME (EXPENSE):
     Interest expense................         (64)           (17)       (14)
     Other income, net...............          13              2          7
                                        ------------   ---------  ---------
NET INCOME (LOSS)....................      $  639      $     143  $     (85)
                                        ============   =========  =========

   The accompanying notes are an integral part of these financial statements.

                         DESERT CARE LANDSCAPING, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                     ADDITIONAL                     TOTAL
                                           COMMON     PAID-IN      RETAINED     SHAREHOLDERS'
                                           STOCK      CAPITAL      EARNINGS        EQUITY
                                           ------    ----------    ---------    -------------
BALANCE, December 31, 1996..............   $--          $ 50        $   819        $   869
     Distributions......................    --           --            (140)          (140)
     Net income.........................    --           --             639            639
                                           ------      -----       ---------    -------------
BALANCE, December 31, 1997..............    --            50          1,318          1,368
     Distributions (unaudited)..........    --           --            (660)          (660)
     Net loss (unaudited)...............    --           --             (85)           (85)
                                           ------      -----       ---------    -------------
BALANCE, March 31, 1998 (unaudited).....   $--          $ 50        $   573        $   623
                                           ======      =====       =========    =============

   The accompanying notes are an integral part of these financial statements.

                         DESERT CARE LANDSCAPING, INC.
                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                        THREE MONTHS ENDED
                                         YEAR ENDED          MARCH 31
                                        DECEMBER 31    --------------------
                                            1997         1997       1998
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............     $    639     $     143  $     (85)
     Adjustments to reconcile net
       income to net cash provided by
       operating activities --
          Depreciation...............          181            38         49
          Gain on sales of assets....            5        --              2
          Changes in assets and
             liabilities --
               Accounts receivable,
                  net................          (83)           43        168
               Related-party
                  receivable.........          133           (85)       113
               Accounts payable and
                  accrued expenses...         (124)           22         57
               Other, net............          (34)            4        (14)
                                        ------------   ---------  ---------
                     Net cash
                       provided by
                       operating
                       activities....          717           165        290
                                        ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sales of property
       and equipment.................            8        --         --
     Purchases of property and
       equipment.....................         (320)           (9)       (60)
                                        ------------   ---------  ---------
                     Net cash used in
                       investing
                       activities....         (312)           (9)       (60)
                                        ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from lines of credit
       and long-term debt............          973        --            575
     Payments on lines of credit and
       long-term debt................       (1,150)         (114)      (317)
     Distributions to shareholders...         (140)         (100)      (660)
                                        ------------   ---------  ---------
                     Net cash used in
                       financing
                       activities....         (317)         (214)      (402)
                                        ------------   ---------  ---------
NET INCREASE (DECREASE) IN CASH......           88           (58)      (172)
CASH, beginning of period............           84            84        172
                                        ------------   ---------  ---------
CASH, end of period..................     $    172     $      26  $  --
                                        ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the period
       for --
          Interest...................     $     64     $      17  $      14

  (The accompanying notes are an integral part of these financial statements.)

                         DESERT CARE LANDSCAPING, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Desert Care Landscaping, Inc. (the Company), an Arizona corporation, was founded in 1992 and operates primarily in Arizona with two branches in Phoenix. The Company provides commercial landscape installation and maintenance services. The Company also provides native plant reclamation, which consists of temporary removal of native plants, maintaining them during a construction period and replacing them following construction.

     The Company had a working capital deficit at March 31, 1998. The Company has funded its operations with cash flows from operations and short-term borrowings from lenders. Management expects that operations will generate sufficient cash flows to meet the Company's working capital needs during 1998.

     The Company and its shareholders intend to enter into a definitive agreement with LandCare USA, Inc. (LandCare), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of LandCare's common stock concurrently with the consummation of an initial public offering of the common stock of LandCare.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998 for each of the three months ended March 31, 1997 and 1998 are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to fairly present the finacial position, results of operations and cash flows with respect to the interim financial statements have been included. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company maintains an allowance for doubtful accounts based upon the estimated collectibility of all accounts receivable.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     The Company's revenues consist of maintenance revenues and installation revenues. The Company's landscape maintenance contracts are for terms of one to two years and payments to the Company are remitted in equal monthly payments over the term of the contract. Revenues from landscape maintenance contracts are recognized on the straight-line method while costs incurred under the contracts can be expected to vary based on seasonal factors. Monthly maintenance payments are recognized as revenue as

                         DESERT CARE LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

they become due because the contracts are fully cancelable without cause upon notice of sixty days or less by either the Company or the customer. Should the Company elect to cancel a contract, the Company would have no obligation to perform services or refund payments (other than for nonperformance prior to cancellation), notwithstanding that the customer recognizes that the level of service varies on a monthly basis.

     Revenues from installation services are recognized when the services are performed and billable under the terms of the applicable contract. The balances billed but not paid by customers pursuant to retainage provisions in installation contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  COST OF SERVICES

     Cost of services represents direct labor and associated costs (such as benefits and workers' compensation expense), materials, supervisory personnel and equipment and vehicle costs, such as fuel, insurance and depreciation.

  WARRANTY COSTS

     For certain contracts, the Company warrants plant life for a 90-day period after installation and tree life and irrigation work for a one-year period after installation. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  SEASONALITY

     The Company has experienced and expects to continue to experience variability in revenue and net income as a result of the seasonal nature of the Company's business. Revenues from landscape maintenance contracts remain relatively constant throughout the year. As a result, the gross margin from landscape maintenance contracts can vary seasonally.

  INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their shares of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of this offering.

  MAJOR CUSTOMERS AND RISK CONCENTRATION

     The Company had sales of approximately 22 percent of total sales to two major customers during the year ended December 31, 1997.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable, accounts payable, lines of credit and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates fair value.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for

                         DESERT CARE LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 in the year ended December 31, 1998.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                          ESTIMATED
                                        USEFUL LIVES     DECEMBER 31,
                                          IN YEARS           1997
                                        -------------    ------------
Transportation equipment.............           5           $  707
Machinery and equipment..............        5-10              634
Leasehold improvements...............          10               15
Office furniture and equipment.......           5               96
                                                         ------------
          Total......................                        1,452
Less- Accumulated depreciation.......                         (445)
                                                         ------------
          Property and equipment,
             net.....................                       $1,007
                                                         ============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                        DECEMBER 31,
                                            1997
                                        ------------
     Accounts receivable, trade......      $  911
     Retainage.......................         103
     Accounts receivable, other......         104
     Allowance for doubtful
      accounts.......................         (32)
                                        ------------
                                           $1,086
                                        ============

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        DECEMBER 31,
                                            1997
                                        ------------
     Accounts payable, trade.........      $  247
     Accrued compensation and
      benefits.......................          99
     Warranty accrual................          80
     Other accrued expenses..........          11
                                        ------------
                                           $  437
                                        ============

     Other current liabilities consist of the following (in thousands):

                                        DECEMBER 31,
                                            1997
                                        ------------
     Customer deposits...............       $ 50
     Other...........................          3
                                             ---
                                            $ 53
                                             ===

5.  LINES OF CREDIT AND LONG-TERM DEBT:

  LINES OF CREDIT

     The Company has a $400,000 revolving line of credit with a financial institution that is secured by accounts receivable and equipment. Certain shareholders of the Company have personally guaranteed all

                         DESERT CARE LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

amounts borrowed under this facility. There was zero and $240,000 outstanding on this facility at December 31, 1997 and March 31, 1998, respectively. The line of credit expires on June 1, 1998.

     The Company has a $100,000 nonrevolving line of credit with a financial institution that is secured by accounts receivable and certain equipment. Certain shareholders of the Company have personally guaranteed all amounts borrowed. This facility will convert to a term loan effective June 1, 1998. There was zero and $40,000 outstanding on this facility at December 31, 1997 and March 31, 1998, respectively.

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                        DECEMBER 31,
                                            1997
                                        ------------
Notes payable to a financial
  institution in total monthly
  installments of $7,137 including
  interest ranging from 4.9% to
  10.25%, secured by various
  equipment and personal guarantees
  from certain shareholders, due in
  1999 through 2001..................      $  198
Notes payable to a financial
  institution in total monthly
  installments of approximately
  $3,257 including interest at prime
  plus 2%, which was 10.5% at
  December 31, 1997, and 10.74%,
  secured by various equipment,
  receivables and personal guarantees
  from certain shareholders, due in
  1998 through 2002..................         106
Notes payable to a financial
  institution in total monthly
  installments of $2,194 including
  interest at 9.8% and 9.9%, secured
  by various vehicles and personal
  guarantees from certain
  shareholders, with final payment
  due 2001...........................          76
Notes payable to a financial
  institution in total monthly
  installments of $2,625 including
  interest ranging from 8.9% to
  10.5%, secured by various vehicles
  and personal guarantees from
  certain shareholders, due in 1998
  through 2001.......................          69
Notes payable to a financial
  institution in total monthly
  installments of $2,252 including
  interest at 9% and 9.5%, secured by
  various vehicles and personal
  guarantees from certain
  shareholders, due in 1999 through
  2001...............................          59
Notes payable to a financial
  institution in total monthly
  installments of $2,126 including
  interest at 8.9% and 9.5%, secured
  by various vehicles and personal
  guarantees from certain
  shareholders, due 1999 through
  2001...............................          42
Notes payable to a financial
  institution in total monthly
  installments of $1,171 including
  interest at 10.9% and 12.4%,
  secured by various equipment, due
  in 1998 through 2000...............          15
                                        ------------
                                              565
Less -- Current portion..............        (186)
                                        ------------
                                           $  379
                                        ============

     The aggregate maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

Year ending December 31 --
     1998...............................  $     186
     1999...............................        165
     2000...............................        142
     2001...............................         63
     2002...............................          9
                                          ---------
                                          $     565
                                          =========

                         DESERT CARE LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  RELATED-PARTY TRANSACTIONS:

     The Company leased facilities under operating leases from a company that is owned by the shareholders of the Company. Rent expense incurred under these leases was approximately $94,000 for the year ended December 31, 1997. Additionally, the Company both sells trees to and purchases trees from this related party. The amounts related to these transactions for the year ended December 31, 1997, were trees sold of approximately $10,000 and trees purchased of approximately $73,000.

7.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases various facilities, equipment and vehicles under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2002. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1998...............................  $     163
     1999...............................        147
     2000...............................        108
     2001...............................         90
     2002...............................         90
                                          ---------
                                          $     598
                                          =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $145,000 for the year ended December 31, 1997.

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a standard range of insurance coverage, including business auto liability, general liability, workers' compensation, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

  PROFIT-SHARING PLAN

     The Company offers its employees a profit-sharing plan (the Plan) which covers all employees at least 21 years of age who have completed at least 1,000 hours of service in a 12-month period subsequent to employment. The Company may declare a discretionary contribution annually which is placed into a trust fund for the benefit of Plan participants. There was no discretionary profit-sharing contribution for the year ended December 31, 1997.

                         DESERT CARE LANDSCAPING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1998, the Company and its shareholders entered into a definitive agreement with a wholly owned subsidiary of LandCare, providing for the merger of the Company with the subsidiary of LandCare (the Merger). In connection with the Merger, the Company will make cash distributions of approximately $760,000 prior to the Merger which represents the Company's estimated S Corporation accumulated adjustment account. Had these transactions been recorded at March 31, 1998, the effect on the accompanying unaudited balance sheet would be a decrease in assets of $172,000, an increase in liabilities of $588,000 and a decrease in shareholders' equity of $760,000.

     Concurrently with the Merger, the Company will enter into an agreement with the shareholders to lease land, equipment and buildings used in the Company's operations for negotiated amounts and terms.

                               LANDCARE PROVIDES
                                 COMPREHENSIVE
                               LANDSCAPE AND TREE
                                SERVICES TO THE
                                 COMMERCIAL AND
                             INSTITUTIONAL MARKETS.

[Photograph of office building at which LandCare performs maintenance services]

[Photograph of office building at which LandCare performs landscape maintenance services]

   o Ownership of commercial real estate throughout the United States has become increasingly consolidated and owners are seeking providers with the capacity to service all of their properties in a particular region.

   o Commercial property owners and managers, as well as governmental entities and institutions such as universities and hospitals, are increasingly outsourcing their landscape and tree service needs.

            Photographs presented depict typical landscape services
             performed for representative customers of the Company.

================================================================================

     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

          TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary...................      3
Risk Factors.........................     11
The Company..........................     17
Use of Proceeds......................     19
Dividend Policy......................     19
Capitalization.......................     20
Dilution.............................     21
Selected Financial Data..............     22
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................     24
Business.............................     40
Management...........................     51
Certain Transactions.................     57
Principal Stockholders...............     61
Description of Capital Stock.........     62
Shares Eligible for Future Sale......     65
Underwriting.........................     66
Legal Matters........................     67
Experts..............................     67
Additional Information...............     68
Index to Financial Statements........    F-1

     UNTIL        , 1998 (25 DAYS AFTER THE DATE HEREOF), ALL DEALERS EFFECTING
TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                5,000,000 Shares

                                     [LOGO]

                               LANDCARE USA, INC.

                                  COMMON STOCK

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                 BT ALEX. BROWN
                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC
                              SANDERS MORRIS MUNDY

                                            , 1998

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the securities being registered. All amounts are estimates except for the fees payable to the SEC.

                                        AMOUNT TO
                                         BE PAID
                                        ----------
SEC registration fee.................   $   20,355
Printing expenses....................   $  400,000
Legal fees and expenses..............   $  875,000
Accounting fees and expenses.........   $2,000,000
Blue Sky fees and expenses...........   $   10,000
Transfer Agent's and Registrar's
  fees...............................   $    4,000
Miscellaneous........................   $  690,645
                                        ----------
     TOTAL...........................   $4,000,000
                                        ==========

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Certificate of Incorporation, as amended, and Bylaws incorporate substantially the provisions of the Delaware General Corporation Law ("DGCL") providing for indemnification of directors and officers of the Company against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     As permitted by Section 102 of the DGCL, the Company's Certificate of Incorporation, as amended, contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if in the case of other than derivative suits such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation which is not protected by the Certificate of Incorporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless that person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director or officer who is successful on the merits in defense of a suit against such person.

     The Company intends to enter into Indemnity Agreements with its directors and certain key officers pursuant to which the Company generally is obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above.

     The Company intends to purchase liability insurance policies covering directors and officers in certain circumstances.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     On October 9, 1997, LandCare issued and sold 20,000 shares of Common Stock to Notre for a consideration of $1,000. This sale was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On November 12, 1997, LandCare issued and sold shares of Common Stock to the following parties in the amounts and for the consideration indicated. These sales were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved: William F. Murdy -- 3,194.56 shares for a consideration of $2,500; William L. Fiedler -- 1,277.82 shares for a consideration of $1,000; Kenneth V. Garcia -- 1,277.82 shares for a consideration of $1,000; Fred M. Ferreira -- 127.78 shares for a consideration of $100; Steven Ives -- 638.91 shares for a consideration of $500; Fieldstone Partners, Inc. -- 1,111.70 shares for a consideration of $870; Infoscope Partners, Inc. -- 1,022.26 shares for a consideration of $800; John T. King --
98.90 shares for a consideration of $77.40; Susan Yancey -- 63.89 shares for a consideration of $50; Jennifer Davidson -- 31.94 shares for a consideration of $25; Shellie LePori -- 319.45 shares for a consideration of $250; Steven Blum --
191.67 shares for a consideration of $150: Richard T. Howell -- 255.56 shares for a consideration of $200; Jennifer Jackson -- 127.78 shares for a consideration of $100; Melinda Malek -- 12.77 shares for a consideration of $10; Tina Rose -- 12.77 shares for a consideration of $10; Michael Loy -- 191.67 shares for a consideration of $150; Michael Pacini -- 127.78 shares for a consideration of $100; Kenneth Watler -- 63.89 shares for a consideration of $50.00; and Richard Owen -- 127.78 shares for a consideration of $100.

     On March 6, 1998, LandCare issued and sold shares of Common Stock to the following parties in the amounts and for the consideration indicated. These sales were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved: Peter C. Forbes -- 1,277.82 shares of Common Stock for a consideration of $1,000; William F. Murdy -- 319.45 shares for a consideration of $250; William L. Fiedler -- 127.78 shares for a consideration of $100; Kenneth V. Garcia -- 127.78 shares for a consideration of $100; Rohan Crichton -- 255.56 shares for a consideration of $200; Steven Ives -- 63.89 shares for a consideration of $50.00; Clark A. Johnson -- 127.78 shares for a consideration of $100; and Patrick J. Norton -- 127.78 shares for a consideration of $100.

     Effective March 15, 1998, LandCare effected a 78.2579-to-1 stock split on shares of Common Stock outstanding as of March 15, 1998.

     Effective March 15, 1998, LandCare issued and sold 1,296,408 shares of Restricted Common Stock to Notre in exchange for 1,296,408 shares of Common Stock. This sale was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     Simultaneously with the consummation of the Offering, the Company will issue 5,162,645 shares of its Common Stock in connection with the Mergers of the Founding Companies. Each of these transactions was completed without registration under the Securities Act in reliance upon the exemption provided by
Section 4(2) of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits

     EXHIBIT
      NUMBER                    DESCRIPTION OF EXHIBITS
      ------                    -----------------------
      *1.1   -- Form of Underwriting Agreement

      *3.1   -- Amended and Restated Certificate of Incorporation of LandCare
                USA, Inc., as amended

      *3.2   -- Bylaws of LandCare, Inc., as amended

      *4.1   -- Form of certificate evidencing ownership of Common Stock of
                LandCare USA, Inc.

      *5.1   -- Opinion of Bracewell & Patterson, L.L.P.

     *10.1   -- LandCare USA, Inc. 1998 Long-Term Incentive Plan

     *10.2   -- LandCare USA, Inc. 1998 Non-Employee Directors' Stock Plan

     *10.3   -- Agreement and Plan of Organization dated as of March 17,
                1998, by and among LandCare USA, Inc., Arteka Acquisition Corp., Arteka Natural Acquisition Corp., Arteka Nurseries Acquisition Corp., Arteka Corporation, Arteka Natural Green Corporation, Arteka Nurseries, Inc. and the Stockholders named therein

     *10.4   -- Agreement and Plan of Organization dated as of March 17,
                1998, by and among LandCare USA, Inc., Desert Care Acquisition Corp., Desert Care Landscaping, Inc, and the Stockholders named therein

     *10.5   -- Agreement and Plan of Organization dated as of March 17,
                1998, by and among LandCare USA, Inc., D. R. Church Landscape Co., Inc. and the Stockholders named therein

     *10.6   -- Agreement and Plan of Organization dated as of March 17,
                1998, by and among LandCare USA, Inc., Four Seasons Acquisition Corp., Four Seasons Landscape and Maintenance, Inc. and the Stockholders named therein

     *10.7   -- Agreement and Plan of Organization dated as of March 17,
                1998, by and among LandCare USA, Inc., Ground Control Acquisition Corp., Ground Control Landscaping, Inc. and the Stockholders named therein

     *10.8   -- Agreement and Plan of Organization dated as of March 17,
                1997, by and among LandCare USA, Inc., Southern Tree Acquisition Corp., Southern Tree & Landscape Co., Inc. and the Stockholders named therein

     *10.9   -- Agreement and Plan of Organization dated as of March 17,
                1998, by and among LandCare USA, Inc., Trees Acquisition Corp, Trees Inc. and the Stockholders named therein

     *10.12  -- Form of Employment Agreement between LandCare USA, Inc. and
                William F. Murdy

     *10.13  -- Form of Employment Agreement between LandCare USA, Inc. and
                Peter C. Forbes

     *10.14  -- Form of Employment Agreement between LandCare USA, Inc. and
                William L. Fiedler

     *10.15  -- Form of Employment Agreement between LandCare USA, Inc. and
                Kenneth V. Garcia

     *10.16  -- Form of Employment Agreement between LandCare USA, Inc. and
                Harold D. Cranston

     *10.19  -- Form of Founders' Employment Agreement

     *10.20  -- Form of Agreement Among Certain Stockholders

     *10.21  -- Form of Indemnity Agreement with Notre Capital Ventures II,
                L.L.C.

     *10.22  -- Form of Management Indemnity Agreement

     *10.23  -- Form of Management Employment Agreement

     *10.24  -- Commitment letter for $50 million credit facility between the
                Company and The First National Bank of Chicago, dated March 31, 1998

     *21.1   -- List of subsidiaries of LandCare USA, Inc.

     +23.1   -- Consent of Arthur Andersen LLP

     *23.3   -- Consent of Bracewell & Patterson, L.L.P. (included in Exhibit
                5.1)

     *23.4   -- Consent of Linda T. Benge to be named as a director

     EXHIBIT
      NUMBER                    DESCRIPTION OF EXHIBITS
      ------                    -----------------------
     *23.5   -- Consent of Roger S. Braswell to be named as a director

     *23.6   -- Consent of Bruce A. Church to be named as a director

     *23.7   -- Consent of Harold D. Cranston to be named as a director

     *23.8   -- Consent of Fred M. Ferreira to be named as a director

     *23.9   -- Consent of Peter C. Forbes to be named as a director

     *23.10  -- Consent of Clark A. Johnson to be named as a director

     *23.11  -- Consent of David K. Luse to be named as a director

     *23.12  -- Consent of Jeff A. Meyer to be named as a director

     *23.13  -- Consent of William F. Murdy to be named as a director

     *23.14  -- Consent of Patrick J. Norton to be named as a director

     *23.15  -- Consent of Ronald L. Stanfa to be named as a director

     *23.16  -- Consent of Mark S. Yahn to be named as a director

     *23.17  -- Consent of LAWN AND LANDSCAPE to the Company's reference in the Prospectus to data appearing in the magazine

     *24.1   -- Power of Attorney (included on signature page to this
                Registration Agreement)

     *27     -- Financial Data Schedule
------------
 * Previously filed

 + Filed herewith

     (b)  Financial Statement Schedules

     The following financial statement schedules are included herein.

     Schedule I

     All other schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, LANDCARE USA, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JUNE 1, 1998.

                                          LANDCARE USA, INC.

                                          By: /s/ WILLIAM F. MURDY*
                                                  WILLIAM F. MURDY
                                               CHIEF EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON JUNE 1, 1998.

          NAME                        TITLE                          DATE
          ----                        -----                          ----
  /s/WILLIAM F. MURDY*      Chairman of the Board; Chief         June 1, 1998
    WILLIAM F. MURDY        Executive Officer and President

  /s/PETER C. FORBES*       Senior Vice President; Chief         June 1, 1998
    PETER C. FORBES         Financial Officer and Director
                            (Chief Accounting Officer)

  /s/RONALD L. STANFA*      Director                             June 1, 1998
    RONALD L. STANFA

* By: WILLIAM L. FIEDLER
   WILLIAM L. FIEDLER
    ATTORNEY-IN-FACT